Exhibit 10.24

OUTSOURCING AGREEMENT

BY AND BETWEEN

FIRST MIDWEST BANCORP, INC.

and

MARSHALL & ILSLEY CORPORATION

acting through its division

M&I DATA SERVICES

DATED AS OF

JULY 1, 1999

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13.	LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED	14
13.1	Equitable Relief	14
13.2	Exclusion of Incidental and Consequential Damages	14
13.3	Maximum Damages Allowed	15
13.4	Statute of Limitations	15
13.5	Economic Loss Waiver	15
13.6	Liquidated Damages	15
13.7	Essential Elements	16
14.	INSURANCE AND INDEMNITY	16
14.1	Insurance	16
14.2	Indemnity	16
14.3	Indemnification Procedures	17
15.	DISPUTE RESOLUTION	17
15.1	Representatives of Parties	17
15.2	Continuity of Performance	18
16.	REPRESENTATIONS AND WARRANTIES	18
16.1	By M&I	18
16.2	By Customer	18
17.	CONFIDENTIALITY AND OWNERSHIP	19
17.1	Customer Data	19
17.2	M&I Systems	19
17.3	Confidential Information	19
17.4	Obligations of the Parties	20
17.5	Security	20
18.	MANAGEMENT OF PROJECT	20
18.1	Account Representatives	20
18.2	Reporting and Meetings	20
18.3	Development Projects and Technical Support	21
19.	REGULATORY COMPLIANCE	22
20.	DISASTER RECOVERY	23
20.1	Services Continuity Plan	23
20.2	Relocation	23
20.3	Resumption of Services	23
20.4	Annual Test	23
21.	GENERAL TERMS AND CONDITIONS	23
21.1	Transmission of Data	23
21.2	Equipment and Network	24
21.3	Reliance on Data	24
21.4	Data Backup	24
21.5	Balancing and Controls	24
21.6	Use of Services	24
21.7	Regulatory Assurances	25
21.8	IRS Filing	26
21.9	Affiliates	26
21.10	Future Acquisitions	26
22.	MISCELLANEOUS PROVISIONS	27
22.1	Governing Law	27
22.2	Entire Agreement; Amendments	27
22.3	Assignment	27
22.4	Relationship of Parties	28
22.5	Notices	28
22.6	Headings	28
22.7	Counterparts	29
22.8	Waiver	29
22.9	Severability	29
22.10	Attorneys’ Fees and Costs	29
22.11	Financial Statements	29
22.12	Publicity	29
22.13	Solicitation	29
22.14	No Third Party Beneficiaries	29
22.15	Force Majeure	30
22.16	Construction	30

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22.17	Waiver of Jury Trial	30
22.18	Showcase	30
22.19	Finder’s Fee	31
22.20	IBS Software Purchase	31

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Schedules

5.1	ADP Services Schedule
5.3	ACH Services Terms and Conditions
5.4	Trust Services
7.1	EFD Services
8.1	Fee Schedule
9.1	ADP Performance Standards
11.1	Termination Fee
18.1	Account Representatives

Exhibits

A	Attorney-in-Fact Appointment
B	Affidavit

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OUTSOURCING AGREEMENT

This Outsourcing Agreement (“Agreement”) is made as of the 1st day of July, 1999, by and between First Midwest Bancorp, Inc., a Delaware corporation (“Customer”) and Marshall & Ilsley Corporation, a Wisconsin corporation, acting through its division, M&I Data Services (“M&I”).

In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

1. DEFINITIONS

1.1 Background.

This Agreement is being made and entered into with reference to the following facts:

A. Customer provides systems development and operations, data processing, telecommunications and other information technology services for itself, and on behalf of its customers.

B. M&I is a provider of data processing, systems development and operations, corporate support and item processing, home banking, internet banking, retail delivery services, trust data processing, and other services. M&I desires to perform for Customer the outsourcing services described in this Agreement.

C. M&I currently provides data processing services to Customer under a prior agreement and the parties desire to continue the relationship under this Agreement. This Agreement documents the terms and conditions under which Customer agrees to purchase and M&I agrees to provide the Services.

1.2 Definitions.

The following terms shall have the meaning ascribed to them in this Section 1.2:

A. “Account Representative” shall have the meaning set forth in Section 18.1.

B. “ADP Services” shall mean the Accounts Data Processing Services set forth in attached Schedule 5.1.

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C. “Affiliate” shall mean, with respect to a party, any Entity at any time Controlling, Controlled by or under common Control with, such party.

D. “Branch Automation Agreement” shall mean the PCTeller License between M&I and Customer relating to the license and implementation of M&I’s proprietary branch automation software.

E. “Change in Control” shall mean any event or series of events by which (i) any person or entity or group of persons or entities shall acquire Control of another person or entity or (ii) in the case of a corporation, during any period of 12 consecutive months commencing before or after the date hereof, individuals who at the beginning of such 12-month period were directors of such corporation shall cease for any reason to constitute a majority of the board of directors of such corporation.

F. “Confidential Information” shall have the meaning set forth in Section 17.3 of this Agreement.

G. “Contract Year” shall mean successive periods of twelve months, the first of which shall commence on the Effective Date.

H. “Control” shall mean the direct or indirect ownership of over 50% of the capital stock (or other ownership interest, if not a corporation) of any Entity or the possession, directly or indirectly, of the power to direct the management and policies of such Entity by ownership of voting securities, by contract or otherwise. “Controlling” shall mean having Control of any Entity and “Controlled” shall mean being the subject of Control by another Entity.

I. “Core Services” shall mean services provided by M&I’s Deposit System, Loan System and Customer Information System.

J. “Customer” shall mean Customer and all Affiliates of Customer for whom M&I agrees to provide Services under this Agreement.

K. “Customer Data” shall have the meaning set forth in Section 17.1 of this Agreement.

L. “Damages” shall mean all direct, actual and verifiable losses, liabilities, damages and claims and related costs and expenses (including reasonable attorneys’ fees and court costs, costs of investigation, litigation,

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settlement, judgment, interest and penalties). M&I understands and agrees that Damages recoverable by Customer shall include (a) Customer’s reasonable costs and expenses of conversion to another provider; and (b) the unearned portion of any license fee paid by Customer to M&I to license any M&I owned software, provided that Customer returns to M&I all copies of the software and deletes the software from Customer’s systems. Customer understands and agrees that, for purposes of the foregoing, software license fees will be earned by M&I on a straight line basis from the date of the applicable license agreement through the later of (i) the last day of the Initial Term of the Agreement, or (ii) the date falling four (4) years after the date of the applicable license agreement.    (

M. “Effective Date” shall mean the date first set forth above.

N. “Effective Date of Termination” shall mean the last day on which M&I provides the Services to Customer (including any Termination Assistance).

0. “Eligible Provider” shall have the meaning as set forth in Section 3.1 of this Agreement.

P. “Entity” means an individual or a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization, and includes the parties hereto.

Q. “Estimated Remaining Value” shall mean the number of calendar months remaining between the Effective Date of Termination and the last day of the contracted-for Term, multiplied by the average of the monthly Fees (but in any event no less than the Monthly Base Fee) payable by Customer during the twelve (12) month period prior to the event giving rise to termination rights under this Agreement. In the event the Effective Date of Termination occurs prior to expiration of the First Contract Year, the estimated monthly fees set forth in the Fee Schedule shall be substituted for the average monthly fees described in the preceding sentence.

R. “Expenses” shall mean any and all reasonable and direct expenses incurred by M&I for any postage, supplies, materials, travel and lodging provided to or on behalf of Customer under this Agreement.

S. “Federal Regulator” shall have the meaning set forth in Section 21.7.

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T. “Fee Schedule” shall have the meaning set forth in Section 8.1 of this Agreement.

U. “Initial Services” shall mean those Services requested by Customer from M&I under this Agreement prior to the Commencement Date. The Initial Services requested as of the Effective Date are set forth in the schedules attached hereto, which shall be modified to include any additional services requested by Customer during the Conversion Period.

V. “Initial Term” shall have the meaning set forth in Section 2.1 of this Agreement.

W. “Legal Requirements” shall have the meaning set forth in Section 19(A) of this Agreement.

X. “LU” shall have the meaning as set forth in Section 8.4 of this Agreement.

Y. “M&I Proprietary Materials and Information” shall mean the M&I Software and all source code, object code, documentation (whether electronic, printed, written or otherwise), working papers, non-customer data, programs, diagrams, models, drawings, flow charts and research (whether in tangible or intangible form or in written or machine readable form), and all techniques, processes, inventions, knowledge, know-how, trade secrets (whether in tangible or intangible form or in written or machine readable form), developed by M&I prior to or during the Term of this Agreement, and such other information relating to M&I or the M&I Software that M&I identifies to Customer as proprietary or confidential at the time of disclosure.

Z. “M&I Software” shall mean the software owned by M&I and used to provide the Services.

AA. “Millennium Ready” shall mean the ability of the M&I Software to accurately process date/time data (including calculating, compare and sequence) from, into and between the years 1999 and 2000, including leap year calculations, to the extent that other information technology, used in combination therewith, properly exchanges date/time data with the M&I Software.

BB. “New Services” shall mean any services which are not included in the Initial Services. Upon mutual agreement of the parties, New Services shall be included in the term “Services.”

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CC. “Operations Center” shall mean the datacenter used by M&I to provide the ADP Services under this Agreement.

DD. “Performance Standards” shall mean those service levels set forth in attached Schedule 9.1 for the provision of ADP Services.

EE. “Performance Warranty” shall have the meaning, including the exclusions and exclusive remedy, set forth Article 9 of this Agreement.

FF. “Plan” shall have the meaning set forth in Section 20.1 of this Agreement.

GG. “Proper Instructions” shall mean those instructions sent to M&I in accordance with Section 3.3 of this Agreement.

HH. “Services” shall mean the services, functions and responsibilities described in this Agreement to be performed by M&I during the Term and shall include New Services which are agreed to by the parties in writing.

II. “Taxes” shall mean any manufacturers, sales, use, gross receipts, excise, personal property or similar tax or duty assessed by any governmental or quasi-governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to this Agreement, except any income, franchise, privilege or like tax on or measured by M&I’s net income, capital stock or net worth.

JJ. “Term” shall mean the Initial Term and any extension thereof, unless this Agreement is earlier terminated in accordance with its provisions.

KK. “Termination Assistance” shall have the meaning set forth in Section 12.1 of this Agreement.

LL. “Termination Fee” shall have the meaning set forth on attached Schedule 11.1.

MM. “Third Party” shall mean any Entity other than the parties or any Affiliates of the parties.

NN. “User Manuals” shall mean the documentation provided by M&I to Customer which describes the features and functionalities of each of the ADP Services as modified and updated by the customer bulletins distributed by M&I from time to time.

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1.3 References. In this Agreement and the schedules and exhibits attached hereto, which are hereby incorporated and deemed a part of this Agreement, references and mention of the word “include” and “including” shall mean “includes, without limitation” and “including, without limitation”, as applicable.

1.4 Interpretation. In the event of a conflict between this Agreement and the terms of any exhibits and schedules attached hereto, the terms of the schedules and exhibits shall prevail and control the interpretation of the Agreement. The exhibits and schedules together with the Agreement shall be interpreted as a single document.

2. TERM

2.1 Initial Term. This Agreement shall commence on the Effective Date and continue for a period of sixty-six (66) months (“Initial Term”).

2.2 Extensions. Unless this Agreement has been earlier terminated, at least one (1) year prior to the expiration of the Initial Term, M&I shall submit to Customer a written proposal for renewal of this Agreement. Customer will respond to such proposal within three (3) months following receipt and inform M&I in writing whether or not Customer desires to renew this Agreement. If Customer informed M&I in writing that Customer does not desire to renew this Agreement, this Agreement shall terminate on the last day of the Initial Term. If Customer does not inform M&I in writing that Customer does not desire to renew this Agreement and if M&I and Customer are unable to agree upon the terms for renewal of this Agreement at least six (6) months prior to the expiration of the Initial Term, then this Agreement shall be automatically renewed for one (1) twelve-month period at M&I’s then-current standard prices. Thereafter, this Agreement shall expire unless further renewed in writing by the parties.

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3. APPOINTMENT

3.1 Performance by M&I Affiliates or Subcontractors. Customer understands and agrees that Marshall & Ilsley Corporation is a bank holding company and that the actual performance of the Services may be made by the divisions or subsidiaries of Marshall & Ilsley Corporation, Affiliates Controlled by Marshall & Ilsley Corporation, or subcontractors of any of the foregoing Entities (collectively, the “Eligible Providers”). For purposes of this Agreement, performance of the Services by any Eligible Provider shall be deemed performance by Marshall & Ilsley Corporation itself. M&I shall remain fully responsible for the performance or non-performance of each Eligible Provider under this Agreement, to the same extent if M&I itself performed or failed to perform such services.

3.2 Third Party Products/Services. The parties acknowledge that certain services and products necessary for the performance of the Services are being, and in the future may be, provided by Third Parties who will contract directly with Customer. M&I shall have no liability to Customer for information and products supplied by, or services performed by, such Third Parties in conjunction with the Services.

3.3 Proper Instructions. “Proper Instructions” shall mean those instructions sent to M&I by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer terminal, e-mail or other “on line” system or similar means of communication or given orally over the telephone or given in person by the person executing this Agreement or his designee. Proper Instructions shall specify the action requested to be taken or omitted.

4. CONVERSION INTENTIONALLY OMITTED, APPLIES TO NEW CUSTOMERS ONLY

5. BANKING APPLICATION SERVICES

5.1 ADP Services. M&I agrees to provide Customer with the ADP Services in accordance with the applicable User Manuals and this Agreement.

5.2 New Services. If Customer wishes to receive any New Service Customer shall notify M&I and the parties shall implement the same in accordance with a mutually acceptable schedule. If the New Service is not identified on M&I’s then-current standard price list, Customer shall submit a

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written request to M&I in accordance with Section 18.3 of this Agreement. Nothing contained herein shall obligate M&I to develop a New Service for Customer.

5.3 Automated Clearing House Services. The automated clearing house services (“ACH Services”) to be provided by M&I shall be subject to the terms and conditions set forth on attached Schedule 5.3.

5.4 Trust Services. The trust processing services (“Trust Services”) to be provided by M&I shall be subject to the terms and conditions set forth on attached Schedule 5.4.

6. RETAIL DELIVERY SYSTEMS AND SERVICES

6.1 Branch Automation Systems. M&I agrees to provide the licenses, products, interfaces and network management associated with the automation of Customer’s branch offices, in accordance with the PCTeller license Agreement.

7. EFD PROCESSING SERVICES

7.1 EFD Services. The electronic funds delivery services (“EFD Services”) to be provided by M&I shall be subject to the terms and conditions set forth on attached Schedule 7.1.

8. FEES

8.1 Fee Structure. Schedule 8.1 attached hereto (the “Fee Schedule”) sets forth the costs and charges for the Services and Customer agrees to pay M&I the fees specified in the Fee Schedule for the Services rendered by M&I. These costs and charges are included in one or more of the following categories:

(i)	one-time fees associated with any conversion;

(ii)	a minimum monthly fee for certain recurring, aggregated data processing services based on stated volumes (the “Monthly Base Fee”);

(iii)	an hourly or daily fee for programming, training and related Services requested by Customer; and

(iv)	fees for New Services not included in the foregoing categories.

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8.2 EFD Services. In addition to the charges specified on the Fee Schedule, Customer shall be responsible for all interchange and network provider fees and all dues, fees and assessments established by and owed to Visa and/or MasterCard for the processing of Customer’s transactions, and for all costs and fees associated with changes to ATM (as defined in Schedule 7.1) protocol caused by Customer’s use of the EFD Services.

8.3 Training and Education.

A. M&I shall provide training as requested by Customer and agreed to by M&I. The sessions shall be held at a location mutually agreed upon by the parties. Customer shall be responsible for all Expenses incurred by the participants and M&I’s trainers in connection with such education and training. If Customer requests that training be conducted at a non-M&I facility, Customer shall be responsible for additional fees as quoted by M&I.

B. M&I will provide to Customer, at no charge, one set of each of the User Manuals. When the User Manuals are updated, M&I will provide the updates to Customer at no additional charge. Additional sets of the User Manuals may be purchased by Customer.

8.4 Excluded Costs. The fees set forth in the Fee Schedule do not include shipping and courier costs, telecommunication charges, Expenses, Third Party pass-through charges, workshop fees, training fees, late fees or charges and Taxes.

8.5 Disputed Amounts. If Customer disputes any charge or amount on any invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Customer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Customer delivers a written statement to M&I on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Customer, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

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8.6 Terms of Payment. All amounts due hereunder shall be paid within thirty (30) days of invoice. Undisputed charges not paid by the due date shall be subject to annual interest at the rate of 12% or the highest rate permitted by law, whichever is lower. Customer shall also pay any collection fees and Damages incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

8.7 Modification of Terms and Pricing. All charges for Services shall be subject to annual adjustment as set forth in the Fee Schedule.

9. PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/DISCLAIMER OF ALL OTHER WARRANTIES

9.1 Performance Warranty. M&I warrants that it will provide the ADP Services covered by this Agreement in accordance with the Performance Standards and that it will provide reports to the Customer that are in substantial conformity with the User Manuals, as amended from time to time. THIS PERFORMANCE WARRANTY IS SUBJECT TO THE WARRANTY EXCLUSIONS SET FORTH BELOW IN ARTICLE 9.2 AND THE REMEDY LIMITATIONS SET FORTH BELOW IN ARTICLE 9.3.

9.2 Performance Warranty Exclusions. Except as may be expressly agreed in writing by M&I, M&I’s Performance Warranty does not apply to:

(a) defects, problems, or failures caused by the Customer’s nonperformance of obligations essential to M&I’s performance of its obligations; and/or

(b) defects, problems, or failures caused by an event of force majeure.

9.3 Notice of and Correction of Defects. Customer shall notify M&I in writing of any alleged breach of this Performance Warranty. Upon receipt of such notice, M&I shall have ninety (90) days to correct the alleged breach. During this time period, M&I shall make every reasonable effort, at its own expense, to correct any material defect. Customer shall be responsible for making whatever appropriate adjustments may be necessary to mitigate adverse effects on Customer until M&I corrects the defect. If requested by Customer, M&I will, at M&I’s expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns or program modifications.

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9.4 DISCLAIMER OF ALL OTHER WARRANTIES. THIS PERFORMANCE WARRANTY, AND THE REPRESENTATIONS IN SECTION 16.1, ARE IN LIEU OF, AND M&I DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS CONTRACT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT M&I KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

9.5 Backup Remedy. If M&I fails to remedy the breach in the time periods specified in Section 9.3 above, Customer may file a claim for Damages pursuant to the dispute resolution procedure set forth in Section 15.1 below and, in addition, terminate the Agreement for cause pursuant to Section 11.2 below.

10. MODIFICATION OR PARTIAL TERMINATION

10.1 Modifications to Services. M&I may modify, amend, enhance, update, or provide an appropriate replacement for the software used to provide the Services, or any element of its systems or processes at any time to: (i) improve the Services or (ii) facilitate the continued economic provision of the Services to Customer or M&I, provided that neither the functionality of the Services nor any applicable Performance Standards are materially adversely affected.

10.2 Partial Termination by M&I. M&I may, at any time, withdraw any of the Services (other than the Services identified on Schedule 5.1 attached hereto) upon providing one hundred eighty (180) days’ prior written notice to Customer. M&I may also terminate any of the Services immediately upon any final regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation. If M&I terminates any Service, M&I agrees to assist Customer, without additional charge, in identifying an alternate provider of such terminated Service. In such event, M&I agrees to provide deconversion data in M&I’s standard format at no charge. In the event that Customer shall, at any time after the Effective Date, license M&I owned software and M&I shall thereafter terminate a Service integral to the utility of such software pursuant to this Section 10.2, then M&I agrees to refund to Customer the unearned portion of the license fee paid by Customer for such software. Customer

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understands and agrees that, for purposes of the foregoing, software license fees will be earned by M&I on a straight line basis from the date of the applicable license agreement through the later of (i) the last day of the Initial Term of this Agreement or (ii) the date falling four (4) years after the date of the applicable license agreement.

10.3 Partial Termination by Customer.

A. Customer agrees that, during the Term, Customer shall obtain exclusively from M&I all of its requirements covered by the Initial Services. If Customer breaches the foregoing covenant, Customer shall pay M&I a Termination Fee for the discontinued Service, as liquidated damages and not as a penalty except that Customer may terminate the receipt of the services specified with an asterisk on Schedule 5.1 without payment of any such fee after providing M&I at least ninety (90) days’ prior notice.

B. Unless otherwise agreed to by the parties in writing, Customer may terminate any New Service upon one hundred eighty (180) days prior written notice to M&I. Termination of New Services shall not be subject to any Termination Fee, unless the entire Agreement is terminated in a manner which would entitle M&I to receive a Termination Fee.

10.4 Ownership and Proprietary Rights. M&I reserves the right to determine the hardware, software and tools to be used by M&I in fulfilling its duties under this Agreement. M&I and Customer intend and agree that M&I shall retain title and all other ownership and proprietary rights in and to the M&I Proprietary Materials and information. Such ownership and proprietary rights shall include any and all rights in and to patents, trademarks, copyrights, and trade secret rights. M&I and Customer agree that M&I Proprietary Materials and Information are not “work made for hire” within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

10.5 Millennium Modifications. The M&I Software has been modified to be Millennium Ready. Any additional modification to the M&I Software to make it Millennium Ready shall be made by M&I at no additional charge to Customer, provided, however, that any testing requirements imposed on Customer by any Federal Regulator shall be performed by M&I at Customer’s sole cost and expense at M&I’s then-current standard rates. M&I shall provide to Customer, at no charge, the results of proxy testing conducted as of the Effective Date on non-custom M&I Software used to provide the Initial Services.

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11. TERMINATION

11.1 Early Termination. The terms and conditions set forth in attached Schedule 11.1 shall govern the early termination of this Agreement (or any Service which is part of the Initial Services).

11.2 For Cause. If either party fails to perform any of its material obligations under this Agreement and does not cure such failure within thirty (30) days after being given notice specifying the nature of the failure, then the non-defaulting party may, by giving notice to the other party, terminate this Agreement as of the date specified in such notice of termination, or such later date agreed to by the parties, without prejudice to the non-defaulting party’s right to collect Damages (if the non-defaulting party is the Customer) or the Termination Fee (if the non-defaulting party is M&I).

11.3 For Insolvency. In addition to the termination rights set forth in Sections 11.1 and 11.2, subject to the provisions of Title 11, United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject to any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or is subject to regulatory sanction by any Federal Regulator, then the other party may, by giving written notice to such party, terminate this Agreement as of a date specified in such notice of termination; provided that the foregoing shall not apply with respect to any involuntary petition in bankruptcy filed against a party unless such petition is not dismissed within sixty (60) days of such filing.

11.4 For Force Majeure. In the event that M&I fails to provide the Services in accordance with this Agreement for a continuous, uninterrupted period of at least five (5) consecutive days due to an event of force majeure (as described in Section 22.15 hereof), Customer may immediately terminate this Agreement upon written notice provided to M&I at any time following the expiration of the fifth (5th) day of the period described above and prior to the expiration of such period, without payment of any Termination Fee.

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12. SERVICES FOLLOWING TERMINATION

12.1 Termination Assistance. Following the expiration or early termination of this Agreement, M&I shall provide Customer, at Customer’s expense, all necessary assistance to facilitate the orderly transition of Services to Customer or its designee (“Termination Assistance”). As part of the Termination Assistance, M&I shall assist Customer to develop a plan for the transition of all Services then being performed by M&I under this Agreement, from M&I to Customer or its designee, on a reasonable schedule developed jointly by M&I and Customer. Prior to providing any Termination Assistance, M&I shall deliver to Customer a good faith estimate of all such Expenses and charges including charges for custom programming services. Nothing contained herein shall obligate Customer to receive Termination Assistance from M&I. No termination of this Agreement pursuant to Section 11 above or otherwise shall affect the provisions of this Section 12.1.

12.2 Continuation of Services. Unless M&I terminates this Agreement pursuant to Section 11.2 above, upon at least sixty (60) days’ prior written request by Customer, M&I shall continue to provide Customer all Services and the Effective Date of Termination shall be extended for a maximum period of twelve (12) months. If Customer elects to receive the Services for such period, M&I’s then-current standard pricing shall apply to the provision and receipt of such Services.

13. LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED

13.1 Equitable Relief/Customer Damages.

A. Customer Damages To the extent such may be established and proven, Customer shall be entitled to Damages in the event Customer terminates this Agreement pursuant to Section 11.2, Section 11.3, or Section 11.4 of this Agreement.

B. Equitable Relief. Either party may seek equitable remedies, including injunctive relief, for a breach of the other party’s obligations under Section 17 of this Agreement, prior to commencing the dispute resolution procedures set forth in Section 15.1 below.

13.2 Exclusion of Incidental and Consequential Damages. Independent of, severable from, and to be enforced independently of any other provision of this Agreement, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY’S

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RIGHTS) IN CONTRACT, TORT, OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND—including lost profits, loss of business, or other economic damage, and further including injury to property, but specifically excluding the damages set forth in Article 13.3, below or any consequential damages caused directly by M&I’s willful misconduct—AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, INCLUDING ANY FAILURE OF PERFORMANCE, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

13.3 Maximum Damages Allowed. Notwithstanding any other provision of this Agreement, and for any reason, including breach of any duty imposed by this contract or independent of this contract, and regardless of any claim in contract, tort, or otherwise, but specifically excluding liability for damages directly caused by M&I’s willful misconduct, M&I’s total, aggregate liability under this Agreement shall in no circumstance exceed payments made to M&I by Customer under this Agreement during the six (6) months prior to the act or event giving rise to such claim.

13.4 Statute of Limitations. No lawsuit or other action may be brought by either party hereto, or on any claim or controversy based upon or arising in any way out of this Agreement, after one (1) year from the date on which the cause of action arose regardless of the nature of the claim or form of action, whether in contract, tort, or otherwise; provided, however, the foregoing limitation shall not apply to the collection of any amounts due under this Agreement.

13.5 Economic Loss Waiver. In addition to and not in limitation of any other provision of this Article 13, each party hereby knowingly, voluntarily, and intentionally waives any right to recover from the other party any economic losses or damages in any action brought under tort theories, including, misrepresentation, negligence and/or strict liability, or relating to the quality or performance of any products or services provided by M&I. For purposes of this waiver, economic losses and damages include monetary losses or damages caused by a defective product or service except personal injury or damage to other property. Even if remedies provided under this Agreement shall be deemed to have failed of their essential purpose, neither party shall have any liability to the other party under tort theories for economic losses or damages.

13.6 Liquidated Damages. Customer acknowledges that (a) the Termination Fee has been the subject of active

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negotiation and agreement between the parties; (b) the Termination Fee shall be deemed liquidated damages and not a penalty; and (c) M&I shall suffer a material adverse impact on its business if this Agreement is terminated prior to expiration of its Term.

13.7 Essential Elements. Customer and M&I acknowledge and agree that the limitations contained in this Article 13 are essential to this Agreement, and that M&I has expressly relied upon the inclusion of each and every provision of this Article 13 as a condition to executing this Agreement.

14. INSURANCE AND INDEMNITY

14.1 Insurance. M&I shall maintain for its own protection fidelity bond coverage for the Operations Center personnel; insurance coverage for loss from fire, disaster or the causes contributing to interruption of normal services, including replacement of data processing equipment; reconstruction of data file media and related processing costs; additional expenses incurred to continue operations; and business interruption to reimburse M&I for losses resulting from suspension of the Operation Center’s activities due to physical loss of equipment.

14.2 Indemnity.

A. By Customer. Customer shall indemnify M&I from, defend M&I against, and pay any final judgments awarded against M&I, resulting from: (i) any breach of this Agreement by Customer (ii) Customer’s violation of Federal, state, or other laws or regulations; (iii) work-related injury or death caused by Customer or its employees or agents; (iv) tangible personal or real property damage or financial or monetary loss incurred by M&I resulting from Customer’s acts or omissions; and (v) the data, information and/or instructions furnished by Customer and any inaccuracy or inadequacy therein.

B. By M&I. M&I shall indemnify Customer from, defend Customer against, and pay any final judgment awarded against Customer, resulting from: (i) any claim by a Third Party that the Services or the M&I Software infringe upon any patent, copyright or trademark of a Third Party under the laws of the United States; (ii) any breach of this Agreement by M&I; (iii) M&I’s violation of Federal, state, or other laws or regulations; (iv) work-related injury or death caused by M&I, its employees, or agents; and (v) tangible personal or real property damage resulting from M&I’s acts or omissions.

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14.3 Indemnification Procedures. If any Third Party makes a claim covered by this Section against an indemnitee with respect to which such indemnitee intends to seek indemnification under this Section, such indemnitee shall give notice of such claim to the indemnifying party, including a brief description of the amount and basis therefor, if known. Upon giving such notice, the indemnifying party shall be obligated to defend such indemnitee against such claim, and shall be entitled to assume control of the defense of the claim with counsel chosen by the indemnifying party, reasonably satisfactory to the indemnitee. Indemnitee shall cooperate fully with, and assist, the indemnifying party in its defense against such claim in all reasonable respects. The indemnifying party shall keep the indemnitee fully apprised at all times as to the status of the defense. Notwithstanding the foregoing, the indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnitee. Neither the indemnifying party nor any indemnitee shall be liable for any settlement of action or claim effected without its consent. Notwithstanding the foregoing, the indemnitee shall retain, assume, or reassume sole control over all expenses relating to every aspect of the defense that it believes is not the subject of the indemnification provided for in this section. Until both (a) the indemnitee receives notice from indemnifying party that it will defend, and (b) the indemnifying party assumes such defense, the indemnitee may, at any time after ten (10) days from the date notice of claim is given to the indemnifying party by the indemnitee, resist or otherwise defend the claim or, after consultation with and consent of the indemnifying party, settle or otherwise compromise or pay the claim. The indemnifying party shall pay all costs of indemnity arising out of or relating to that defense and any such settlement, compromise, or payment. The indemnitee shall keep the indemnifying party fully apprised at all times as to the status of the defense. Following indemnification as provided in this Section, the indemnifying party shall be subrogated to all rights of the indemnitee with respect to the matters for which indemnification has been made.

15. DISPUTE RESOLUTION

15.1 Representatives of Parties. All disputes arising under or in connection with this Agreement shall initially be referred to the Account Representatives. If the Account Representatives are unable to resolve the dispute within

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five (5) business days after referral of the matter to them, the managers of the Account Representatives shall attempt to resolve the dispute. If, after five (5) days they are unable to resolve the dispute, senior executives of the parties shall attempt to resolve the dispute. If, after five (5) days they are unable to resolve the dispute, the parties shall submit the dispute to the chief executive officers of the parties for resolution. Neither party shall commence legal proceedings with regard to a dispute until completion of the dispute resolution procedures set forth in this Section 15.1, except to the extent necessary to preserve its rights or maintain a superior position.

15.2 Continuity of Performance. During the pendency of the dispute resolution proceedings described in this Article 15, M&I shall continue to provide the Services so long as Customer shall continue to pay all undisputed amounts to M&I in a timely manner.

16. REPRESENTATIONS AND WARRANTIES

16.1 By M&I. M&I represents and warrants that:

A. Rights. M&I has the right to provide the Services hereunder, using all computer software required for that purpose.

B. Organization and Approvals. M&I is a corporation validly existing and in active status under the laws of the State of Wisconsin. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by M&I and this Agreement is enforceable in accordance with its terms against M&I. No approval, authorization or consent of any governmental or regulatory authorities is required to be obtained or made by M&I in order for M&I to enter into and perform its obligations under this Agreement.

16.2 By Customer. Customer represents and warrants that:

A. Organization. It is a corporation validly existing and in good standing under the laws of the state of its incorporation.

B. Authority. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Customer and this Agreement is enforceable in accordance with its terms against Customer.

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C. Approvals. No approval, authorization or consent of any governmental or regulatory authorities required to be obtained or made by Customer in order for Customer to enter into and perform its obligations under this Agreement.

17. CONFIDENTIALITY AND OWNERSHIP

17.1 Customer Data. Customer shall remain the sole and exclusive owner of all Customer Data and other Confidential Information (as hereinafter defined), regardless of whether such data is maintained on magnetic tape, magnetic disk, or any other storage or processing device. All such Customer Data and other Confidential Information shall, however, be subject to regulation and examination by the appropriate auditors and regulatory agencies to the same extent as if such information were on Customer’s premises. “Customer Data” means any and all data and information of any kind or nature submitted to M&I by Customer, or received by M&I on behalf of Customer, in connection with the Services.

17.2 M&I Systems. Customer acknowledges that it has no rights in any software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof provided by M&I, except with respect to Customer’s use of the same during the Term to process its data.

17.3 Confidential Information. “Confidential Information” of a party shall mean all confidential or proprietary information and documentation of such party, whether or not marked as such, including without limitation with respect to Customer, all Customer Data. Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the person or entity having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party; (iii) information received from a third party not under a confidentiality obligation to the disclosing party; or (iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party. The parties acknowledge and agree that the substance of the negotiations of this Agreement, and the terms of this Agreement are considered Confidential Information subject to the restrictions contained herein. Neither party shall use, copy, sell, transfer, publish, disclose, display, or

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otherwise make any of the other party’s Confidential Information available to any Third Party without the prior written consent of the other.

17.4 Obligations of the Parties. M&I and Customer shall hold the Confidential Information of the other party in confidence and shall not disclose or use such Confidential Information other than for the purposes contemplated by this Agreement, and shall instruct their employees, agents, and contractors to use the same care and discretion with respect to the Confidential Information of the other party or of any Third Party utilized hereunder that M&I and Customer each require with respect to their own most confidential information, but in no event less than a reasonable standard of care, including but not limited to, the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Each party shall instruct its employees, agents, and contractors of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. Each party’s obligation under the preceding sentence may be satisfied by the use of its standard form of confidentiality agreement, if the same reasonably accomplishes the purposes here intended. All such Confidential Information shall be distributed only to persons having a need to know such information to perform their duties in conjunction with this Agreement.

17.5 Security. M&I shall be responsible for, and shall establish and maintain safeguards against, any disaster, loss or alteration of the Customer Data in the possession of M&I. Such safeguards shall be no less rigorous than that M&I uses to protect its own data of a similar nature.

18. MANAGEMENT OF PROJECT

18.1 Account Representatives. M&I shall assign a team of qualified individuals to be assigned (“Account Representatives”) to devote time and effort to management of the Services under this Agreement, consisting of a managing director, client relationship manager, client solutions manager, administrative accounting support, as more fully described in Schedule 18.1 attached hereto and others as necessary. Following March 1, 2000, this arrangement will be reviewed with Customer, and at Customer’s option, Customer may request that this team be replaced with a dedicated account manager to Customer.

18.2 Reporting and Meetings. The parties shall mutually agree upon (a) an appropriate set of periodic

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reports to be issued by M&I to Customer during the Term; and (b) an appropriate set of periodic meetings to be held between selected Account Representatives during the Term. Meetings shall be held to review performance, changes, resource utilization and such other matter as appropriate.

18.3 Development Projects and Technical Support.

A. Upon Customer’s written request, M&I will develop and provide to Customer a good faith estimate of any additional charges which Customer may incur in connection with the operation of any new software, major modification or enhancements developed by M&I or the acquisition of Third Party software. Customer agrees that M&I will have the opportunity to bid on and be considered for all software development, maintenance and other technology projects related to the Services that Customer wishes to implement. Nothing contained herein shall obligate: (a) M&I to develop enhancements requested by Customer; or (b) for Customer to obtain such services from M&I.

B. For Customer requested enhancements requiring a programming effort in excess of eighty (80) hours, M&I agrees to provide Customer ballpark programming estimates within fifteen (15) business days following receipt of all information necessary to process such request. Detailed programming estimate will be made available to Customer within an additional twenty (20) business days. After Customer’s approval of any such detailed estimate, M&I agrees to schedule the development of such enhancement within thirty (30) business days.

C. M&I agrees to disclose to Customer its plans for new product development prior to general release of such information. Customer shall have the opportunity to participate in the development of any such product. Upon completion of such development, Customer may utilize any such new product on a trial basis under mutually agreeable terms. The fees for any such new product utilized by Customer shall be waived for a period up to ninety (90) days.

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19. REGULATORY COMPLIANCE

A. Customer shall be solely responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by M&I) the federal and state laws, rules and regulations pertaining to Customer’s business (the “Legal Requirements”). Based on Customer’s Proper Instructions, M&I shall select the processing parameter settings, features and options (collectively, the “Parameters”) within M&I’s system that will apply to Customer. Customer shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such Parameters contained in the User Manuals. M&I shall perform system processing in accordance with the Parameters.

B. Subject to the foregoing, M&I shall perform an ongoing review of federal laws, rules and regulations. M&I shall maintain the features and functions set forth in the User Manuals for each of the Services in accordance with all changes in federal laws, rules and regulations applicable to such features and functions, in a non-custom environment. For any new federal laws, rules and regulations, M&I will perform a business review, with input from M&I’s customers and user groups. If M&I elects to support a new federal law, rule or regulation through changes to the M&I Software, M&I shall develop and implement modifications to the Services to enable Customer to comply with such new federal laws, rules and regulations. In all other circumstances relating to regulatory compliance of the Services, including state laws, rules and regulations, the provisions of Section 5.2 above (New Services) shall apply.

C. In any event, M&I shall work with Customer in developing and implementing a suitable procedure or direction to enable Customer to comply with federal and state laws, rules and regulations applicable to the Services being provided by M&I to Customer, including in those instances when M&I has elected to, but it is not commercially practicable to, modify the M&I Software prior to the regulatory deadline for compliance.

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20. DISASTER RECOVERY

20.1 Services Continuity Plan. M&I shall maintain throughout the Term of the Agreement a Services Continuity Plan (the “Plan”) in compliance with applicable regulatory requirements. “Disaster” shall have the meaning set forth in the Plan. Review and acceptance of the Plan as may be required by any applicable regulatory agency shall be the responsibility of Customer. M&I shall cooperate with Customer in conducting such reviews as such regulatory agency may from time to time reasonably request. A detailed Executive Summary of the Plan has been provided to Customer. Updates to the Plan shall be provided to Customer without charge.

20.2 Relocation. If appropriate, M&I shall relocate all affected Services to an alternate disaster recovery site as expeditiously as possible after declaration of a Disaster, and shall coordinate with Customer all requisite telecommunications modifications necessary to achieve full connectivity to the disaster recovery site, in material compliance with all regulatory requirements.

20.3 Resumption of Services. The Plan provides that, in the event of a Disaster, M&I will be able to resume the Services in accordance therewith within the time periods specified in the Plan. In the event M&I is unable to resume the Services to Customer within the time periods specified in the Plan, Customer shall have the right to terminate this Agreement without payment of the Termination Fee upon written notice to M&I delivered within forty-five (45) days after declaration of such Disaster.

20.4 Annual Test. M&I shall test its Plan by conducting one (1) test annually and shall provide Customer with a description of the test results in accordance with applicable laws and regulations. Customer may request to participate in such testing.

21. GENERAL TERMS AND CONDITIONS

21.1 Transmission of Data. The responsibility and expense for transportation and transmission of, and the risk of loss for, data and media transmitted between M&I and Customer shall be borne by Customer. Data lost by M&I following processing, including loss of data transmission, shall either be restored by M&I from its backup media or shall be reprocessed from Customer’s backup media at no additional charge to Customer.

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21.2 Equipment and Network. Customer shall obtain and maintain at its own expense its own data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines between Customer’s datacenter and the Operations Center. M&I maintains and will continue to maintain a network control center with diagnostic capability to monitor reliability and availability of the communication lines described in the Network Schedule, but M&I shall not be responsible for the continued availability or reliability of such communications lines.

21.3 Reliance on Data. M&I will perform the Services described in this Agreement on the basis of information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time.

21.4 Data Backup. Customer shall maintain adequate records including (i) microfilm images of items being transported to M&I or (ii) backup on magnetic tape or other electronic media where transactions are being transmitted to M&I, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

21.5 Balancing and Controls. Customer shall (a) on a daily basis, review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by M&I; and (b) on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer shall be responsible for initiating timely remedial action to correct any improperly processed data which these reviews disclose.

21.6 Use of Services. Customer assumes exclusive responsibility for the consequences of any Proper Instructions Customer may give M&I, for Customer’s failure to properly access the Services in the manner prescribed by M&I, and for Customer’s failure to supply accurate input information. Customer agrees that, except as otherwise permitted in this Agreement or in writing by M&I, Customer will use the Services only for its own internal business purposes to service its banking customers and clients and

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will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any Third Party.

21.7 Regulatory Assurances. M&I and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer’s regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, M&I agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse M&I for reasonable costs actually incurred due to any such examination or regulation that is performed primarily for the purpose of examining Services used by Customer.

A. Notice Requirements. Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, The Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable (collectively, the “Federal Regulators”), as of the Effective Date of this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

B. Examination of Records. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available at the Operations Center for examination and audit by governmental agencies having jurisdiction over the Customer’s business, including any Federal Regulator. The Director of Examinations of any Federal Regulator or his or her designated representative shall have the right to ask for and to receive directly from M&I any reports, summaries, or information contained in or derived from data in the possession of M&I related to the Customer. M&I shall notify Customer as soon as reasonably possible of any formal request by any authorized governmental agency to examine Customer’s records maintained by M&I, if M&I is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that M&I is authorized to provide all such described records when formally required to do so by a Federal Regulator.

C. Audits. M&I shall cause a Third Party review of the Operations Center and related internal controls, to be conducted annually by its independent auditors. M&I

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shall provide to Customer, upon written request, one copy of the audit report resulting from such review. Remote datacenters used by M&I in providing some of the Services shall be reviewed by M&I’s internal auditors in accordance with procedures and on a schedule satisfactory to the Federal Regulator responsible for supervision of M&I.

21.8 IRS Filing. Customer represents it has complied with all laws, regulations, procedures, and requirements in attempting to secure correct tax identification numbers (TINs) for Customer’s payees and customers and agrees to attest to this compliance by an affidavit provided annually. Customer authorizes M&I to act as Customer’s agent and sign on Customer’s behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form. Exhibit A (Attorney-in-Fact Appointment) and Exhibit B (Affidavit) shall be executed by Customer contemporaneously with the execution of this Agreement. Customer acknowledges that M&I’s execution of the Form 4804 Affidavit on Customer’s behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements.

21.9 Affiliates. Customer agrees that it is responsible for assuring compliance with this Agreement by those Affiliates receiving Services under this Agreement. Customer agrees to be responsible for the submission of its Affiliates’ data to M&I for processing and for the transmission to Customer’s Affiliates of such data processed by and received from M&I. Customer agrees to pay any and all fees owed under this Agreement for Services rendered to its Affiliates.

21.10 Future Acquisitions. Customer acknowledges that M&I has established the Fee Schedule and enters into this Agreement on the basis of M&I’s understanding of the Customer’s current need for Services and Customer’s anticipated future need for Services as a result of internally generated expansion of its customer base. If the Customer expands its operations by acquiring Control of additional financial institutions or the Customer experiences a Change in Control (as hereinafter defined), the following provisions shall apply:

A. Acquisition of Additional Entities. If Customer acquires Control after the date hereof of one or more bank holding companies, banks, savings and loan associations or other financial institutions that are not currently Affiliates, M&I agrees to provide Services for such new Affiliates and such Affiliates shall automatically

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be included in the definition of “Customer”; provided that (a) the conversion of each new Affiliate must be scheduled at a mutually agreeable time, but in any event, M&I will make good faith efforts to effect the conversion of new affiliates to M&I’s systems within one hundred twenty (120) days after regulatory approval, (taking into account, among other things, the availability of qualified M&I conversion resources familiar with Customer’s operations) and must be completed before M&I has any obligation to provide Services to such new Affiliate; (b) the Customer will be liable for any and all Expenses in connection with the conversion of such new Affiliate; and (c) Customer shall pay conversion fees in an amount to be mutually agreed upon with respect to each new Affiliate.

B. Change in Control of Customer. If a Change in Control occurs with respect to Customer, M&I agrees to continue to provide Services under this Agreement; provided that (a) M&I’s obligation to provide Services shall be limited to the entities comprising the Customer prior to such Change in Control and (b) M&I’s obligation to provide Services shall be limited in any and all circumstances to the number of accounts and items processed in the 3-month period prior to such Change in Control occurring plus 25%.

22. MISCELLANEOUS PROVISIONS

22.1 Governing Law. The validity, construction and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by the internal laws of the State of Wisconsin, excluding its principles of conflict of laws.

22.2 Entire Agreement; Amendments. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between M&I and the Customer with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. This Agreement, including the exhibits and schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

22.3 Assignment. This Agreement may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that (a) M&I’s

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consent need not be obtained in connection with the assignment of this Agreement pursuant to a merger in which Customer is a party and as a result of which the surviving Entity becomes an Affiliate of another bank holding company, bank, savings and loan association or other financial institution, so long as the provisions of Section 21.10 are complied with; and (b) M&I may freely assign this Agreement (i) in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, stock or securities, or (ii) to any Entity which is a successor to the assets or the business of the M&I Data Services division of M&I.

22.4 Relationship of Parties. The performance by M&I of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency’s relationship between Customer and M&I, nor shall this Agreement be deemed to constitute a joint venture or partnership between Customer and M&I.

22.5 Notices. Except as otherwise specified in the Agreement, all notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

In the case of Customer:	First Midwest Bancorp, Inc.
300 Park Blvd., Suite 405 Itasca IL 60143
	Attn:	Kent Belasco
Chief Information Officer and Executive Vice President

In the case of M&I:	M&I Data Services
4900 West Brown Deer Road Brown Deer WI 53223
	Attn:	Thomas McBride
Vice President
Norrie J. Daroga
Vice President and General Counsel

22.6 Headings. Headings in this Agreement are for reference purposes only and shall not effect the interpretation or meaning of this Agreement.

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22.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.

22.8 Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

22.9 Severability. If any provision of this Agreement is held by court or arbitrator of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect. Articles 11, 13 and 17 and Sections 22.1 and 22.17 shall survive the expiration or earlier termination of this Agreement for any reason.

22.10 Attorneys’ Fees and Costs. If any legal action is commenced in connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to costs, attorneys’ fees actually incurred, and necessary disbursements incurred in connection with such action, as determined by the court.

22.11 Financial Statements. M&I agrees to furnish to the Customer copies of the then-current annual report for the Marshall & Ilsley Corporation, within 45 days after such document is made publicly available.

22.12 Publicity. Neither party shall use the other parties’ name or trademark or refer to the other party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, in any promotional or marketing materials, lists or business presentations, without consent from the other party for each such use or release. Customer agrees that neither it, its directors, officers, employees or agents shall disclose this Agreement or any of the terms or provisions of this Agreement to any other party.

22.13 Solicitation. Neither party shall solicit the employees of the other party during the Term of this Agreement, for any reason.

22.14 No Third Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Customer and M&I.

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22.15 Force Majeure. Notwithstanding any provision contained in this Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders; wars; acts of enemies; strikes; lack of available resources from persons other than parties to this Agreement; labor disputes; electrical equipment or availability failure; fires; floods; acts of God; federal, state or municipal action; statute; ordinance or regulation; or, without limiting the foregoing, any other causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. This clause shall not apply to the payment of any sums due under this Agreement by either party to the other.

22.16 Construction. M&I and Customer each acknowledge that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties’ voluntary agreement based upon the level of risk to Customer and M&I associated with their respective obligations under this Agreement and the payments to be made to M&I and the charges to be incurred by M&I pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this document.

22.17 Waiver of Jury Trial. Each of Customer and M&I hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of M&I or Customer, regardless of the nature of the claim or form of action, written contract or tort, including negligence.

22.18 Showcase. Customer agrees to reasonably make its facilities and personnel available to M&I for the purpose of assisting M&I in the solicitation of M&I’s prospective new customers. M&I agrees to provide Customer a credit against data processing charges of two thousand five hundred dollars ($2,500) for each such prospect.

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22.19 Finder’s Fee. M&I will provide Customer with a credit which may be used to offset data processing fees for services (excluding telecommunication charges and other pass through charges) in an amount equal to the first month’s processing fees for: (i) each of Customer’s new affiliates, whose data was not being processing by M&I, but will be processed by M&I under this Agreement; and (ii) for Customer’s correspondent or non-affiliated institutions whose data was not being processed by M&I, but will be processed by M&I utilizing remote input processing sites owned by Customer. The Finder’s Fee will be payable where initial contact to a financial institution is made by Customer, or a lead generated and developed by Customer, followed by Customer assistance and involvement in the selling process (not limited to Customer site visits, referrals, presentations, etc.) for the purpose of selling M&I Services, and the financial institution signs a processing agreement with M&I. The finder’s fee, as described above, shall be based upon and payable after the first month’s use of the ordinary services following the completion of all conversion of the new financial institution as proposed.

22.20 IBS Software Purchase. At any time, Customer has the option of licensing the M&I Software used to process data hereunder from M&I. The license will be provided to Customer at seventy percent (70%) of the single-license market price and on the terms and subject to the conditions, other than price, of M&I’s then-current standard license agreement, plus an amount equal to seventy percent (70%) of the single-license market price for any software components not set forth below. The “market price” of the Software is defined as the price at which the software is made generally available for licensing, assuming no changes are made in the form of the Standard Licensing Agreement or in the software licensed. The software components included in the above-stated fees are: Deposits, Loans, Customer Information System, Teller Terminal, and any specially created enhancements undertaken at Customer’s request during the term of this Agreement and for which M&I consents at the time of creating such enhancements to, including the enhancement, as part of the licensed software system.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

MARSHALL & ILSLEY CORPORATION (“M&I”) acting through its division, M&I DATA SERVICES

By:
Name:	Owen J. Sullivan
Title:	President Outsourcing Business Group

By:
Name:	Thomas McBride
Title:	Vice President

FIRST MIDWEST BANCORP, INC. (“Customer”)

By:
Name :	Kent Belasco
Title:	Chief Information Officer and Executive Vice President

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EXHIBIT A

ATTORNEY-IN-FACT APPOINTMENT

Customer hereby appoints M&I Data Services, a division of the Marshall & Ilsley Corporation (“M&I”) as: (1) customer’s attorney-in-fact and empowers M&I to authorize the Internal Revenue Service (IRS) to release information return documents supplied to the IRS by M&I to states which participate in the “Combined Federal/State Program”; and (2) Customer’s agent to sign on Customer’s behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

FIRST MIDWEST BANCORP, INC.
(“Customer”)

By:
Name:	Kent Belasco
Title:	Chief Information Officer and Executive Vice President

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EXHIBIT B

AFFIDAVIT

STATE OF	)
	)	SS.
COUNTY OF	)

I, Kent Belasco, being first duly sworn, on oath, depose and say:

1. I am an employee of First Midwest Bancorp, Inc. I have personal knowledge of my employer’s practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer’s behalf.

2. First Midwest Bancorp, Inc. has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

FIRST MIDWEST BANCORP, INC.
(“Customer”)

By:
Name:	Kent Belasco
Title:	Chief Information Officer and Executive Vice President

Subscribed and sworn to before me this 8th day of October, 1999.
Nicole Renee Maier

My Commission expires: 02/10/03

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SCHEDULE 5.1

ADP SERVICES

Deposits

All Basic Services

•	Demand Accounts

•	Money Market Accounts

•	NOW Accounts

•	Savings (Passbook, Statement)

•	Time Deposits (Level 1-4)

•	Line of Credit Accounts

•	Retirement Accounts

Exception Processing

Employee Security Processing

Overdraft Checking

Transaction Retention (90 days)

Integrated Funds Management (Sweep)

Relationship Service Charging

Kiting Suspect Detection

Statement Processing

IRS Reporting

Standard Reports

(Number and frequency, as further defined in Appendix A to the M&I Standard Published Price List) Safebox

Loans System

All Basic Services

•	Commercial Loans

•	Installment Loans

•	Purchased Loans

•	Student Loans

•	Floor Plan

•	Revolving Credit

•	Commitments

•	Participations

•	Reserves (Dealer, Insurance)

Fee Processing

Credit Bureau Tapes (4 per month)

Insurance Tapes (2 per month)

Charge-Offs

Note Pad

Tickler System

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Letter Writer

Standard Reports

(Number and frequency, as further defined in Appendix A to the M&I Standard Published Price List) On-line Collections

CIS

•	Customers

•	Accounts

Financial Control

AAS

Teller

ACH

WAN (“LUs” or Logical Units) *RAMIS

Trust, Cash Manager

Money Talks

EFT Switch

EFD—Authorizations

EFD—VISA

Data Warehouse

*EASE

STAR View

*Account Recon

*Treasury Connection, Balance Reporting

*EDI, MIL, MIS, Control Disb

*SalesPartner

Transmissions

*Card Production

*Internet Services

*Master File Unload

*RPS

*Microfiche1

*Printback1

*	Services which may be discontinued during the Term of this Agreement without payment of a partial termination fee as defined in Section 10.3(A).
[1]	Cost Reduction Opportunities

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SCHEDULE 5.3

ACH SERVICES

A. Definitions. The following terms, as referenced from the NACHA Rules, shall have the following meanings for the purposes of the Agreement:

1. “Applicable Law” means the NACHA Rules, the rules of local ACH Associations, the rules of any and all ACH Operators, and other applicable law.

2. “Automated Clearing House Operator” or “ACH Operator” means the central clearing facility, operated by a Federal Reserve Bank (“FRB”) or a private organization, which receives entries from the ODFI or the Third Party processor acting as an agent for the ODFI, and distributes entries to the appropriate RDFI or the Third Party processor acting as an agent for the RDFI, and performs the settlement functions for the affected financial institutions.

3. “Originating Depository Financial Institution” or “ODFI” means the institution that receives the payment instructions from the Originators and forwards the entries to the ACH Operator.

4. “Originator” means a person that has authorized an ODFI to transmit a credit or debit entry to the deposit account of an RDFI.

5. “Receiving Depository Financial Institution” or “RDFI” means the institution that receives ACH entries from the ACH Operator and posts them to the accounts of its depositors.

B. General. Customer hereby authorizes M&I to initiate and receive automated clearing house debit and credit entries, adjustments to debit entries and credit entries to Customer’s account to credit and/or debit the same to such account, and to provide various ACH services, as described below, to Customer pursuant to the terms and conditions specified in this Schedule 5.3. The ACH entries covered shall hereinafter be referred to as the “ACH Entries.” Except as otherwise provided herein, the terms used in this Schedule 5.3 shall have the same meanings as ascribed to such terms in the Operating Rules of the National Automated Clearing House Association, as in effect from time to time (the “NACHA Rules”).

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C. ACH Services.

1. M&I shall act as Customer’s agent for initiating and transmitting ACH Entries to the appropriate ACH Operator. In addition, M&I shall act as Customer’s agent for receiving ACH Entries from an ACH Operator. For all ACH Entries initiated by M&I pursuant to this Agreement, Customer, and not M&I, shall be the ODFI when M&I receives payment instructions directed to Customer’s routing number from an Originator, or the RDFI when M&I receives ACH Entries directed to Customer’s routing number from an ACH Operator.

2. M&I shall transmit ACH Entries in accordance with the format requirements of the NACHA Rules to an ACH Operator using Customer’s Routing Number. M&I shall receive ACH Entries on behalf of Customer that are transmitted to M&I by an ACH Operator. M&I shall provide reports to Customer, as described in the ACH User Manual. If agreed to between Customer and M&I, M&I shall provide for the posting of ACH Entries to Customer deposit accounts.

3. All warranties of an ODFI or RDFI prescribed under Applicable Law shall be in effect and applicable to Customer, and not M&I, with respect to all ACH Entries.

4. M&I may provide additional ACH Services as requested by Customer and agreed to by M&I in writing.

D. M&I PC ACH Services. Customer may provide its business depositors with personal computer access to M&I’s ACH Services in accordance with the ACH User Manual (the “PC ACH Service”). Customer shall be responsible for informing M&I prior to permitting a new depositor to begin using the PC ACH Service. Customer also shall inform M&I whether any credit limit shall apply to the ACH Entries of a depositor utilizing the PC ACH Service.

E. Customer Depositor Inquiries; Erroneous or Rejected ACH Entries.

1. Customer shall be responsible for handling all inquiries of its depositors regarding ACH Entries, including inquiries regarding credits or debits to a depositor’s account resulting from an ACH Entry. M&I agrees to reasonably assist Customer in responding to such inquiries by providing information to Customer concerning ACH Entries.

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2. As described in the ACH User Manual, M&I shall provide reports to Customer showing errors and rejections resulting from ACH Entries transmitted on behalf of Customer during a particular day. It shall be Customer’s responsibility to research and correct such ACH Entries.

F. Credit Limits.

1. Customer may from time to time establish one or more credit limits applicable to ACH Entries involving a particular depositor or all depositors of Customer. Such credit limits shall be established by written notice from Customer and shall be implemented by M&I as soon as reasonably practicable.

2. In the event that an ACH Entry exceeds a credit limit communicated to M&I by Customer, M&I shall promptly give oral or written notice to Customer. Customer may either approve the ACH Entry as an exception to the credit limit, request that it be held over to the next day, or reject such ACH Entry provided, however, that any exception to the credit limit must be approved in writing by Customer.

G. User Manuals.

1. M&I shall provide Customer with a copy of the ACH User Manual and any updates to such manual. Customer agrees to comply with the requirements of such manual.

2. It shall be Customer’s responsibility, and Customer is authorized, to forward a copy of the applicable portion of the ACH User Manual, and any updates thereto, to Customer’s depositors that utilize the PC ACH Service.

H. NACHA Rules. Prior to providing ACH origination services, Customer shall enter into an agreement with the Originator in compliance with the NACHA Rules, including but not limited to the requirement of the NACHA Rules that such agreement include a provision whereby the Originator agrees to be bound by the NACHA Rules. M&I shall have no responsibility for ensuring that the Originators have entered into such agreements.

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1. M&I is acting solely in its capacity as agent for Customer in connection with the initiation, transmission and receipt of ACH Entries on behalf of Customer. As agent, M&I shall be under no obligation to provide funds to any party to settle for any ACH Entry received or initiated by M&I. Upon notification from Customer of the occurrence of an error or omission with respect to an ACH Entry, M&I shall promptly furnish corrected ACH Entry (ies) to an ACH Operator, unless the NACHA Rules prohibit the processing of the correct ACH Entry(ies). Notwithstanding any provision in the Agreement to the contrary, M&I’s liability to Customer for claims arising out of the ACH Services performed by M&I pursuant to this Schedule 5.3 shall be limited to the extent of errors and omissions which are caused by M&I’s gross negligence or willful misconduct and which cannot be remedied through the processing of appropriate corrected ACH Entry(ies).

2. M&I shall make reasonable efforts to deliver ACH Entries to Customer or to an ACH Operator, as appropriate, prior to any applicable deadline for such delivery. M&I does not guarantee timely delivery. M&I shall have no liability to Customer as a result of any late delivery, except to the extent such late delivery is (i) caused by the gross negligence or willful misconduct of M&I and (ii) made more than 24 hours after its scheduled deadline.

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SCHEDULE 5.4

TRUST SERVICES

A.	Trust Services

The services described herein refer only to the processing and reporting services for Estates, Trust Under Will, Court Accounts, Trusts Under Agreement, Insurance Trusts, Agencies, Custodian/Safekeeping, Corporate Trusts, Pension/Profit Sharing accounts and Internal accounts including Common Trust Funds (CTF) and Collective Investment Funds (CIF).

The banks and/or branches included in this services proposal are:

First Midwest Trust Company, Joliet, Illinois and all First Midwest Trust Service Offices

1.	M&I shall provide complete processing services for the Customer as more fully described in the Trust System Documentation manuals as of the Customer’s Conversion Date.

a.	User Manual Volume 1

b.	User Manual Volume 2

c.	User Manual Volume 3

d.	User Manual Volume 4

e.	Reports Usage Manual 1

f.	Reports Usage Manual 2

g.	Special Processing Volume 1

h.	Special Processing Volume 2

i.	Special Processing Volume 3

J.	Special Processing Volume 4

Customer will have the option of initially receiving two sets of the user documentation at no charge in either paper and/or CD format.

2.	The on-line system will be available for use Monday through Sunday, 7 a.m.-5 p.m., CDT, CST. M&I reserves the right to use Sunday as a maintenance day in addition to normal processing.

Extension of on-line availability can be accomplished by notification to Customer’s product support representative no later than 3 p.m. on the date service extension is required. Saturday and Sunday extension notice would be required by 3 p.m. on the preceding Friday.

3.	M&I shall maintain a customer support center as part of their services to the Customer. The support center will maintain a toll free (800) number and be staffed from 8 a.m. to 5 p.m., CST, CDT, Monday through Friday excluding national holidays.

4.	M&I shall perform a conversion from the Customer’s current system as defined in the M&I Conversion Manual, and training will be completed at the Customer’s site as further outlined in said manual.

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Included in the trust conversion process will be M&I’s assistance in balancing conversion related activity only. Once in balance, the Customer assumes responsibility for daily balancing.

5.	The number of authorized copies of TrustDesk™ software included in this Agreement is set by the Customer through written notification to their designated M&I product support representative. Customer may substitute personal computers (workstations) on which TrustDesk™ software is used.

M&I shall provide Customer with up to 16 hours of phone support in the installation of TrustDesk™ software on Customer’s workstations and up to sixteen (16) hours of Gateway consulting support. Any additional time requested by the Customer will be billed at M&I’s then-current programming rates plus travel and living expenses if any, for on-site support.

6.	Customer will have access to M&I’s CSF formatted statements. Any modifications to these statements would require custom programming and result in additional charges. Any technical assistance required from M&I in obtaining , modifying, or configuring printers would be billed at standard programming rates (Exhibit B). The following statement types are available to the Customer:

•	Employee Benefit	•	Income & Principal Cash

•	Graphical Asset	•	Landscape Single Cash

•	Graphical Income & Principal	•	Single Cash

•	Investment Model

Any additional CSF statements would be available at additional cost. Printing of CSF statements at Customer site is per M&I print specifications. Printing by M&I is available at an additional cost.

7.	Customer will provide the following resources during the conversion process:

Customer will maintain required staffing levels during the conversion process to achieve all conversion objectives and timelines as stated in the conversion project plan and appropriately balanced cash and asset files for the initial and final conversions.

Customer will identify and assign an existing staff manager as their conversion project manager. Customer understands the duties and responsibilities of their project manager are critical to the overall conversion effort and will provide the time required to successfully address the stated duties and responsibilities. Customer will use its best efforts to ensure the project manager assignment does not change during the conversion process.

Customer’s conversion project manager is expected to develop an internal procedures manual available to Customers’ staff no later than two weeks prior to conversion date. M&I will assist customer by providing a procedures manual template.

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SCHEDULE 7.1

EFD SERVICES

A. Definitions. The following terms shall have the following meanings for the purposes of the Agreement:

1. “Account” shall mean any account maintained by Customer’s depositors and includes a checking, savings, NOW, money market or other asset account or credit card account or any one of the various loan accounts or lease accounts.

2. “ATM” shall mean the cash disbursement automated teller machines and/or script dispenser or other similar device which conforms to M&I’s standards.

3. “Card” shall mean a plastic card issued by or on behalf of Customer to Customer’s Cardholders for use in effecting Transactions at Terminals.

4. “Cardholder” shall mean any person who has, or is authorized to use, an Account with Customer and to whom a Card and/or PIN is issued for use in originating Transactions.

5. “Credit Card” means any Card that primarily accesses an account which is an asset of the Customer or a Third Party for whom Customer is an agent and who issues the Card.

6. “Debit Card” shall mean any Card that primarily accesses an Account which is a liability of the Customer.

7. “EFD Services” shall mean the electronic funds delivery Services set forth in this Schedule.

8. “Item” means any electronic message which communicates and effects a Transaction between Customer and its depositors through a Terminal and which includes the date, type and amount of such Transaction, identification of the depositor, the Customer, the Terminal, the location of the Terminal, the PIN and authorization codes.

9. “MasterCard” shall mean MasterCard International, Inc.

10. “Network” shall mean a shared electronic funds transfer system operating under a common name whereby financial institutions are available to route, process and settle certain financial Transactions.

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11. “PIN” shall mean a Cardholder’s personal identification number which is used by the Cardholder at the Terminals as one means of identification of such Cardholder.

12. “POS” means point of sale.

13. “Terminal” means an ATM, a POS device, or any other device which directly or indirectly is supported by M&I and meets the specifications of M&I.

14. “Transaction” shall mean any function supported by M&I and attempted by Cardholders or others at a Terminal and includes: (a) cash withdrawals from an Account; (b) deposit to an Account; (c) balance inquiries regarding an Account; (d) transfer from one Account to another Account; (e) payment enclosed for Credit Cards and loans; and (f) POS authorizations and settlement.

15. “Visa” shall mean VISA U.S.A., Inc.

B. Customer shall execute applications for membership in Visa and/or MasterCard. M&I agrees to assist Customer in obtaining sponsorship by an appropriate financial institution, if necessary. Customer shall provide M&I with copies of its fully executed Visa and/or MasterCard membership agreements promptly after receipt by Customer.

C. Customer shall comply with the articles, bylaws, operating regulations, rules, procedures and policies of Visa and/or MasterCard and shall be solely responsible, as between Customer and M&I, for any claims, liabilities, lawsuits and expenses arising out of or caused by Customer’s failure to comply with the same. Customer agrees to maintain an account with a financial institution approved by M&I and Customer hereby authorizes M&I to charge any amounts due to M&I, for EFD Services, against any credits due to Customer to Customer’s account whether or not such charges create overdrafts.

D. Customer understands and agrees that M&I may terminate EFD services immediately in the event M&I’s access to any Network is terminated by the Network provider.

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SCHEDULE 8.1

FEE SCHEDULE

I.	“Cost-Plus Pricing”

Customer shall pay for Services received based on M&I’s cost of providing the Services plus thirteen and one-half percent (13.5%). M&I will review its costs with Customer on an annual basis to determine the increase (if any) in Fees for the successive year. Adjustments to the pricing will take effect on each annual anniversary of the Effective Date in no event shall any individual adjustment increase or decrease more than five percent (5%) from one year to the succeeding years. The initial pricing shall be based on M&I’s 1998 costs.

II.	Minimum Fee

In no event will the total monthly charges paid by Customer to M&I for Services received be less than three hundred fifty thousand dollars ($350,000). Notwithstanding the foregoing, in the event circumstances arise that affect Customer’s business such that actual monthly processing fees decline below three hundred fifty thousand dollars ($350,000) for three consecutive months, M&I and Customer agree to review the pricing structure of this Agreement.

III. Allowances

A. M&I agrees to provide Customer a monthly allowance of sixty (60) programming hours. Hours utilized in excess of sixty (60) shall be discounted twenty-five percent (25%).

B. M&I agrees to provide Customer a credit of up to three thousand dollars ($3,000) in each month of the Agreement to be applied against “general services” (such as training and workshops) rather than monthly processing fees. A twenty-five percent (25%) discount shall be applied to the fees for such general services prior to the application of such credit. Pass-through or third party charges shall not be subject to any discount or credit.

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IV.	Conversion Expenses

Customer is paying for expenses related to the conversion of certain mergers and acquisitions which have occurred in prior years. Such expenses shall be paid in equal monthly installments according to the table which follows:

	Monthly Expense	Expiration
Trust Conversion	$1,000	2/28/2001
5/95 Merger	$5,050	5/31/2000
6/96 Acquisition	$4,750	2/28/2001

M&I agrees that future conversion expenses will not be amortized.

V.	Account Management

Customer shall pay M&I a monthly fee of thirteen thousand dollars ($13,000) for the services of the team of M&I employees assigned to manage the relationsip with Customer. Should Customer exercise its option to replace this team with a dedicated account manager as provided in Section 18.1, the monthly fee shall be twelve thousand dollars ($12,000).

VI.	Conversion Discounts

M&I agrees to provide Customer a discount against M&I’s standard charges for future conversion programming/product support services according to the following schedule:

If Conversion Occurs:	Discount:

During months 1 through 12 of the Agreement	75%
During months 13 through 24 of the Agreement	60%
During months 25 through 36 of the Agreement	45%
During months 37 through 48 of the Agreement	30%
During months 49 through 60 of the Agreement	15%

51

Schedule 9.1

Performance Standards

A. Batch Processing. M&I will initiate batch processing and have operations reports1 available for transmission to Customer or Customer’s printing vendor within five (5) hours on all processing days in a calendar month [fifteen (15) hours at year-end] provided M&I receives all input data from Customer by 1:00 a.m. CT. This batch window is based on 367,518 plus account growth not to exceed 20%. Batch windows shall be adjusted by M&I in consultation with Customer should account volumes exceed this level. Performance Standard: M&I shall not miss deliverable identified above more than twice in any calendar month.

B. On-line Availability. M&I will ensure that its on-line computing facilities for Teller transactions, CRT transactions, Deposit, Loan and CIS Systems, and ATM transactions are available for the processing of Customer’s on-line transactions at a minimum of ninety nine percent (99.0%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from M&I’s communications controller. The time prescribed by Customer for each processing day for which on-line computing facilities shall be made available for each product or service is set forth below. Processing day shall mean any weekday which is not declared a holiday by the Federal Reserve Bank of Chicago. “Availability” for purposes of this paragraph shall be expressed as a percentage for each calendar month and shall be the number 100 less the ratio of (i) time period of unscheduled outages over (ii) total time prescribed less the time period of scheduled outages.

[1]	Operations reports are defined as standard system reports as listed in Appendix A of the M&I Data Services Product Price List excluding New Retirement System Reports.

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Service Availability
Product/Service	Central Time
ATM (Base24 Availability)[2]
Monday—Thursday	12:01 a.m. - 12:00 midnight
Friday	12:01 a.m. - 12:00 midnight
Saturday	12:01 a.m. - 12:00 midnight
Sunday	12:01 a.m. -12:00 midnight

Cardbase Management System
Monday—Thursday	7:00 a.m.-6:45 p.m.
Friday	7:00 a.m.-9:30 p.m.
Saturday	7:00 a.m.-4:30 p.m.
Sunday (nonstandard)	7:00 a.m.-2:00 p.m.

CIS & Deposit System
Monday—Thursday	7:00 a.m. -6:45 p.m.
Friday	7:00 a.m. - 9:30 p.m.
Saturday	7:00 a.m. -4:30 p.m.
Sunday (nonstandard)	7:00 a.m.-2:00 p.m.

General Ledger
Monday—Thursday	7:00 a.m. - 8:00 p.m.
Friday	7:00 a.m. - 8:00 p.m.
Saturday	7:00 a.m.-4:30 p.m.

Loan System
Monday—Thursday	7:00 a.m. - 6:45 p.m.
Friday	7:00 a.m. - 9:30 p.m.
Saturday	7:00 a.m.-4:30 p.m.
Sunday (nonstandard)	7:00 a.m. - 2:00 p.m.

Teller System
Monday—Thursday	7:00 a.m. - 6:45 p.m.
Friday	7:00 a.m. - 9:30 p.m.
Saturday	7:00 a.m.-4:30 p.m.

Account Analysis
Monday—Thursday	7:00 a.m. - 6:45 p.m.
Friday	7:00 a.m. - 9:30 p.m.
Saturday	7:00 a.m.-4:30 p.m.

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Bank Control
Monday—Thursday	7:00 a.m. - 6:45 p.m.
Friday	7:00 a.m. - 9:30 p.m.
Saturday	7:00 a.m. - 4:30 p.m.

Account Reconciliation
Monday—Thursday	7:00 a.m. - 6:45 p.m.
Friday	7:00 a.m. - 9:30 p.m.
Saturday	7:00 a.m. - 4:30 p.m.

[2]

M&I’s objective is to provide 24 X 7 hour availability for these systems. M&I does, however, need to perform, regular technical maintenance (e.g., NCP maintenance), CPU IPLs, DASD installs, HIS gens, etc.) This type of maintenance is performed between 2:00 a.m. and 6:00 a.m., CST/CDT. These activities may result in system downtime during this window.

C. Processing Time. M&I will process transactions in an average of four (4) seconds for teller transactions and in an average of four (4) seconds for CRT transactions as measured over a calendar month, from the time the transaction is sent by the Customer’s controller or gateway to the time the processed data is returned to the Customer’s controller or gateway and seven (7) seconds for ATM transactions. Should M&I not be able to perform in accordance with the Performance Standards because Customer failed to acquire network or equipment recommended by M&I, or such additional network or equipment as may be reasonably necessary based on the circumstances, M&I shall notify Customer in writing, M&I will review such additional network or equipment requirements with Customer, and Customer shall either acquire such network and/or equipment or accept the response time that is achieved. Customer and M&I may agree to new Performance Standards based upon this review.

D. STAR View. Available on-line within five (5) hours after M&I’s receipt of release to post transmission if received by 2:00 a.m. CT.

E. Trust Services. Subject to the nonoccurrence of a force majeure and the performance of Customer’s obligations described in this Agreement, M&I agrees that the Trust Services provided under this Agreement will be provided in accordance with the following Performance Standard:

M&I will initiate batch processing and have bank operations reports available for transmission to Customer or make the processed item and reports within six (6) hours (fifteen (15) hours at year end) after receiving all input data from Customer, and with such performance being missed not more than two (2) processing days per calendar month. M&I will ensure that its on-line

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computing facilities are available for the processing of Customer’s on-line transactions at a minimum of ninety-five percent (95%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from M&I’s communications controller. M&I will process CRT synchronous transactions in an average of 2.5 seconds as measured over a calendar month using IBM System Monitoring Facility (SMF) or similar product. Should M&I not be able to achieve this objective, M&I will review such additional network or equipment requirements with Customer, and Customer shall either acquire such network and/or equipment or accept the response time that is achieved. Customer and M&I may agree to new Performance Standards based upon this review.

Database Recovery

A. Application downtime standards will apply if the database is not available.

B. Compliance with the standards will be reported in a monthly management report which will be provided to each of Customer’s affiliates as well as a complete set of each affiliate’s reports to the Chief Information Officer of Customer. For each Customer affiliate, performance will be measured over a calendar month with response time measured from the point of departure of the M&I controller.

C. If M&I is deficient in any standard:

M&I will pay a credit of five percent (5%) of the affected applications for the first month following receipt of notice of the deficiency.

If the deficiency continues for sixty (60) days, a credit of ten percent (10%) will be paid for the next month’s applicable invoice.

If the deficiency remains for ninety (90) days or more, a credit of twenty percent (20%) will be paid for the third and each of the subsequent months of continued deficient performance thereafter.

The discounts in 1, 2 and 3 above exclude communication costs, pass-through charges or charges properly billed as miscellaneous on Customer’s invoice.

D. If the deficient service continues for ninety (90) days, it shall constitute an Event of Default on the part of M&I at which time Customer may terminate this Agreement without further notice and without further liability.

E. M&I will not be subject to penalties under the following circumstances:

Problems which are determined to be multivendor in nature and not caused by M&I. Work that is subcontracted out by M&I shall be not considered multivendor in nature.

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Problems which stem from operational errors by Customer. M&I will have the obligation to report such problems to the Customer’s Chief Information Officer for resolution.

M&I shall reserve the right to postpone the installation of enhancements or postpone mergers or conversions where testing has not been successfully completed, or where issues remain outstanding due to system changes requested by or problems created by Customer which would cause M&I’s performance to fail only with the agreement and concurrence of the Customer’s Chief Information Officer.

F. If M&I maintains or exceeds standards for each individual item for ten (10) consecutive months after a deficiency, the initial thirty (30) day credit of five percent (5%) will be repaid. Upon achievement of another consecutive month of performance meeting or exceeding standards, the credit applied for the next thirty (30) day period shall be repaid. This will continue on a rolling ten (10) month period of time allowing for the possibility of an earnback of all credits paid in the sequence in which they were paid.

G. M&I assumes no other liability, expressed or implied, with respect to its obligations and the standards set forth in this Schedule 9.1 except as expressly provided herein.

First Midwest Renew 10	52

SCHEDULE 11.1

TERMINATION FEE

A. Termination for Convenience. Except as set forth in Paragraph C below, if Customer elects to terminate this Agreement for any reason, Customer shall pay M&I the Termination Fee computed in accordance with this Schedule 11.1. The Termination Fee shall be paid at least sixty (60) days prior to the Effective Date of Termination. In addition to the foregoing, Customer shall pay to M&I any amortized but unpaid Conversion fees and all reasonable costs in connection with the disposition of equipment, facilities and contracts specifically related to M&I’s performance of the Services under this Agreement.

B. Termination for Cause by M&I. If M&I terminates this Agreement in accordance with Sections 11.2 or 11.3 of the Agreement, Customer shall pay M&I the Termination Fee as set forth in this Schedule 11.1. The Termination Fee shall be paid at least sixty (60) days prior the Effective Date of Termination. In addition to the foregoing, Customer shall pay to M&I any amortized but unpaid Conversion fees and all reasonable costs in connection with the disposition of equipment, facilities and contracts specifically related to M&I’s performance of the Services under this Agreement.

C. Termination for Cause by Customer. If Customer terminates this Agreement in accordance with Sections 11.2, 11.3 or 11.4, then Customer shall not be obligated to pay M&I the Termination Fee.

D. Termination Fee. The Termination Fee shall be an amount equal to forty percent (40%) of the Estimated Remaining Value.

First Midwest Renew 10	53

SCHEDULE 18.1

ACCOUNT REPRESENTATIVES

First Midwest Renew 10	58

CLIENT SERVICES
DIVISION

First Midwest Bancorp Team Structure

First Midwest Bancorp
Managing Director
Client Relationship Manager
Client Solutions Manager

Managing Director	Client Relationship Manager	Client Solutions Manager
Tom Behr	Carroll Parchert	Lisa Collins
724-443-2524	4-4956	4-4873

•M&I owner of the relationship

•Interfaces with executive levels

•Monthly customer visits (minimum)

•Annual or bi-annual business reviews

•Executive briefings

•Strategic planning with the customer

•Strategic contract administration

•Contract renewals

•Key escalation point

•Customer satisfaction

•Quarterly Customer Satisfaction Review

•Annual Executive Interchange

•Overall project coordinator (conversion phase)

•On-site regularly

•Escalation for day-to-day issues

•Attends status meetings as needed

•Tactical planning/enhancements

•Ensures estimates are completed

•Tactical contract administration

•Sell additional products and services

•Billing errors, AR, reconciliation

•Assist with revenue projections

•Works with department heads and senior management (from time-to-time with executive level)

•Customer satisfaction

•Primarily in-house, occasional customer site visits

•Day-to-day operations/production

•Conducts status calls on weekly basis

•Tactical customer communication

•Attends all status meetings

•First level escalation

•Account administration (forms)

•Manages the issues list

•Administrates the enhancement list

•Non-development project management

•Works mainly with front line managers/employees of both organizations. From time-to-time interfaces with division head level at the customer

•Customer satisfaction

First Midwest Bancorp Relationship
President	CIO	User management
Key executive	Key user management	Bank operations
CIO	General management

2

Principal Member Agreement - Adaptive Control Software and Scorecards

AMENDMENT to Associate Member Agreement - Credit Card

AMENDMENT to Master Services Agreement

THIS AMENDMENT (The “Amendment”) is made as of December 6, 1999 to the Master Services Agreement dated July 1, 1999 (the “Agreement”) by and between First Midwest Bank (“Customer”) and M&I Data Services, a division of Marshall & Ilsley Corporation, a Wisconsin corporation (“M&I”).

WHEREAS, Customer desires to amend the Agreement to obtain the TRIAD Adaptive Control Software and Scorecard services for itself and its subsidiary users, and M&I desires to provide these service through information and materials received from Total System Services, Inc. (“TSYS”) and Fair, Isaac and Company, Incorporated (“Fair, Isaac”). TSYS and Fair, Isaac have approved and consented to the form of this Amendment and its terms.

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1. Additional Services. In addition to the services described in the Agreement and any other amendment, M&l shall provide the TRIAD Adaptive Control Software and Scorecard services described in the attached Exhibit A (which is incorporated by reference into Exhibit A of the Agreement) on the terms contained in this Amendment.

2. Pricing. Customer agrees to pay for the services received under this Amendment in accordance with the pricing attached as Exhibit B (which is incorporated by reference into Exhibit B of the Agreement). These charges will not be subject to any price adjustment or discount provision contained in the Agreement or any other amendment. The pricing described on Exhibit B may be modified by M&I from time to time. M&I will provide Customer with written notice of any pricing change at least 30 days prior to the effective date of the change.

3. Covered Accounts. Customer will only use the services provided under this Amendment with respect to Customer’s own and controlled accounts.

4. Confidentiality. Customer will keep confidential and not disclose the scorecards, software or scores and related information provided under this Amendment. The confidentiality and non disclosure obligation will not apply to the extent a disclosure is made pursuant to: (1) any law of the United States or any state; (2) the order of any court or governmental agency; or (3) the rules and regulations of any governmental agency.

5. Warranties. Fair, Isaac and TSYS do not give any warranties with respect to the specific risk prediction for any individual or the accuracy or completeness of the information scored or delivered. M&I disclaims all warranties, whether express or implied, with respect to the services provided under this Amendment. Customer will rely solely on the warranties provided by TSYS, and Fair, Isaac with respect to the services provided under this Amendment. THE WARRANTIES AND REMEDIES STATED IN THIS AMENDMENT ARE IN LIEU OF ALL OTHERS, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. Release from Liability. Customer releases M&I, TSYS and Fair, Isaac from liability for any direct or indirect damages, losses, costs or expenses incurred by Customer which are the result of actions Customer takes with respect to its customers and which are the result of any failure of the software, scorecards or scores to accurately predict the creditworthiness of any customer.

7. Limitation on Liability. M&I, TSYS and Fair, Isaac, and their respective officers, directors and affiliated companies, will in no event be liable for any indirect incidental, special or consequential damages, including loss of profits, revenue or data, incurred by Customer or any third party, regardless of how such damages arise and whether or not either was advised such damages might arise. In no event will M&I, TSYS and Fair, Isaac collectively be liable to Customer for any loss, cost, damage or expense arising out of or in any way related to the services provided under this Amendment that exceeds an amount equal to the fees paid by Customer to M&I for the six-month period immediately preceding the date of Customer’s claim.

8. Indemnification. Customer agrees to indemnify and hold harmless M&I, TSYS, and Fair, Isaac, their respective officers, directors and affiliated companies, from and against any and all liabilities, damages, losses, claims, costs and expenses (including attorney fees) arising out of or related to Customer’s use of the software, scorecards or scores.

9. Miscellaneous. The terms of this Amendment supersede any conflicting provisions contained in the Agreement. All nonconflicting terms and conditions contained in the Agreement will remain in full force and effect and will apply to the additional services provided under this Amendment. This Amendment applies only to the parties hereto and their successors and assigns, and is not intended to create any third party beneficiaries.

10. Y2K. M&I represents that, during the term of this Agreement, the Software is and will remain capable of correctly performing any of its functions, calculations, comparisons, sequencing, displays and other processing of calendar dates and date related data, including leap years, both before and after the year 2000, without error or degradation of performance.

11. Termination. This agreement may be terminated by either M&I or Customer with a written notice of termination at least 60 days prior to the effective date of the termination.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representative as of the date first set forth above.

M&I Data Services, a division of Marshall & Ilsley Corporation
4900 West Brown Deer Road
Brown Deer, WI 53223

By:
Name:	Frank D’Angelo
Title:	Senior Vice President

First Midwest Bank
300 Park Boulevard
Itasca, IL 60143

By:
Name:	Kent Belasco
Title:	Executive Vice President

EXHIBIT A

TRIAD ADAPTIVE CONTROL SOFTWARE AND ADDITIONAL SERVICES

The following is a listing of services provided by BankCard Services in support of the TRIAD product:

•	Strategy and Scenario Design. BankCard Services will maintain full management of all strategies

•	and scenarios. Any bank requests will be reviewed for potential implementation as a Challenger strategy.

•	System Matrix maintenance.

•	Results and Outcomes Analysis.

•	Problem Resolution.

•	On-line letter design and maintenance.

•	Champion and Challenger Strategy Testing,

•	Installation of System Upgrades.

•	Liaison between Client, Fair Isaac Inc., and Total System Services, Inc.

•	Distribution of monthly reporting package.

•	Validation and Alignment.

EXHIBIT B

TRIAD ADAPTIVE CONTROL SOFTWARE AND SERVICE PRICING

First Midwest Bank

Start Up Fees:	$2,500.00

Monthly Reporting Fee:	$250.00 for Full Reporting Package and Analysis $0.00 for TSYS TRIAD Standard Reports

Scorenet Fee:	Pass through - amount depend on options chosen

On-going Usage Fees:	Cost plus 13.5% pricing $0.0631 / Account Treated / Month (Cost = $0.0556)

Unique Fees:

Custom Reporting / Analysis	per quote ($150.00 per hour to be discounted per the contract)
Training	per quote

DIRECTNET AMENDMENT TO OUTSOURCING AGREEMENT

THIS DIRECTNET AMENDMENT to the Outsourcing Agreement dated                              (the “Agreement”) is made as of this 7 day of January, 2000 by and between First Midwest Bank (“Customer”) and M&I Data Services, a division of Marshall & Ilsley Corporation (“M&I”).

WHEREAS, Customer desires to amend the Agreement to obtain certain DirectNet Services; and

WHEREAS, M&I desires to provide said services.

NOW, THEREFORE, in consideration of the recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Schedule, the following terms shall have the respective meanings set forth on Schedule 6.2(A).

2. BUSINESS RELATIONSHIP.

2.1. General. Customer has developed a web site on the Internet, or has contracted with M&I or a Third Party to develop such web site. As part of providing the M&I DirectNet services to its Depositors, Customer shall link its web site to the M&I Home Banking System such that Users are able to receive the M&I DirectNet Services.

2.2. M&I’s Responsibilities. M&I shall provide to Customer the M&I DirectNet Services in accordance with the Implementation Guide. The M&I DirectNet Services shall be implemented by Customer in accordance with the implementation schedule (the “Implementation Schedule”) set forth in the Implementation Guide. As to any individual User, such services shall be commenced pursuant to the User Set-Up and Withdrawal Procedures set forth in the Implementation Guide.

2.3. Customer Responsibilities.

A. The parties agree that the Commencement Date shall be March 27, 2000 . Customer shall pay for the M&I DirectNet Services in accordance with Schedule Error Reference source not found. (“Fee Schedule”) commencing on the Commencement Date. Notwithstanding Schedule 8.1 to the Agreement, Customer agrees that the fees and charges set forth in the Fee Schedule shall apply to Customer through July 1, 2000. Thereafter, fees and charges for the M&I DirectNet Services shall be determined in the manner set forth in Schedule 8.1 of the Agreement. If Customer fails to implement the M&I DirectNet Services on or prior to the Commencement Date, Customer shall nevertheless pay M&I the minimum monthly fees commencing on the Commencement Date. Customer will provide Users with all disclosures required under all applicable federal, state and local laws, rules and regulations (“Applicable Law”) necessary to have access to the M&I DirectNet Services.

B. Enrollment of Users. Customer will obtain from each Depositor who desires to access the Bill Payment Services, or any portion thereof, an agreement or authorization, in such form as is developed by Customer, to access the Bill Payment Services (the “User Agreement”). The User Agreement will include, without limitation, the User’s authorization to allow Customer to provide the Bill Payment Services to Users and, if Customer has requested that User Fees be debited by M&I from each User’s DDA Account, authorization to initiate ACH debits from the User’s DDA Account for User Fees. Customer will review the User Agreement to determine that the User Agreement is complete and perform any and all validation procedures it determines, in its sole discretion, are necessary to ensure the financial integrity of a particular User. Customer agrees to cooperate with M&I and provide M&I with all necessary information and assistance required for M&I to successfully make the Bill Payment Services operational and available to Customer. Customer agrees that M&I is under no obligation to provide any User with access to the Bill Payment Services unless and until Customer has provided M&I with all information and documentation required by M&I for User set-up.

C. Disclosures. Customer will provide Users with all disclosures required under all Applicable Law necessary to have access to the Bill Payment Services, specifically including, without limitation, the initial disclosures required under Regulation E of the Federal Reserve Board (the “Initial Disclosures”). Customer shall include in the Initial Disclosures the appropriate telephone number (which may be a telephone number maintained by Customer or a telephone number maintained by M&I) for Users to contact with questions about the Bill Payment Services, and a statement that Customer may require written confirmation of any oral notice of billing errors.

D. Internal Use. Customer agrees that, except as otherwise permitted in writing by M&I, it will use the Bill Payment Services only for its own internal and proper business purposes, and will not resell, directly or indirectly, any of the Bill Payment Services or any portion thereof to any Third Party.

E. No Warranties. Customer is expressly prohibited from extending any warranty or warranties on behalf of M&I or its subcontractors to any person or entity.

F. Responsibility. Customer is and shall remain solely and exclusively responsible for the entire amount of any and all Failed Payments and Reversed Payments (as those terms are defined below). For purposes of this Section 2.3F., a “Failed Payment” is any bill payment processed through the Bill Payment System for and on behalf of Customer which fails to be completed due to insufficient funds in the User’s Billable Account or for any other reason outside M&I’s control. A “Reversed Payment” is any bill payment processed through the Bill Payment System for and on behalf of Customer which is reversed for any reason and cannot be charged back to the User’s Billable Account due to insufficient funds or any other reason outside M&I’s control.

© 1999, M&I Data Services	1 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

3. GRANT OF LICENSES.

3.1. Service Marks and Trademarks. While this Agreement is in effect, Customer grants to M&l a non-exclusive, non-transferable license to use mutually agreed upon service marks and trademarks of Customer in connection with private labeling the M&l DirectNet Services to Depositors.

3.2. M&l Software. While this Agreement is in effect, M&l grants to Customer a non-assignable, non-transferable license to permit the Users to use the M&l Software solely to receive the M&l DirectNet Services.

3.3. Marketing Rights. While this Agreement is in effect, M&l grants to Customer a non-assignable, non-transferable right to market the M&i DirectNet Services to Depositors.

3.4. Domain Names. As between M&l and Customer, Customer shall own all rights to the domain name assigned to its web site. If M&l is selected to develop the web site, M&l agrees to assist Customer in registering the domain name, at Customer’s sole cost and expense.

4. AUTHORITY.

4.1. M&l represents and warrants to Customer as follows:

A. Customer Service Marks and Trademarks. M&l shall not use any of Customer’s service marks and trademarks except for the purpose of identifying the M&l DirectNet Service to Users.

B. Ownership. M&l has the right to offer the M&l DirectNet Services to Customer as provided herein; the M&l Software does not violate any patent, copyright, trademark or other proprietary right or interest of any Third Party under United States law.

C. Performance. The M&l DirectNet Services shall be performed in a professional and competent manner in accordance with the Performance Standards and otherwise in accordance with the provisions of this Agreement.

D. Year 2000. The M&l Software shall be Millennium Ready.

E. Disclaimer. THE FOREGOING WARRANTIES ARE IN LIEU OF, AND M&l DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT M&l KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, M&l DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN THE CUSTOMER WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

4.2. Customer represents and warrants to M&l as follows: It is a corporation validly existing and in good standing under the laws of the state of its incorporation. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the execution, delivery and performance of this Agreement has been duly authorized by Customer and this Agreement is enforceable in accordance with its terms against Customer. No approval, authorization or consent of any governmental or regulatory authorities is required to be obtained or made by Customer in order for Customer to enter into and perform its obligations under this Agreement. It has the right to use the domain name and the domain name does not violate any trademark or trade name owned by a Third Party.

5. COMPLIANCE WITH LAWS. Customer shall be responsible for compliance with all Applicable Law including, without limitation, compliance with error and dispute resolution procedures specified under the Electronic Funds Transfer Act of 1978 and the regulations and interpretations promulgated thereunder (including, without limitation, Regulation E of the Federal Reserve Board). While M&l shall not have any responsibility for compliance with such procedures or otherwise resolving disputes between Customer and its Users, M&l agrees to follow the procedures and to provide Customer Service and Research services described in Schedule 6.2(C) hereto in accordance with the Performance Standards. In addition, M&l has instituted and will use commercially reasonable efforts to maintain procedures to log, monitor, and investigate User inquiries which are classified by M&l, in its reasonable discretion, as “billing error notices” under Federal Regulation E, and to report results to Customer within time limits established under Federal Regulation E. M&l’s current Statement of Procedures Regarding Billing Error Notices is attached as Schedule 6.2(F) hereto, and is subject to change from time to time.

6. INDEMNIFICATION. In addition to the obligations set forth in the Agreement, the parties agree as follows:

6.1. M&I. M&l shall indemnify Customer from, defend Customer against, and pay any final judgment awarded against Customer in favor of a Third Party, resulting from any claim by a Third Party that the M&l Software or Bill Payment System infringes any patent, copyright, trademark or other third party intellectual property right under United States law.

6.2. Customer. Customer shall indemnify M&l from, defend M&l against, and pay any final judgment awarded against M&l resulting from: (a) any action or omission in breach of this Agreement by Customer, and/or any action or omission by any User, including, without limitation, (i) failure of Customer or any User to comply with Applicable Law; (ii) the inaccuracy or inadequacy of information, instructions or data provided by Customer or any User to M&l; (iii) any transactions initiated by Users; (iv) transactions effected with a lost, stolen, counterfeit or misused PIN issued to any User; (v) any Failed Payments or Reversed Payments initiated by a User; (b) content or information prepared or distributed by Customer regarding or relating to the Bill Payment Services (including, without limitation, information included in Customer’s web site, if any, or any changes thereto); (c) tortious acts or omissions by any User; (d) economic loss or damage to any User arising from the Bill Payment System’s performance or failure to perform (including, without limitation, late charges), (e) any breach of the firewall, or unauthorized access through Customer’s web site, assuming that M&l complies with its Security obligation provisions; and (f) insufficient funds in any Users DDA Account to cover bill payments initiated by such User.

© 1999, M&I Data Services	2 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

7. THIRD-PARTIES.

7.1. Subcontracting. Customer acknowledges that M&I may subcontract a portion of the M&I DirectNet Services to be provided hereunder. All M&I DirectNet Services performed by any Third-Party subcontractor of M&I shall be deemed to have been performed by M&I, and M&I shall be fully responsible to Customer for all such services performed by any Third-Party subcontractor of M&I, in accordance with the provisions of this Agreement.

7.2. Settlement of Funds. Customer understands that it is fully responsible for the availability of good funds necessary to settle the bill payment activities of its Users initiated through the use of the M&I DirectNet Services. M&I shall initiate debit ACH entries against each User’s DDA Account for bill payment activities initiated by the User.

Third-Party Products. Customer understands and agrees that M&I may use Third Party products in connection with the M&I DirectNet Services offered hereunder. These products may include firewall security, web server software and encryption software. The Third Party software used by M&I as of the Effective Date is set forth on Schedule 6.2(G) attached hereto. Customer agrees that M&I shall not have financial responsibility or legal liability to Customer in connection with the performance or non-performance or such Third Party products. The foregoing limitations shall not affect M&I’s obligation to meet the Performance Standards set forth on this Agreement.

© 1999, M&I Data Services	3 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

M&I DATA SERVICES, a division of Marshall & Ilsley Corporation (“M&I”)
4900 West Brown Deer Road
Brown Deer, WI 5223-0528

By:
Name:	Nancy Langer
Title:	SVP/General Manager Electronic Commerce

(“Customer”)

By:
Name:
Title:	EVP/CIO

© 1999, M&I Data Services	4 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(A)

DEFINITIONS

A. “ACH” shall mean automated clearing house services.

B. “Affiliate” shall mean, with respect to a party, any entity at any time Controlling, Controlled by or under common Control with, such party.

C. “Agreement” shall mean this Agreement and all Schedules attached hereto.

D. “Bill Payment System” shall mean the procedures, systems, and software M&I has developed to provide the Bill Payment Services, as set forth in the Implementation Guide.

E. “Bill Payment Services” shall mean services which enable consumers and small business customers of financial institutions to initiate bill payments from a telephone, personal computer, internet enabled television, or other access device.

F. “Billable Account” shall mean a User’s DDA account which is active and able to pay bills on the Bill Payment System. A User’s account that does not pay bills during any one month, but is still enabled to pay bills on the Bill Payment System, is considered a ‘Billable Account’.

G. “Business Day” shall mean Monday through Friday, excluding Federal banking holidays.

H. “Commencement Date” shall mean the date on which Customer shall commence implementation of the M&I DirectNet Services.

I. “CPI” shall mean the Consumer Price Index—All Items Urban less food and energy as promulgated by the United States Department of Labor (or any successor index).

J. “Customer” shall mean Customer and all Affiliates of Customer for whom M&I agrees to provide Services under this Agreement; Schedule 6.2(B) attached hereto identifies such Affiliates as of the Effective Date.

K. “Depositor” shall mean any individual or small business depositor maintaining a DDA account with Customer.

L. “Depositor Services” shall mean the services provided to Users which are the responsibility of Customer to provide, as summarized in the Implementation Guide.

M. “Depositor Services System” shall mean the procedures, systems, and software M&I has developed to coordinate the enrollment of Depositors on, and their use of, the M&I Home Banking System, as set forth in the Implementation Guide.

N. “DDA Account” shall mean a demand deposit account.

0. “Implementation Guide” shall be the documentation provided by M&I to Customer relating to the M&I DirectNet Services, as well as any updates and revisions thereto.

P. “Initial Term” shall have the meaning set forth in Section 2.1 of this Agreement.

Q. “M&I DirectNet Services” shall mean the combination of account accessibility, fund transfers, account balance inquiry and transaction summary services, as well as Bill Payment Services, all of which are identified in Schedule 6.2(C) attached hereto and described in greater detail in the Implementation Guide.

R. “M&I Home Banking System” shall mean the electronic banking and information system which enables the Customer to provide, via the Internet through Customer’s web site, the M&I DirectNet Services to its Depositors.

S. “M&I Software” shall mean the M&I proprietary software residing and operating on M&I’s computers which are part of the M&I Home Banking System.

T. “PIN” shall mean the personal identification number assigned to each User to enable such User to access and receive the M&I DirectNet Services, if such option is selected by Customer.

U. “Performance Standards” shall mean the standards set forth in Schedule 6.2( C) attached hereto.

V. “Term” shall mean the period commencing on the Effective Date and expiring on the last day of the calendar month in which the          anniversary of the Commencement Date occurs, and any extensions or renewals thereof agreed to in writing by the parties.

W. “Third Party” shall mean any person or entity other than the parties or any Affiliates of the parties.

X. “Trial” shall mean the one-month period following the Commencement Date during which the Customer fully tests the M&I DirectNet Services and finalizes the processes, procedures, employee training, and marketing programs. During the Trial, the minimum monthly fees shall be as set forth in the Fee Schedule.

Y. “User” shall mean a Depositor who is authorized by Customer to access the M&I DirectNet Services via the Internet through Customer’s web site and uses his or her assigned PIN to access and utilize the M&I Home Banking System.

Z. “User Fees” shall mean those fees and charges listed in the Fee Schedule which are assessed based on the activation and maintenance of a User and/or the User’s use of the Bill Payment Services.

AA. “User Data” means any and all data and information of any kind or nature relating to any Depositor or User submitted to or learned by M&I in connection with the M&I DirectNet Services including, but not limited to, bill payment data.

© 1999, M&I Data Services	5 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(B)

AFFILIATES

© 1999, M&I Data Services	6 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(C)

DESCRIPTION OF M&I DIRECTNET SERVICES

A	Account Accessibility

Users will be able to retrieve information regarding all deposit accounts that are linked to the Customer’s primary CIS numbers. Users can access their accounts via the Internet.

B	Bill Payments

•	M&I Bill Payment Services

i)	Payees. M&I will provide the Bill Payment Services on behalf of Customer to Users who enroll for the Bill Payment Services. Depending upon the Bill Payment Services selected by Customer, Users will be able to initiate payments, subject to any maximum payment limit established by M&I, by telephone or through a personal computer or other access device to any payee in the United States except for government or court directed payments.

ii)	Users shall be able to schedule payments up to 364 days in the future.

iii)	Users shall be able to schedule bill payments to occur on a regular basis: weekly, bi-weekly, monthly, bi-monthly, semimonthly, quarterly, semi-annually or annually.

iv)	Users shall be able to review, change, and cancel scheduled future or recurring payments

•

Back-End Processing. Each business day, M&I will consolidate all of the payments made throughout the Bill Payment System. Several editing functions check that payment information is correct before remittance is made to the appropriate payees on behalf of the Users. M&I then remits the proper funds (“Credits”) to all appropriate payees either electronically or by check if the payee is not able to accept electronic remittances. All checks will be mailed using the U. S. Postal Service, first class mail.

•

Stop Payments. Stops and reissues for check payments will be accepted by M&I beginning 5 business days after the date the User’s payment processing began on the system to the payee. In situations where it is apparent that the payment is going or has gone to the wrong address, wrong payee, etc., M&I will accept stops and reissues immediately. All requests made by Customers or Users to stop payments will incur the standard stop payment charge. All payments stopped due to M&I error’s will be at the expense of M&I. Electronic payments cannot be stopped.

•

Rejected Payments. If a payment is rejected for any reason, M&I will attempt to contact the User for resolution if necessary. If information is not provided from the User within five (5) business days, M&I will issue a credit to the User for the amount of the payment.

•

File Transfers. M&I will initiate transaction polling at least once per Business Day, or in the case of a holiday, the evening of the holiday if the holiday falls before a Business Day, to the designated sites specified by Customer or its subcontractor. M&I will notify Customer or its subcontractor of a problem with a file transfer via the method agreed upon by the parties (i.e. via page, e-mail, or telephone call).

C	Customer Service.

•	M&I will answer 95% of all bill payment service calls within one minute.

•	The customer service abandoned call rate will not exceed 5% on 80% of all incoming calls.

•	M&I Customer service will be provided as follows:

i)	Standard Customer Service: Will be available from 7:00 A.M. to 9:00 P.M. CT Monday through Friday and 8:00 A.M. to 5:00 P.M. CT Saturdays.

ii)	Premium Customer Service: Will be available twenty four hours per day, seven days per week.

•

Remote Customer Service Up Time. M&I shall provide for Remote Customer Service Database Up Time 7 Days per week, 52 weeks per year. Up time will be the 20 hours between 6:00 A.M. and 2:00 A.M. CT. This standard will be met 95% of the time.

D	Research.

•

Payment research investigations will be accepted as early as four (4) business days from the payment processing date for electronic payments and ten (10) business days from the payment processing date for payments by check. Policy is flexible depending on consumer situation, and inquiries may be taken to resolve late payment situations.

•

Standard Research Inquiries- User initiated research will be handled within three (3) business days, 90% of the time, after the initial contact to M&I Customer Service by the User. By definition, “handled” includes items brought to resolution and items that require more information from the User or Payee before they can be brought to resolution. After initial research, all payment inquiries will be entered into continuous five business day follow up in order to monitor and determine the status of the payment research. Pending status inquiries will be tracked by or on the next action date and follow up will continue until the problem is resolved. The follow-up with Users and Payees will occur on the date of next follow-up 80% of the time.

© 1999, M&I Data Services	7 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

•

Priority Research Inquiries. Service cut-off inquiries, mortgage payments and insurance payments will be handled within one business day after the initial consumer contact 90% of the time. Other research inquiries deemed priority by the financial institution’s senior management and the Customer Service management may also fall under this service schedule.

•

Resolving payment inquiries frequently requires that research be performed by the Payee involved. M&I will work with the Payee to resolve the inquiry promptly before it would refer a User back to the Payee. Proactive follow up will consist of the following:

i)	Providing the Payee with check copies, ACH or RPS transmittal confirmations, etc. as necessary for the Payee to complete their research and post the payment correctly.

ii)	Notifying Customer or the User regarding the status of the inquiry.

•	M&I must hear from the User no later than 60 days after the User receives the FIRST statement on which the problem or error is reported for the foregoing procedures to apply.

•

Payment Inquiry Rate. The ratio of inquiries requiring Payee contact initiated by Customer and/or User’s to the total number of payment transactions originated by Users shall not exceed 1.25% on a rolling three-month basis. M&I will use its best efforts to consistently keep its bill payment inquiries under 1% on a rolling three month basis.

•

Billing Timeline. M&I begins the monthly billing cycle on the third business day of the month. By the 6th (sixth) business day, advices are sent by regular mail to arrive in advance of the actual ACH debit or credit which takes place on the 15th (fifteenth) business day.

E	Funds Transfer

•	Users shall be able to designate accounts on which they may perform transfers.

•	Users shall be able to transfer funds between any of Customer’s accounts which have been set up on M&I’s Integrated Funds Management System (IFMS).

F	Transactions Summary

Users shall be able to obtain an interim statement that shall include all deposit account activity to date (up to 12 months), provided Customer or Customer’s data processing provider, provides M&I with statement information.

G	Implementation and Project Management

•	M&I will assign an Account Manager who will be responsible for deploying M&I personnel for systems implementation.

•

Implementation shall be conducted by the parties pursuant to the terms of the Implementation Guide and the Implementation Schedule together which describe and establish milestone dates for all of the steps involved in setting up, testing, and launching the agreed-upon services at Customer. It provides guidelines to help Customer establish the M&I DirectNet Service features that Customer will offer, provides points of contact at M&I, and such other information as necessary for Customer to start the implementation process, and provides a vehicle for Customer to provide to M&I the information M&I requires to implement and support the M&I DirectNet Services.

H	Account Management Services

The Account Manager will be responsible for overseeing the systems implementation process, Customer’s pilot test, launch, and ongoing service offering as set forth in the Implementation Guide and the Implementation Schedule. The Account Manager will also be responsible for M&I’s ongoing relationship with Customer and serve as the primary point of contact for Customer’s product and senior management.

I	Training Services

M&I shall provide such training services for Customer employees at M&I’s facilities in Milwaukee, Wisconsin sufficient to enable such trainees to administer for Customer the services provided by M&I and its approved subcontractor hereunder, as well as to enable such trainees to train other Customer employees in such administration. Customer shall reimburse M&I for all reasonable travel and living expenses associated with such training, pursuant to a mutually agreed to budget.

J	MIS Reports

M&I shall provide usage reports monthly to Customer to assist Customer in monitoring product performance and Performance Standards.

K	Fulfillment Services

M&I shall perform fulfillment services for Customer for such fees as are set forth in Schedule Error! Reference source not found. These services shall include at a minimum:

•

Maintaining inventory of each of Customer’s User Kit fulfillment materials (including welcome letters, User terms and conditions, and Customer branded manuals), which materials shall be updated by Customer from time to time pursuant to the terms of the Implementation Guide.

•	Collating and packaging all User Kit materials

© 1999, M&I Data Services	8 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

•	Mailing User Kit packages (postage paid for by M&I and reimbursed by Customer)

•	Creating and mailing secure passwords

•	Mailing additional material deemed appropriate by Customer, or by M&I with Customer’s reasonable approval.

© 1999, M&I Data Services	9 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(D)

DIRECTNET

FEE SCHEDULE

Implementation Fees

•	$45,000 Implementation Fee

Monthly Fees

	With Bill Payment	Without Bill Payment
Number of Users	Per user Fee	Per user Fee
1 - 5,000	$5.00	$4.00
5,001 - 10,000	$4.75	$3.75
10,001 - 25,000	$4.50	$3.50
Over 25,000	$4.25	$3.25

Includes 24X7 Customer Service Support

Bill Payment Fees

•	$ .35 Per bill payment (bill payments are not included in Monthly Minimums)

Monthly Minimum Fee

•	$ 2,500

DirectNet Demo (optional)

•	Demo run on Customer’s Web Site Server - $200 one-time set up fee

•	Demo run on M&I provided Web Site Server - $200 one-time set up fee plus $30 per month

Check Image Fee (optional)

•	$ .07 Per check image stored per month (fee is not included in Monthly Minimums)

Miscellaneous Fees (not included in Monthly Minimums)

•	$ 15.00 Return Item Fee – per occurrence (bill payment)

•	$ 15.00 Stop Payment Fee – per stop payment request (bill payment)

•	$ 2.00 Per User Kit - User kit fulfillment (optional)

•	$ 600.00 Implementation training – 2 days per student (1 required per bank implementation)

Customization and Branding (optional)

•	Customization and branding beyond standard implementation provided on a time and materials basis ($150.00 per hour).

Notes:

•	Telecommunications fees are the responsibility of the Financial Institution.

•	Prices are subject to change on an annual basis per the terms stated in the Outsourcing Agreement.

SCHEDULE 6.2(D) pricing is for the Customer identified on the signature page of this Amendment. Pricing for any additional banks added by Customer, by acquisition or through merger will be negotiated between Customer and M&I and based on the then current M&I pricing

© 1999, M&I Data Services	10 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(E)

PERFORMANCE STANDARDS

1	Debit to User Account

a.	Current Payment: M&I will debit the Settlement Account within 2 Business Days after the User submits the request for payment, or otherwise as required under the rules of the National Automated Clearing House Association.

b.	Future and Recurring Payments: M&I will debit the Settlement Account within 2 Business Days after the payment date entered.

2	M&I will remit credit to vendor (payee) the next Business Day after the User submits request for payment (as stated above for current, future and recurring). Average length of time from User payment request and posting of credit by payee is as follows:

a.	Check: 10 Business Days (subject to U.S. Postal Service)

b.	Electronic: 4 Business Days (subject to rules and performance of the electronic transmission service provider).

3	If M&I is providing Fulfillment Services for Customer, M&I will send User Kits no later than 5 Business Days after M&I receives User authorization information. Customer’s Server will be updated with User information by the day the User Kit is mailed.

4	M&I agrees that the Bill Payment System will be available for Bill Payment Services at least 98% of the time based on a system-wide average for a calendar month, excluding periods of unavailability due to a systems or applications conversion, upgrade or repair; a communications failure (communications lines) not resulting from M&I’s negligence or misconduct; or scheduled maintenance.

5	Customer Service.

a.	M&I will answer 95% of all bill payment service calls within one minute.

b.	The customer service abandoned call rate will not exceed 5% on 80% of all incoming calls.

c.	M&I customer service will be provided as follows:

Standard Customer Service: Will be available from 7:00 A.M. to 9:00 P.M. CT Monday through Friday and 8:00 A.M. to 5:00 P.M. CT Saturdays.

Premium Customer Service: Will be available twenty four hours per day, seven days per week.

d.	Remote Customer Service Up Time. M&I shall provide for Remote Customer Service Database Up Time 7 Days per week, 52 weeks per year. Up time will be the 20 hours between 6:00 A.M. and 2:00 A.M. CT. This standard will be met 95% of the time.

6	Research.

a.	Payment research investigations will be accepted as early as four (4) business days from the payment processing date for electronic payments and ten (10) business days from the payment processing date for payments by check. Policy is flexible depending on consumer situation, and inquiries may be taken to resolve late payment situations.

b.	Standard Research Inquiries– User initiated research will be handled within three (3) business days, 90% of the time, after the initial contact to M&I Customer Service by the User. By definition, “handled” includes items brought to resolution and items that require more information from the User or Payee before they can be brought to resolution. After initial research, all payment inquiries will be entered into continuous five business day follow up in order to monitor and determine the status of the payment research. Pending status inquiries will be tracked by or on the next action date and follow up will continue until the problem is resolved. The follow-up with Users and Payees will occur on the date of next follow-up 80% of the time.

c.	Priority Research Inquiries. Service cut-off inquiries, mortgage payments and insurance payments will be handled within one business day after the initial consumer contact 90% of the time. Other research inquiries deemed priority by the financial institution’s senior management and the Customer Service management may also fall under this service schedule.

d.	Resolving payment inquiries frequently requires that research be performed by the Payee involved. M&I will work with the Payee to resolve the inquiry promptly before it would refer a User back to the Payee. Proactive follow up will consist of the following:

i)	Providing the Payee with check copies, ACH or RPS transmittal confirmations, etc. as necessary for the Payee to complete their research and post the payment correctly.

ii)	Notifying Customer or the User regarding the status of the inquiry.

e.	M&I must hear from the User no later than 60 days after the User receives the FIRST statement on which the problem or error is reported for the foregoing procedures to apply.

f.	Payment Inquiry Rate. The ratio of inquiries requiring Payee contact initiated by Customer and/or User’s to the total number of payment transactions originated by Users shall not exceed 1.25% on a rolling three-month basis. M&I will use its best efforts to consistently keep its bill payment inquiries under 1% on a rolling three month basis.

g.	Billing Timeline. M&I begins the monthly billing cycle on the third business day of the month. By the 6th (sixth) business day, advices are sent by regular mail to arrive in advance of the actual ACH debit or credit which takes place on the 15th (fifteenth) business day.

© 1999, M&I Data Services	11 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(F)

M&I Statement of Procedures Regarding Billing Error Notices

Research Items and Regulation E

Federal Regulation E establishes the basic rights, liabilities and responsibilities of consumers who use electronic funds transfer services and those of “financial institutions.” It is designed to protect consumers from liability for unauthorized transfers and other billing errors by requiring “financial institutions” to follow specific procedures whenever they receive a billing error notice from a consumer.

In the context of automated bill payment services, a Regulation E billing error occurs, for example, when a payment is not, in fact, authorized by the consumer or is processed incorrectly. When a “financial institution” receives a notice of such a billing error, it must research and resolve the matter within the time periods established by Regulation E. A “financial institution” must also research and respond within specific time periods when a consumer requests documentation of a bill payment transaction.

It is recommended that financial institutions review Regulation E for a complete understanding of their responsibilities under the regulation. Regulation E applies to “financial institutions,” which is defined under the Regulation as a “bank, savings association, credit union, or any other person that directly or indirectly holds an account belonging to a consumer, or that issues an access device and agrees with a consumer to provide electronic funds transfer services” (12 CFR 202.2(i), as effective 1/1/99). Since M&I Bill Payment Services does not directly or indirectly hold accounts, or enter into agreements with consumers to provide them electronic funds transfer services, it is M&I Bill Payment Services position that it is not a “financial institution” as that term is defined under Regulation E. Therefore, although M&I Bill Payment Services will follow procedures and provide services to handle customer inquiries related to automated bill payments in a timely manner pursuant to M&I Bill Payment Services agreement with its customer, ultimate responsibility for Regulation E compliance remains with M&I Bill Payment Services customer, the financial institution.

M&I Bill payment Services does not and will not provide legal advice or opinions to financial institutions regarding Regulation E matters. However, the following is M&I Bill Payment Services internal summary of Regulation E requirements, which is used by M&I Bill Payment Services as a guide in developing procedures for responding to customer inquiries that constitute billing error notices under Regulation E, and the procedures that M&I Bill Payment Services has developed based on the Regulation E requirements. The following is provided for informational purposes only. M&I Bill Payment Services makes no warranties or representations about the accuracy or completeness of this information, and M&I Bill Payment Services will not be responsible for any actions or decisions by any financial institution based on this information.

1. REGULATION E SUMMARY

a. Types of Billing Error Notices

Generally, a billing error notice is any written or oral notice from a consumer that an automated payment is unauthorized, incorrect or erroneous and which notice (i) enables the financial institution to identify the consumer’s name and account number, (ii) indicates why the financial institution believes that an error exists, and (iii) includes, to the extent possible, the date, type, and amount of the error. A billing error notice also includes a request for documentation for a payment transaction.

Notwithstanding whether or not an inquiry would satisfy the Regulation E definition of a billing error notice, it need not be handled in accordance with Regulation E billing error resolution procedures unless the notice is received by the financial institution within 60 days of sending the first statement on which the billing error is reflected.

The Official Staff Commentary to Regulation E (as of 1/1/99) provides that “a financial institution may require the consumer to give notice only at the telephone number or address provided by the institution, provided the institution maintains reasonable procedures to refer the consumer to the specified telephone number and address if the consumer attempts to give notice to the financial institution in a different manner.”

b. Procedures and Timeframes for Resolving Regulation E Inquiries:

Regulation E provides the following time frames for responding to billing error notices.

Ten (10) business days from receipt of the billing error notice to investigate and resolve the matter;

One (1) business day after determining that an actual error occurred to resolve the error by crediting the consumer’s account;

Three (3) business days after making a determination to communicate the results back to the user.

c. Extensions:

If a billing error cannot be completely investigated and resolved to conclusion within ten business days, a financial institution may obtain additional time to investigate the matter under Regulation E under two circumstances:

Written Confirmation

A financial institution has up to forty five (45) calendar days from the date of receiving an oral billing error notice if the institution has requested that the consumer confirm the notice in writing and the consumer has failed to do so.

© 1999, M&I Data Services	12 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

Provisional Credit

If the financial institution provisionally credits the disputed funds to the consumer’s account within ten (10) business days of receiving the billing error notice, Regulation E allows the financial institution until the end of forty-five calendar days from the original receipt of the billing error notice to research and resolve the problem. The financial institution must inform the consumer of the amount and date of the provisional credit within two business days of provisionally crediting the consumer’s account and allow the consumer to have full use of the provisionally credited funds throughout the investigation period.

d. Resolution/Response

If the financial institution determines that no error occurred, the financial institution must, within the three business day time period required under Regulation E, report the results of its investigation to the consumer in a writing explaining its findings and noting the consumer’s right to receive copies of documentation relied upon by the institution in making its determination. The financial institution may reverse any provisional credit previously made to the consumer’s account, provided that the financial institution must notify the consumer of the reversal and notify the consumer that the financial institution will honor checks, drafts, similar items, and preauthorized transfers for 5 business days following the notice as if the provisional credit had not been reversed.

If a billing error is found to have occurred or cannot be resolved within the time allowed by Regulation E, the error must be corrected within the one business day period required under Regulation E, and the results must be communicated within the three business day period - including, if applicable, notice to the consumer that the provisional credit to the consumer’s account has been made final.

2. M&I BILL PAYMENT SERVICES PROCEDURES FOR THE HANDLING OF ELECTRONIC BILL PAYMENT RESEARCH REQUESTS THAT FALL WITHIN THE FRAMEWORK OF REGULATION E.

In recognition of the requirements of Regulation summarized above, M&I Bill Payment Services has instituted the following procedures for handling research requests.

The following are examples of the research requests that M&I Bill Payment Services will handle as billing error notices under Regulation E, provided the request meets the timing and content requirements of Regulation E:

1)	a user states that he/she did not schedule an electronic payment that was debited to his/her account;

2)	a user states that an electronic payment was remitted to a payee other than the payee designated by the user;

3)	a user states that an electronic payment was debited on a date that was not on or about the date designated by the user;

4)	a user states that an electronic payment was debited for an amount that was not the amount authorized by the user;

5)	a user states that an electronic payment was debited more times than the user instructed;

6)	a user states that an electronic payment was debited after the user successfully canceled the payment in accordance with the applicable terms and conditions;

7)	a user states that a fixed recurring payment was electronically debited after the ending date of the payment series instructed by the user; or,

8)	the user specifically alleges that the payment has been processed incorrectly, even if everything appears to be correct.

M&I Bill Payment Services will process these payment research requests in accordance with its normal procedures and timeframes. The majority of research request will fall into this category. Only a small percentage will fall within the scope of Regulation E.

M&I Bill Payment Services receives each such research request and logs the item on-line. It is important for financial institutions to recognize that M&I Bill Payment Services will log the request and begin to monitor response times only when the request is received by M&I Bill Payment Services, not when it is received by the financial institution. In order to ensure that M&I Bill Payment Services will process the item within Regulation E timeframes, a financial institution should, as permitted under the Official Staff Commentary to Regulation E, identify the telephone number and address specified by M&I Bill Payment Services for billing error notices in the initial disclosure statement the financial institution provides to customers. The financial institution should also maintain procedures to refer customers to this M&I Bill Payment Services number or address if the customer contacts the financial institution directly in order to ensure that the item will be processed in a manner that will enable the financial institution to satisfy Regulation E requirements.

M&I Bill Payment Services Research team will evaluate every payment research request it receives to determine if the payment was processed in error (unauthorized or processed incorrectly), or the user is specifically alleging that the payment was processed in error (incorrectly).

© 1999, M&I Data Services	13 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

If M&I Bill Payment Services determines that the research item is a billing error notice under Regulation E:

We will attempt to resolve the issue as quickly as possible. If we cannot resolve the error within eight business days of the original notification date and we have received written confirmation of the consumer’s error notice (if requested), the financial institution will be notified via telephone by the research team, of the pending research inquiry and advised that a provisional credit should be made to the user’s account. By notifying the financial institution within the eight business days we are allowing for sufficient time for the F.I. to provisionally credit the account prior to the expiration of ten business days, as required under Regulation E.

The financial institution will be responsible for provisionally crediting the consumer’s account and notifying the consumer that a provisional credit has been made to the consumer’s account in accordance with Regulation E requirements.

M&I Bill Payment Services will continue to work the research request to resolve it as quickly as possible. When the item has been resolved, whether during the initial ten business days or the extended 45 calendar day period, research will notify the financial institution of the disposition. Where the alleged billing error is an unauthorized payment, M&I Bill Payment Services will report to the financial institution its findings, but it will be the responsibility of the financial institution to decide whether or not the payment was, in fact, unauthorized based on these findings. A log will be maintained of M&I Bill Payment Services notification to the financial institution.

The financial institution will be responsible for crediting the consumer’s account for errors, and notifying the customer in accordance with Regulation E requirements of the final conclusions of the investigation. In the event M&I Bill Payment Services findings indicate that no error occurred, the financial institution will be responsible for notifying the consumer of the results of the investigation, reversing the provisional credit (if any), and notifying the consumer of the reversal, all in accordance with Regulation E requirements.

© 1999, M&I Data Services	14 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

SCHEDULE 6.2(G)

THIRD PARTY SOFTWARE

Sun Microsystems Solaris OS

Netscape Enterprise Server

Check Point FireWall-1

© 1999, M&I Data Services	15 First Midwest DirectNet Amendment to Outsourcing Agreement (7 20 99)

BANKCARD PROCESSING AMENDMENT TO OUTSOURCING AGREEMENT

THIS BANKCARD PROCESSING AMENDMENT to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this 15th day of Jan, 2000 by and between First Midwest Bancorp, Inc. (“Customer”) and M&I Data Services, a division of Marshall & Ilsley Corporation (“M&I”).

WHEREAS, effective as of July 1, 1999, Customer desires to amend the Agreement to obtain certain Merchant BankCard Services, and effective as of July 1, 2000, Customer desires to obtain certain Cardholder Bankcard Services; and

WHEREAS, M&I desires to provide said services.

NOW, THEREFORE, in consideration of the recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

1.1. Definitions. Additional defined terms of the Agreement shall have the meaning ascribed to them below:

A. “Cardholder” shall mean any person or entity for whom a Visa and/or MasterCard account is established by Customer.

B. “MasterCard” shall mean MasterCard International, Inc.

C. “Merchant” shall mean any person or entity for whom a Visa and/or MasterCard merchant account is established by Customer.

D. “Transaction” means any one of the following transactions which are initiated at a point of sale terminal location and which transaction is routed to Visa or MasterCard for authorization: sale, credit, reversal or authorization.

E. “TSYS” shall mean Total Systems Services, Inc., a Third Party provider of some of the Services hereunder.

F. “Visa” shall mean VISA U.S.A., Inc.

2.	BANKCARD PROCESSING APPLICATIONS

2.1. Bankcard Services to be Rendered. M&I agrees to provide Customer with the Cardholder and/or Merchant account services set forth on Schedule 7.1(A), attached hereto (“Bankcard Processing Services”) in accordance with the applicable User Manuals.

A. If Customer is not a duly licensed card issuing member of Visa or MasterCard, Customer shall execute applications for membership in Visa and/or MasterCard. M&I agrees to assist Customer in obtaining sponsorship by an appropriate bank, if necessary. Customer shall provide M&I with copies of its fully executed Visa and/or MasterCard membership agreements promptly after receipt by Customer.

B. Customer shall comply with the articles, bylaws, operating regulations, rules, procedures and policies of Visa and/or MasterCard, as applicable, and shall be solely responsible, as between Customer and M&I, for any claims, liabilities, lawsuits and expenses arising out of or caused by Customer’s failure to comply with the same. Customer also agrees to abide by all federal, state and local laws required for providing card services. Customer agrees to be responsible for informing M&I, by reasonable advance written notice, of any federal, state or local legal or regulatory changes that require procedural or data processing compliance.

2.2. Customer’s Ownership of Accounts; Benefits and Risks from Cardholder and Merchant Accounts. It is understood and agreed that all Cardholder and/or Merchant accounts of Customer now in existence and those added during the Term shall be the property of Customer; however, Customer shall not sell, assign, transfer or convey any of such accounts, or any rights, proceeds, claims or collateral thereunder, to any other licensee of Visa or MasterCard without either a termination of this Agreement or the prior written consent of M&I. Customer, as owner of the Cardholder and/or Merchant accounts, is entitled to all of the privileges of ownership, including all revenues generated, such as finance charges, periodic fees, interchange income, merchant service fees, and insurance and promotion commissions. Similarly, Customer is responsible for all expenses and risks of ownership. The Customer is responsible for supplying all funds required for the operation of the program, including those borrowed by Cardholders and/or Merchants and for all operating expenses and charges, whether itemized in this Agreement or not, and Customer assumes all of the risks of ownership, including, but not limited to, all credit and fraud losses and all fees, fines and costs of compliance with all federal, state and local laws and regulations. M&I shall have no liability for any losses resulting from the operation of Customer’s card program and/or merchant program; M&I’s function is that of an agent and contractor for the administration and operation of Customer’s card program.

2.3. Additional Third Party Services. Customer may desire services which are not provided by M&I, and M&I may arrange with Third Party providers to provide Customer with such services. M&I will make such arrangements between Customer and such providers merely as a courtesy and shall bear no responsibility for their performance or lack thereof.

2.4. Subcontracted Services. Certain Services are provided by M&I through subcontracts with one or more Third Party providers. Notwithstanding the disclosure to Customer that some of the Services to be provided under this Agreement are to be provided pursuant to agreements with such Third Party providers, one of which is an agreement between M&I and Total Systems, Inc. (“TSYS”) (the “TSYS

© 1999, M&I Data Services	1	First Midwest Amend 121099

Agreement”), Customer acknowledges that it has no rights under the TSYS Agreement or any other Third Party agreement as a Third Party beneficiary or otherwise and that all rights and obligations of Customer shall be governed solely by the provisions of this Agreement. Customer hereby waives any right which it may have to bring any action against any such Third Party provider of such services, or against TSYS, pursuant to the TSYS Agreement. M&I agrees that during the term of this Agreement, it will, at the request of Customer, as long as any related direct expenses are borne by Customer, pursue against such Third Parties any reasonable request specified in writing.

2.5. Customer Responsibilities.

A. Customer agrees that it is fully responsible for all acts of any of its employees and agents (other than M&I) and the conformance by such employees and agents to the requirements of this Agreement as well as the laws, rules and regulations of any governing body, including Visa and MasterCard.

B. Customer agrees to involve M&I in designing any marketing programs and materials for solicitation of prospective Cardholders or Merchants, and to do so sufficiently in advance that M&I can evaluate and prepare for any system and procedural requirements. Customer warrants to M&I that all such program material will conform to all data processing, legal and regulatory requirements.

C. As owner of all Cardholder and/or Merchant accounts, Customer shall be responsible for establishing and applying credit and other approval criteria in accordance with all governing laws, rules and regulations. Such criteria may be applied by Customer through use of computer scoring systems, manually applied guidelines or a combination of both whereby M&I or M&I’s data processing systems are utilized, in addition, M&I may assist Customer in establishing such criteria as Customer may request. However, Customer understands that it bears all responsibility for such criteria and their implementation, application, and results.

D. Customer shall settle, before the time deadlines required on a daily basis, by deposit of funds due other financial institutions for processed sales drafts, cash advance drafts and other related transactions through a settlement bank as specified by M&I from time to time. Such “Net Settlement” shall be made in accordance with Visa and/or MasterCard Operating Regulations. From the daily settlement and accounting information sent to Customer from M&I, Customer agrees that Customer is responsible for the daily maintenance and reconciliation of all accounting entries.

E. Even though M&I may provide sample forms, documents, and procedures, Customer agrees to furnish and pay for all Merchant and Cardholder forms and documents used by Customer, and Customer shall be fully responsible for the compliance of such forms, documents, and procedures with the operating requirements of M&I, Visa and MasterCard rules and operating regulations, applicable federal, state and local laws and regulations, and disclosure requirements of those or any other providers of services relative to such forms, documents, or procedures. As a part of this requirement, Customer warrants to M&I that Customer has reviewed and approved and shall continue to review and approve the form and content of documents, monthly statements, the calculation and placement of data contained thereon, and any other matter communicated to its customers as a result of the services provided in this Agreement. As a result of Customer’s regulatory responsibilities for documentation, Customer will be the repository of the originals of all such documentation for its Cardholders, Merchants, and any other requirements for whatever record retention regulations require. As part of the services provided in this Agreement, M&I may from time to time in correspondence or in manuals provided to or available to Customer provide samples of forms, documents, procedures, data processing system features and other information to assist Customer in determining some internal procedures, including certain internal and system controls, or to assist Customer in designing some forms of documentation; however, these are for example only, and M&I cannot be held responsible for their content since M&I is not legal counsel and cannot represent what forms, documents and procedures meet legal, regulatory, and procedural requirements. Customer shall be responsible for ensuring that its forms, documents or procedures and the content and use thereof meet legal, regulatory and procedural requirements.

F. All charges to Cardholders and/or Merchants will be solely determined by, and be the responsibility of, the Customer.

G. Customer shall be responsible and liable for the validity of Merchant transactions and of cash advance drafts originated through or by Customer or through or by Customer’s Merchants and/or Cardholders. Customer shall bear all losses and liabilities incurred through the fraudulent act or negligent act or financial circumstances of any Merchant or Cardholder or through any other means involving any Merchant or Cardholder of Customer.

H. Customer shall be responsible for adequately and properly training all of the Customer’s personnel with regard to procedures to be observed and the use of all system features, reports, equipment, function, and services. If Customer utilizes on-line system access features, Customer shall be responsible for delegating and controlling personnel access to the system and its data, including the proper segregation of duties and password access to system data, functions, and processes.

I. Customer understands and agrees that the card business, by its nature, carries certain risks, such as credit losses, fraud losses, counterfeit losses, and fees or fines for noncompliance with Visa, MasterCard, state, or federal regulations and that Customer is solely responsible for all such risks, losses, fees and fines. M&I will provide Customer with certain reports (some in paper form, some in microfiche form, and/or some available on-line or through some other electronic media), including management reports, that Customer must review, monitor, and act upon if Customer desires to minimize and control such risks, losses, fees and fines. Review procedures for such reports utilizing sound internal control procedures is also the responsibility of Customer, including verification of complete, proper, and duly authorized data entry of monetary and non-monetary transactions, files, and masterfiles in a timely manner. Consequently, Customer agrees to notify M&I of any data entry errors, including but no limited to any unauthorized transactions, new accounts, new files, or unauthorized amounts appearing on such reports, within thirty days of the date of each report; following such thirty day period, Customer agrees that Customer has reviewed and approved the content of each such report using proper internal control review procedures. Customer understands and agrees that since M&I retains data entry records for a limited period of time, M&I’s ability to assist Customer with research to verify any item of data entry is subject to the record retention period of M&I records as stated elsewhere in this Agreement. Customer understands and agrees that certain other functions or procedures requested by Customer must be performed by M&I on a manual or exception basis and are therefor subject to human error. Customer understands and agrees that, as the owner of its card business, it must

© 1999, M&I Data Services	2	First Midwest Amend 121099

bear all such risk of loss and liability and error as if it were providing all the services itself that are being provided by M&I. M&I does not guarantee that the work performed by it and its contractors will be one hundred percent error free or that the variables and options selected and approved by Customer with regard to data processing services will produce a result which is problem free and otherwise meets the expectations of Customer. The only responsibility M&I shall have with regard to (i) data entry errors and other similar human errors which occur in the usual course of business and (ii) unsatisfactory data processing results caused by options and variables selected or presented or approved by Customer is, respectively, to correct such error as they are discovered and to assist Customer in revising data processing options and variables to achieve a satisfactory result. The occurrence of (i) such errors in the usual course of business or (ii) unsatisfactory data processing results caused by options and variables selected or presented or approved by Customer shall not constitute a breach of contract under this Agreement and shall not otherwise expose M&I to any liability to Customer.

J. Customer agrees to provide M&I with such financial information for Customer and/or the Banks as M&I may reasonably request.

2.6. Customer Checking Account. Customer shall maintain and fund a demand deposit checking account, not requiring signature, at its location or at its designated bank on which M&I may draft for the Fees and the Expenses for which Customer is responsible pursuant to this Agreement. Customer shall provide M&I with the Transit Routing (“TR”) number and Demand Deposit Account (“DDA”) number of such Checking Account, so that M&I can submit such draft electronically through the Automated Clearing House (“ACH”) system. M&I will provide Customer with data processing system reports and/or periodic statements itemizing the basis for charges for each such draft.

2.7. M&I User Manuals. Customer may reproduce and distribute any or all of the User Manuals solely for its own internal use. Customer recognizes, however, that the User Manuals may be copyrighted, trademarked, patented, or otherwise protected by M&I. Customer will not undertake to reproduce for distribution or distribute the User Manuals to any other Third Party. Any modification made to the User Manuals by Customer for the purpose of customization is acknowledged to be solely at the risk of Customer, and M&I shall not be liable to Customer for any inaccuracies arising therefrom. The distribution of modified User Manuals is subject to the same restrictions and shall further contain an acknowledgment of M&I’s copyright and other protected proprietary interests in such User Manuals.

2.8. Payable-Through. If Customer makes available balance transfer checks and classic checks to its bankcard customers, M&I Mayville Bank (“M&I Mayville”) will be the payable-through bank for the checks. Except for liability relating to M&I’s or M&I Mayville’s gross negligence or intentional acts, Customer assumes all liability relating to acts or omissions of M&I and M&I Mayville in connection with the checks, including, without limitation, all liability relating to the duties of paying or payor banks under Regulation CC or the Uniform Commercial Code. Neither M&I nor M&I Mayville have any duty to verify the signature of any maker of such a check or to follow any other procedure with respect to the checks except to determine if sufficient funds are available to pay the checks in accordance with M&I’s usual practice for paying a cash advance. Customer agrees to indemnify and hold harmless M&I Mayville and M&I from and against any and all expenses and liability (including reasonable attorney’s fees) incurred in connection with any claim relating to the checks, liability for which is assumed by Customer, including without limitation, any claim relating to the identification of Customer as the bank by which the checks are payable, or relating to liability of a paying or payor bank or relating to M&I Mayville acting in the capacity of or being named as the pass-through bank on the checks.

3.	FEES

3.1. Fee Structure. Schedule 7.1(B) attached hereto (the “Fee Schedule”) sets forth the costs and charges to be paid by Customer for the Services. Customer agrees to pay M&I the fees specified in the Fee Schedule for the Services rendered by M&I.

4.	SERVICES FOLLOWING TERMINATION

4.1. BIN Transfer. Prior to the transfer of the Services to Customer or its designee upon the expiration of the Term of this Agreement, Customer shall inform Visa and/or MasterCard in writing (with a copy to M&I) (1) of the transfer of its Bank Identification Number (BIN) to the new processor, and (2) of the new ACH account number for billing purposes.

4.2. Confidentiality of Termination. Any form of termination notwithstanding, to protect the reputations of Customer and/or M&I, reasons for termination shall remain absolutely confidential outside of the Customer’s and/or M&l’s internal personnel except for reporting that may be required by federal law.

4.3. Direct Deposit Account. Customer shall maintain with M&I, for at least 120 days after the Effective Date of Termination, Customer’s Direct Deposit Account with M&I so as to permit M&I to settle any trailing activity which occurs prior to the Effective Date of Termination, but which is not known to M&I until some time thereafter.

4.4. Interbank Card Association Number. Prior to the transfer of the Services to Customer or its designee upon expiration or earlier termination of the Term of this Agreement, Customer shall inform MasterCard in writing (with a copy to M&I) of the transfer of its Interbank Card Association Number to the new processor following the Effective Date of Termination, as well as the new ACH account number for billing purposes.

© 1999, M&I Data Services	3	First Midwest Amend 121099

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

M&I DATA SERVICES, a division of Marshall & Ilsley Corporation (“M&I”)
4900 West Brown Deer Road Brown Deer, WI 53223-05

By:
Name:	Frank D’Angelo
Title:	SVP & GM

FIRST MIDWEST BANCORP, INC. (“Customer”)

By:
Name:	Kent Belasco
Title:	EVP/CIO

© 1999, M&I Data Services	4	First Midwest Amend 121099

Schedule 7.1(A)

BANKCARD PROCESSING SERVICES

CARDHOLDER SERVICES

CUSTOMER SERVICE

FIRST MIDWEST BANCORP, INC.

•	Forward all written correspondence to BankCard Services for processing.

•	Direct all telephone inquires to BankCard Services using the “800” phone number.

•	Option to retrieve basic account information via on-line inquiry access (custom file set up only).

•	Direct all reports of lost or stolen cards and fraudulent activity to BankCard Services via the “800” phone number (available 24 hours per day, 7 days per week).

BANKCARD SERVICES

•	Respond to customer inquiries via mail or phone (service available in English language).

•	Balance inquiries

•	Statement questions

•	Disputes

•	Finance charge calculations

•	Request copies of statements/payments

•	Closing accounts

•	Address changes

•	Card requests

•	Fee and finance charge questions

•	Provide name and address verification for merchants

•	Process Lost/Stolen reports:

•	Take lost and stolen card reports

•	Block accounts

•	Reissue card(s) when appropriate

•	List on Warning bulletin and exception/authorization file when appropriate.

•	Provide automated voice response unit for customer inquiries 24 hours per day, 7 days per week.

•	Balance inquiries

•	Available credit line

•	Last payment posted

•	Next payment/date/amount

•	Transaction history (5 last transactions)

•	Credit Balance Refund Requests

•	Duplicate Statement Requests

•	VRU Access PIN Changes

•	Monetary adjustments.

•	Nonmonetary account maintenance.

•	Handle authorization requests.

•	Card and PIN mailer requests.

•	Review credit balances.

•	Research payment problems.

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ADDITIONAL SERVICES

•	Process insurance claim forms.

•	On-line credit limit increases.

•	Foreign language calls (AT&T assistance, Bi-lingual Spanish speaking CSR’s).

•	Support of Bank specific card enhancement programs.

•	Keying new PIN for self-select PIN.

© 1999, M&I Data Services	6	First Midwest Amend 121099

FRAUD, LOST AND/OR STOLEN CARDS

FIRST MIDWEST BANCORP, INC.

•	Direct all reports of lost or stolen cards and fraudulent activity to BankCard Services via the “800” phone number (available 24 hours per day, 7 days per week).

BANKCARD SERVICES

•	Process lost/stolen cards.

•	Take lost and stolen card reports.

•	Block accounts.

•	Reissue card(s) when appropriate.

•	List on warning bulletin and exception/authorization file when appropriate.

•	Monitor for suspicious transactions as defined by Risk Management.

•	Fraudulent activity.

•	Process account transfers.

•	Handle monetary transfers and adjustments.

•	Review daily transfer transactions.

•	Request copies of potential fraud items from other bankcard processors.

•	Process chargebacks when applicable.

•	Report and monitor fraud as required by Visa and MasterCard.

•	Process fraudulent charges.

© 1999, M&I Data Services	7	First Midwest Amend 121099

COLLECTIONS

BANKCARD SERVICES

•	Monitor collection reports daily, weekly, and monthly.

•	Handle all accounts in Collection System.

•	Process deceased and divorce accounts.

•	Conduct skip tracing when necessary.

•	Initiate charge-off accounts.

•	Generate letters and notices as needed to customers.

•	Assign accounts to proper queues and maintain as needed.

•	Input all monetary entries.

•	Provide reports generated by Collection System.

© 1999, M&I Data Services	8	First Midwest Amend 121099

CARDHOLDER PAYMENTS

FIRST MIDWEST BANCORP, INC.

•	Forward all walk-in cardholder payments to lockbox for processing.

BANKCARD SERVICES

•	Post payments to cardholder accounts.

•	Maintain lockbox for payment remittance.

© 1999, M&I Data Services	9	First Midwest Amend 121099

OPERATIONS

FIRST MIDWEST BANCORP, INC.

•	Forward all maintenance and VISA Business card documentation on BCS approved forms to Operations area (follow the BCS established process).

•	Review provided cardholder maintenance reports on a regular basis and notify BCS Client Support of any issues.

BANKCARD SERVICES

•	Input maintenance for accounts

Examples:

Account Record Maintenance

Name and address changes

Close accounts

Add/delete cardholders, users, credit ratings, insurance

Risk Management/Collections

Restrict accounts, ATM access

List accounts on exception file

Stop interest/late charges

Set up fixed payment

Stop statements

Monetary Changes

Limit increase/decrease

Reverse finance charges/fees

Card/PIN Issuance

Order new card

Order PIN reminder

Override reissue

•	Maintain a film, storage, and retrieval system for documentation.

•	Generate and distribute bank reporting daily, weekly, and monthly.

© 1999, M&I Data Services	10	First Midwest Amend 121099

PRODUCT DEVELOPMENT

FIRST MIDWEST BANCORP, INC.

•	Initiate design and develop all card products.

•	Contract with other vendors and incur all expenses for program-related enhancements not included in BankCard Services’ enhancements package (see Enhancement section).

•	All state and federal compliance issues.

BANKCARD SERVICES

•	Assist bank with the development of regulations and applications.

•	Oversee all MasterCard and Visa compliance-related issues.

© 1999, M&I Data Services	11	First Midwest Amend 121099

PRODUCT ENHANCEMENTS

BANKCARD SERVICES

•	Travel, accident, credit life, and disability insurance. A complete list of product enhancements is available upon request.

•	Compliance and consulting with the MasterCard International and Visa U.S.A. operating regulations and federal legal issues.

•	Provide bankcard-processing software.

•	Provide documentation, materials, forms, and manuals for system use.

•	Provide balance transfer checks to new cardholders.

•	Provide convenience checks for cardholder use.

•	Provide “no-card” cash advance capability.

•	Provide access to national/regional ATM networks for cash advance and/or checking and savings access.

•	Provide automated payment deduction.

•	Provide automated overdraft protection advance.

© 1999, M&I Data Services	12	First Midwest Amend 121099

BANKCARD SERVICES

MERCHANT SERVICES

FIRST MIDWEST BANCORP, INC.

•	Responsible for the growth of merchant portfolio.

•	Approve or reject all applications.

•	Comply with Visa and MasterCard procedures for signing new business.

•	Process nonmonetary account maintenance.

•	Determine discount and any fees to be charges.

•	Conduct initial training and provide ongoing support for merchants.

•	Work with merchant base to automate processing.

•	Book monetary entries as appropriate.

•	Manage portfolio to maximize profitability.

•	Option to monitor and review merchant deposit reporting via on-line inquiry.

•	Call BankCard Services “800” phone number for merchant inquiries/troubleshooting and general program questions.

BANKCARD SERVICES

•	Assist bank in answering merchant inquiries.

•	Statement questions

•	Discount calculations

•	Plate/Plastic requests

•	Electronic processing

•	Process monetary adjustments.

•	Open new accounts on system and interface with Combined Terminated Merchant File (CTMF).

•	Generate monthly statement/charge advice.

•	ACH monthly merchant discount.

•	Distribute daily, weekly, and monthly merchant reports.

•	Provide updated merchant pricing disks: pro forma”.

•	Review and distribute potential fraud reports.

•	Monitor merchant qualification reporting.

•	Monitor merchant fraud reporting.

•	Send out merchant supplies and equipment.

•	Program VeriFone terminals if requested.

•	Coordinate electronic processing with third-party authorization vendors including:

•	Vital

•	Global Payment Systems

•	Provide monthly profitability summary on portfolio and individual merchant levels.

•	Conduct merchant processing seminars as well as provide system manuals.

© 1999, M&I Data Services	13	First Midwest Amend 121099

•	Provide PC software to support merchant processing.

•	PC Hub (lodging/retail)

•	PC Batch (mail/phone order)

•	PC Server

•	PC Link

•	Maintain both terminal-based and host-based electronic draft capture systems.

•	Provide merchant terminal and PC help desk (available 24 hours per day, 7 days a week via “800” phone number).

•	Provide the authorization and settlement for additional card types including:

•	American Express

•	Discover

•	Diners Club

•	Carte Blanche

•	JCB

•	En Route

•	Support checks guarantee authorizations through electronic terminals and PC’s.

•	Provide expertise in establishing Electronic Cash Register (ECR) processing for bankcards.

•	Support on-line debit processing for select regional ATM networks.

•	Provide inserting and statement messaging capabilities.

© 1999, M&I Data Services	14	First Midwest Amend 121099

Schedule 7.1(B)

FEE SCHEDULE

First Midwest Bancorp

M&I agrees to provide Customer with Merchant Services listed below at M&I’s Unit Cost plus a markup of thirteen and one-half percent (13.5%). The fees listed below are current as of the date of the signing of this Amendment and are subject to periodic adjustments. Costs may be effected by such factors as market conditions and inflation, among others.

Merchant Services	Unit Cost	Rate (13.5% Markup)
Account Support Fee	$4.8018	$5.4500
Transaction Processing	$0.1744	$0.1979
Authorization Fee	$0.0678	$0.0770

M&I is currently providing Customer with Cardholder Services under the terms and pricing of a Data Processing Services Agreement between the financial institution acquired by Customer, McHenry State Bank, and M&I Data Services dated January 1,1994. As of July 1, 2000, Customer shall obtain Cardholder Services at M&I’s Unit Cost plus a markup of thirteen and one-half percent (13.5%) under the terms and conditions of the July 1, 1999, agreement between First Midwest Bancorp, Inc. and M&I.

© 1999, M&I Data Services	15	First Midwest Amend 121099

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this      day of February, 2000, by and between First Midwest Bancorp, Inc. (“Customer”) and M&I Data Services, a division of Marshall & Ilsley Corporation (“M&I”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Customer desires to add M&I’s Web-based Business Express product to its Agreement with M&I. The terms, conditions and pricing of this product are described in the attached Exhibit A. The attached Exhibit A also includes language regarding M&l’s Business Express for Windows, which Customer will not be utilizing at this time. However, if at some time in the future Customer desires to add the Windows-based portion of Business Express, that portion will be added by way of an additional amendment addressing new fees only.

Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged in keeping with the current discount arrangement between the undersigned parties.

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

M&I SERVICES, a division of Marshall & Ilsley Corporation

By:
Name:	Michael E. Touhey
Title:	President, Electronic Commerce Group

By:
Name:	Todd C. Hutto
Title:	Vice President and General Manager
Electronic Banking Services

FIRST MIDWEST BANCORP, INC.

By:
Name:	Kent Belasco
Title:	Chief Information Officer and Executive Vice President

© 1999, M&I Data Services	1	First Midwest BE Amend 6

EXHIBIT A

BUSINESS E-BANKING SERVICES

1.	Definitions

Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Agreement. Paragraph citations herein shall refer to paragraphs within this Schedule unless otherwise noted.

Application Software Vendor (“ASV”) means a developer of software designed for use by business customers for accounting or other general business purposes which has been authorized by M&I to develop and promote versions of its software that may be used by licensees to subscribe to and access the Business E-Banking Services made available by M&I.

ASV Software means the software product developed and promoted by the ASV which may be used by end users to access the Business E-Banking Services made available by M&I.

Internet Browser shall mean software designed to locate and access Web Sites when properly installed and run on a computer with Internet access.

Internet Browser Banking Option shall mean the method of accessing the Business E-Banking Services using an Internet Browser and a computer with Internet access.

Windows Banking Option Software shall mean the M&I proprietary programs, data bases and other microcomputer-based (PC) software for Windows which, when properly installed on an End User’s personal computer, provide End User with access to the Business E-Banking Services. The Windows Banking Option Software is considered M&I Software as defined in the Agreement. The various modules of the Windows Banking Option Software are set forth in Attachment 1 hereto.

Administrative Workstation (hereinafter referred to as “Workstation”) shall mean the M&I proprietary programs, data bases and other microcomputer-based (PC) software for Windows ® which, when properly installed at the Customer’s location, enable Customer to electronically administer End User account activities (including implementation, setup, changes, electronic mail, and various reporting functions). The Workstation is considered M&I Software as defined in the Agreement.

Business E-Banking Services shall mean those services made available by M&I and described in Attachment 1 below which allow End Users to obtain access to information with respect to their accounts at the Customer and to perform certain electronic banking transactions to such accounts.

Business Hours shall have the meaning set forth in Paragraph 10.

End User shall mean a business customer of Customer which has been authorized by Customer to receive the Business E- Banking Services through Customer.

Internet is a network of interconnected computers and computer networks, each of which is administered and maintained by individual organizations and institutions.

ISP is an acronym for Internet Service Provider, which is an entity that provides access to the Internet to personal computer users.

Materials shall mean the M&I on-line and printed reference manuals and such other documentation or materials related to the Windows Banking Option Software and Business E-Banking Services as may be provided by M&I to Customer and/or End Users for use in connection with the Windows Banking Option Software and the Business E-Banking Services.

Monthly Unit Sales Minimum shall have the meaning set forth in Attachment 1.

Multi-Customer Installation shall mean a Banking entity with any one of the following conditions: (i) more than one physical location that originates (e.g., transmits) balance files to M&I; (ii) more than one physical location that is the destination for ACH files transmitted by M&I; and/or (iii) a relationship with a non-affiliated Banking entity for the re-marketing of the Windows Banking Option Software and Business E-Banking Services.

Pricing Schedule shall mean Attachment 1 hereto.

Single-Customer Installation shall mean a Banking entity with (i) one physical location that originates (e.g. transmits) balance files (containing account and detail data) to M&I and (ii) one physical location that is the destination for ACH files transmitted by M&I to a Banking entity or its designee.

© 1999, M&I Data Services	2	First Midwest BE Amend 6

System shall mean the computer hardware owned and operated by M&I at an M&I data center, which is installed there for the purpose of making the Business E-Banking Services available for Customer’s and End User’s use under this Business E-Banking Agreement.

Web Site shall mean a unique location on the World Wide Web containing web pages that can be accessed by a personal computer user through use of an Internet Browser.

World Wide Web shall mean a system of Internet servers that support documents (web pages) formatted in a language called HTML (HyperText Markup Language) that supports links to other documents as well as graphics, audio, and visual files.

2.	Business E-Banking Services

Subject to the terms and conditions set forth in the Agreement, this Schedule, and the Attachments hereto, M&I agrees to provide to Customer those Business E-Banking Services described in the Attachments hereto.

3.	Grant of License; Title; Customer’s Right to Sublicense Software; Private Labeling

A.	Subject to the terms and conditions set forth in the Agreement, this Schedule and the Attachments hereto, which are incorporated herein by reference, M&I hereby grants to Customer the following non-exclusive and non-transferable rights:

i)	The right to use the Workstation pursuant to the rules that are established by M&I as set forth in the Materials. The Workstation shall be used by Customer only in connection with the Business E-Banking Services.

ii)	The right to market the Windows Banking Option Software and Business E-Banking Services to End Users.

iii)	The right to sublicense the Windows Banking Option Software under the Customer’s name and private label to End Users who agree to the terms and conditions of the licensing agreement set forth in Attachment 2 hereto.

B.	Except for the rights granted to Customer under this Schedule, Customer shall not have any interest in the Windows Banking Option Software, the Workstation, the Business E-Banking Services or any related materials provided to Customer by M&I, which shall at all times remain the sole and absolute property of M&I. M&I shall retain all right, title and interest in and to all copyrights, trademarks, service marks, trade secrets, other proprietary rights in applicable logos, product names relating to the Windows Banking Option Software, the Workstation, the Business E-Banking Services or any related materials provided to Customer by M&I. Customer may not obscure, alter or remove any such copyright, trademark, service mark, trade secret or other proprietary notices. Except as expressly set forth in this Schedule, Customer may not assign, loan, sublicense or otherwise transfer the Windows Banking Option Software or the Administrative Workstation or any component thereof or alter, modify or adapt (or cause to be altered, modified or adapted) these computer programs; provided Customer may make copies as needed of such computer programs solely for its own backup purposes in support of its use of such computer programs.

C.	CUSTOMER MAY NOT DECOMPILE, DISASSEMBLE, REVERSE ENGINEER, OR MAKE OR DISTRIBUTE ANY OTHER FORM OF, OR ANY DERIVATIVE WORK FROM, THE WINDOWS BANKING OPTION SOFTWARE OR THE WORKSTATION.

D.	Customer may not export the Windows Banking Option Software or Administrative Workstation outside the United States of America, either directly or indirectly.

E.	M&I reserves the right to require the Customer to sign additional documents prior to providing Customer any additional services, including, but not limited to, M&I’s marketing services and the use of any of the optional modules of the Business E-Banking Services.

4.	Pricing; Invoicing; Termination for Failure to Pay

A.	Customer shall be assessed and shall pay fees for the Business E-Banking Services as set forth in this Paragraph 4. Such fees and charges shall be subject to change on an annual basis as provided under the Agreement.

B.	The initial implementation fee for Windows Banking Option Software is applicable to Single-Customer Installations only and includes the capability for the Windows Banking Option Software and demonstration diskettes to display one image/Customer logo. At Customer’s option, the right to market the Business E-Banking Services and license the Windows Banking Option Software may be extended to Multi-Customer Installations that may exist or develop as a result of mergers and/or acquisitions or Customer operational requirements. In addition to the fees set forth in Attachment 1, a Multi-Customer implementation fee will be mutually agreed to in writing between M&I and Customer.

© 1999, M&I Data Services	3	First Midwest BE Amend 6

C.	The Windows Banking Option Software per copy price set forth in Attachment 1 hereto includes the software media, documentation, packaging, PIN and password mailing, warehousing and shipment of copies of the Windows Banking Option Software by M&I to End Users at Customer’s written or electronic direction.

D.	The Web-based Option set forth in Attachment 1 hereto includes packaging, PIN and password mailing, warehousing and shipment of copies of the Starter Kits by M&I to the End Users related to the Business E-Banking Services.

5.	Equipment

Customer is responsible for providing its own equipment for the Workstation. The minimum configuration requirements of the PC equipment that Customer will need to use the Workstation and that End Users will need to use the Windows Banking Option Software is set forth in the Materials. M&I shall not be responsible for supplying any equipment to Customer or End Users related to the Business E-Banking Services.

6.	Access to Business E-Banking Services Utilizing Third-Party Accounting Software

A.	Customer agrees to participate in the promotion of the Business E-Banking Services to its business customers which are users of ASV Software as follows:

(i)	Customer will (a) work with M&I to promptly complete the implementation efforts necessary to permit End Users to access the Business E-Banking Services using the ASV Software, (b) work with M&I to promptly process enrollments by End Users who subscribe to the Business E-Banking Services using the ASV Software, and (c) communicate with and train its branch or other authorized personnel to be knowledgeable with respect to the Business E-Banking Services offered by Customer which may be accessed by End Users using the ASV Software without having to provide the End User with a copy of M&I’s proprietary Business Express software.

(ii)	Customer will not receive any compensation from the sale or licensing of the ASV Software. End Users will obtain the ASV Software through the software distribution channel(s) used by the ASV in its sole discretion.

(iii)	Upon completion of the implementation effort referenced in Paragraph (i)(a) above, Customer shall pay M&I an ASV Implementation Fee in the amount of $5,000, which is waived as part of the implementation of the interface with Intuit.

(iv)	Customer will set the retail price for the Business E-Banking Services used by its End Users, and such pricing shall apply to End Users using the Business E-Banking Services, regardless of whether they access such services through the ASV Software or other means. Usage of the Business E-Banking Services by End Users through the ASV Software shall be credited toward Customer’s attainment of any minimum monthly commitment required under the Agreement.

(v)	Customer shall pay a fulfillment kit/security letter fee to M&I in the amount of $5.00 for each End User who subscribes to receive Business E-Banking Services through the ASV Software. If the End User is also provided the Windows or Internet product options, then the fees listed in the Agreement for such product options shall also apply.

(vi)	All monthly, per transaction, and other usage fees which Customer is obligated to pay to M&I under the Agreement will be assessed for usage by End Users who access the Business E-Banking Services through the ASV Software.

B. M&I and/or the ASV may promote the ASV Software through miscellaneous marketing channels, which may include in-box promotions, mailers, web sites, and VAR networks. Customer authorizes M&I and the ASVs to include the Customer’s name on a list of financial institutions offering Business E-Banking Services which may be accessed by use of the ASV Software (provided that the ASV Software licensee has a Banking relationship with Customer), and to promote Customer’s participation in this distribution channel for the Business E-Banking Services. Customer also authorizes each ASV to add Customer’s logo, in the form of an icon, to the ASV Software for point-and-click access by end users to the Business E-Banking Services. Customer agrees that M&I and/or the ASV may use Customer’s name and logo and any name or logo used by the Customer to brand the Business E-Banking Services (a) to promote the fact that end users of the ASV Software may access data and perform transactions on their accounts with Customer as permitted through the Business E-Banking Services, and (b) to download to a Customer’s personal computer upon the Customer’s initial use of the Business E-Banking Services through the ASV Software.

© 1999, M&I Data Services	4	First Midwest BE Amend 6

C. Customer shall promote the Business E-Banking Services accessible through the ASV Software through miscellaneous marketing channels which may include mailers, in-branch materials, and web sites.

D. M&I shall record the number of End Users who subscribe to the Business E-Banking Services through the ASV Software and may report these numbers to the ASV. Customer will share with M&I comments, complaints, and/or other feedback it may receive from End Users regarding the ASV Software.

7.	Customer Service Enrollment, Software Distribution and Internet Access

A.	Customer will use the Workstation to enter in the System the names of its business customers authorized to receive the Windows Banking Option Software and Business E-Banking Services.

B.	M&I will distribute the Windows Banking Option Software to Customer’s End Users based on the customer address information that Customer enters through the Workstation. Customer address accuracy is the responsibility of Customer. M&I will produce the Windows Banking Option Software and maintain inventory based on quarterly sales projections supplied by Customer for any Customer private labeled Software.

C.	M&I may also distribute Windows Banking Option Software updates to End Users electronically or via diskette/CD-ROM. The Materials will provide instructions to End Users on installation of the Windows Banking Option Software.

D.	If the Customer has elected to utilize the Internet Browser Banking Option as an access method, any End User may utilize the Internet Browser installed on its modem-equipped personal computer to dial into an ISP and access the System through the Business E-Banking Services Web Site, whereupon the End User will be requested to provide user identification and password information. Upon validation of an End User’s response to such information request, the End User shall be allowed access to the System for the purposes of using the Business E-Banking Services. The Internet Browser Banking Option does not include, nor shall M&I be responsible to provide to Customer or End Users, the Internet Browser required to access and use the Internet Browser Banking Option. Under the Internet Browser Banking Option, a copy of the Windows Banking Option Software is not required to reside on the End User’s computer, nor will a copy be automatically provided to an End User during the enrollment process.

8.	Availability of System and Services

The System and Business E-Banking Services and any particular aspect thereof shall be available for access and use during the normal hours offered generally by M&I. In the event of an interruption or outage during such time, M&I will use reasonable efforts to restore the availability of the System and Business E-Banking Services as quickly as possible. M&I may change its general availability periods from time to time and shall give Customer at least thirty (30) days prior written notice of any changes in such hours of availability. M&I may, by written notice to Customer, make particular portions of the Business E-Banking Services available during periods other than the general availability periods described above. In such event, Customer may, at its option and subject to any additional charges applicable thereto (as set forth in the applicable notice) use the Business E-Banking Services at such other times.

© 1999, M&I Data Services	5	First Midwest BE Amend 6

9.	M&I Support

A.	M&I maintains a Customer Operations Support Group which is available to provide support and is responsible for monitoring the receipt and transmission of data files for between the Customer, or its designated data processor, and M&I. The availability of this support group consists of on-M&I-location staffing from 6:00 AM - 8:00 PM Eastern Time, Monday through Friday, excluding M&I recognized national holidays, with on-call pager support during other times. The pager support goal is to respond within thirty (30) minutes of a page. This service level is not part of the penalties, but First Midwest reserves the right to reopen if issues arise. M&I reserves the right to change these hours subject to prior notification to Customer.

B.	M&I maintains a Business E-Banking Customer Partner Help line that shall respond to Customer telephone inquiries relating to the Workstation, Windows Banking Option Software and Business E-Banking Services. M&I shall make available to Customer a toll-free telephone line for contacting such service group during the hours of 8:00 A.M. to 8:00 P.M. Eastern Time, Monday through Friday, excluding national holidays recognized by M&I (“Business Hours”). M&I reserves the right to change these hours subject to prior notification to Customer.

C.	M&I maintains a Customer Hotline that shall respond to End User telephone inquiries relating to the Windows Banking Option Software and Business E-Banking Services. M&I shall make available to Customers/End Users, a toll-free telephone line for contacting such service group during the hours of 8:00 A.M. to 8:00 P.M. Eastern Time, Monday through Friday, excluding national holidays recognized by M&I. M&I reserves the right to change these hours subject to prior notification to Customer.

10.	Performance Measures

A.	Customer will use reasonable efforts to ensure that M&I has received End User balance data and all other account information by 6:00 A.M. Eastern Time each day. If the data is not received by that time, Customer may issue an alert message to End Users alerting them of the delay via an alert feature within the Workstation. M&I shall have no responsibility to provide the Business E-Banking Services with respect to such balance data and other account information until it has been received and processed accordingly.

B.	M&I maintains various standards to measure service quality. Such standards are described in further detail in Attachment 3 hereto.

11.	Indemnification

The following shall be added to Customer’s indemnities under Section 14.2(A) of the Agreement: (a) any transactions initiated by End Users; (b) transactions effected with a lost, stolen, counterfeit or misused PIN issued to any End User; (c) any Failed Payments or Reversed Payments initiated by an End User; (d) content or information prepared or distributed by Customer regarding or relating to the Business E-Banking Services (including without limitation information included in Customer’s web site, if any, or any changes thereto); (e) tortious acts or omissions by any End User; (f) any claim of infringement by any third party with respect to any private label used by Customer to identify the Business E-Banking Services, or Customer’s trade name, trade marks, or logos; and (g) economic loss or damage to any End User arising from M&I’s performance of or failure to perform the Business E-Banking Services (including, without limitation, any late charges imposed by bill payment payees for late payment).

12.	Responsibility For Bill Payments

If Customer has elected to receive M&I’s Bill Payment Services, Customer understands that it is fully responsible for the availability of good funds necessary to settle the bill payment activities of End User’s initiated through the use of the Business E-Banking Services. M&I shall initiate debit ACH entries against each End User’s designated account for bill payment activities initiated by End Users. Customer is and shall remain solely and exclusively responsible for the entire amount of any and all Failed Payments and Reversed Payments (as those terms are defined below) initiated by any End User. For purposes of this Section 13, a “Failed Payment” is any bill payment processed for and on behalf of an End User which fails to be completed due to insufficient funds in the applicable depository account or for any other reason outside M&I’s control. A “Reversed Payment” is any bill payment processed for and on behalf of an End User which is reversed for any reason and cannot be charged back to the End User’s account due to insufficient funds or any other reason outside M&I’s control.

© 1999, M&I Data Services	6	First Midwest BE Amend 6

ATTACHMENT 1

Business E-Banking and Bill Payment Services. Fees, and Charges

1. Business E-Banking Fees and Charges

1. Implementation Fees

Web Only Implementation	See Table Below

Standard platform implementations included:

•	Web, Standard

•	Accounting Software, Standard

Standard support implementations included:

•	End User Support—Telephone and Email, Standard

•	Bank Partner Operations Support

•	Administrative Workstation—up to 5 people

Module implementations included:

•	Balance Reporting

•	Transfers

•	Stop Payment

•	Cash Disbursement, Direct Deposit, Vendor Payments (when available)

•	Wires

•	Email

•	Account Reconciliation

•	Bill Payment

	M&I COST	FMB Price
Implementation Fees - per Bank	$7,500 WAIVED	$8,475 WAIVED
(one time as part of the initial implementation)

© 1999, M&I Data Services	7	First Midwest BE Amend 6

2. Ongoing Fees

	M&I Cost		FMB Price
Monthly Unit Sales Minimum	$1,500	*	$1,500	*

For months 1 through 6, monthly minimum is waived. For months 7 and thereafter, monthly minimum is $1,500

End User Module, Platform, and Technical Support Monthly Fees (up to 3 accounts per end user per month)	$20.44		$23.09

Additional accounts per user per month	$2.65		$3.00

Transaction Fees

Cash Disbursement / Direct Deposit	$0.133/ea.		$0.15/ea.

Wire Transfer Request	$.885/ea.		$1.00/ea.

Consumer Bill Payment	$.29/ea.		$.33/ea.

Commercial Bill Payment	$.29/ea.		$.33/ea.

3. Miscellaneous Fees

	M&I Cost	FMB Price
Product Fulfillment and Upgrade Fees	$13.27/kit	$15/kit
Information Kit (includes doc, security and admin info, required for each end user)
Disk Set (Business Express disks*, required for each Windows user, may be required for version upgrades)	$13.27/kit	$15/kit

* does not include any accounting software or accounting software licenses

Reports and Special Task Fees
Fax Reports Per Page	$.44/page	$.50/page
Enable Deleted User	$17.70/user	$20/user
Restore Deleted User Data	$44.25/user	$50/user

Billing Fees

Monthly Summary Invoice	No Charge	No Charge
Detail Invoices on Paper	$.885/page	$1/page
Electronic Invoice Detail File (Auto Transmission)	$44.25/month	$50/month
Electronic Invoice Detail File (Manual Transmission)	$177/month	$200/month

© 1999, M&I Data Services	8	First Midwest BE Amend 6

4. Private Label Fees

Web—Private Label Implementation

Includes branding options, as Mom.

•	Bank Name

•	Bank Product Name

•	Bank Logo (148 x 60 pixels)

•	Bank Home Page Link

•	Background Color for Navigation Region of Web Page

•	Background Color for Legend Region of Web Page

•	Background Color for Application Region of Web Page

•	Text Color

•	Link Colors

•	Viewed Link Color

•	Active Link Color

•	Table & Register Control Colors

•	Heading Lines

•	Lighter Color for Alternating Lines

•	Darker Color for Alternating Lines

•	Ad Rotator Schedule

•	Up to 5 Ad Images (468 x 60 pixels)

•	Link to URL

•	Weight of Ad to Control Display

•	Enrollment Message Destination

•	Internet Address; or

•	Administrative Workstation

	M&I Cost	FMB Price
WEB Private Label Implementation (see above)	$8,550 one time fee	$9,660 one time fee

WEB—Private Label Maintenance	$1,327/year	$1,500/year

End User Technical Support—Private Label Implementation	$884 one time fee	$1,000 one time fee

End User Technical Support—Private Label Maintenance	$353/month	$400/month

End User Technical Support—Private Label Maintenance	$.44/FaxBack page	$.50/FaxBack page

© 1999, M&I Data Services	9	First Midwest BE Amend 6

ATTACHMENT 2

End-User (Windows Only) Software License Agreement

IMPORTANT—READ CAREFULLY. BY CLICKING THE ACCEPTANCE BUTTON OR INSTALLING THE SOFTWARE, YOU AGREE TO THE TERMS AND CONDITIONS OF THIS END-USER SOFTWARE LICENSE AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS LICENSE AGREEMENT, CLICK THE BUTTON THAT INDICATES YOU DO NOT ACCEPT THE TERMS AND DO NOT INSTALL THE SOFTWARE. IN SUCH EVENT, YOU MAY NOT USE OR COPY THE SOFTWARE, AND YOU SHOULD PROMPTLY CONTACT THE CLIENT SERVICES HELPLINE BY CALLING THE PHONE NUMBER LISTED ON THE SECURITY LETTER SENT UNDER SEPARATE COVER FROM THIS SOFTWARE, FOR INSTRUCTIONS ON THE RETURN OF THE SOFTWARE.

This End-User License Agreement (the “License Agreement”) between you (either as an individual or as an authorized representative for an entity) and M&I Data Services, a division of Marshal! & Ilsley Corporation (M&I) sets forth the terms and conditions for your use of the software product(s) (the “Software”). The Software includes computer software, any printed materials, any electronic documentation and any modifications, revisions, or enhancements received by you from M&I from time to time.

1. Grant of License. This License Agreement grants you the following rights and limitations:

You are granted a limited, nonexclusive, nontransferable license to use the Software on one (1) computer at any one time, subject to the terms of this License Agreement.

You may not assign, sell, distribute, lease, rent, sublicense, or transfer the Software or this license or disclose the Software to any other person.

You may not make copies, translations, or modifications of or to the Software, except you may make one (1) copy of the Software for backup purposes in support of your use of the Software.

You may not reverse-engineer, merge, de-compile, disassemble or attempt to discover the source code or structural framework of the Software, or sublicense, lease, rent, or assign the Software to any other person or entity.

2. Limited Warranty; Liability

M&I warrants that for a period of ninety (90) days from the date of receipt, the Software, if operated as directed, will perform substantially in accordance with the accompanying written materials and electronic documentation. M&I does not warrant, however, that your use of the Software and related services will be uninterrupted or that operation of the Software and related services will be error-free or secure.

M&I further warrants, for a period of ninety (90) days from date of receipt, that the media on which the Software is furnished is not defective and that the programs are properly recorded on such media.

M&I’s sole liability for any breach of this warranty shall be, in M&I’s sole discretion: (i) to replace your defective media or Software; or (ii) to advise you how to achieve substantially the same functionality with the Software as described in the documentation through a procedure different from that set forth in the documentation or if the above remedies are impracticable, to refund the license fee, if any, you paid for the Software. Repaired, corrected, or replaced Software and documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date (a) of delivery to you of the repaired or replaced Software, or (b) M&I advised you how to operate the Software so as to achieve substantially the same functionality described in the documentation.

© 1999, M&I Data Services	10	First Midwest BE Amend 6

If, during the warranty period, you make any modifications to the Software; or if the media is subjected to accident, abuse, or improper use; or if you violate the terms of this Agreement, then the warranty shall immediately terminate. Moreover, this warranty shall not apply if the Software is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which the Software is designed to be used as described in the documentation.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES. M&I MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTIES’ RIGHTS. EXCEPT AS EXPRESSLY STATED HEREIN, THE SOFTWARE IS PROVIDED “AS IS”. MOREOVER, IN NO EVENT WILL WARRANTIES PROVIDED BY LAW, IF ANY, APPLY UNLESS THEY ARE REQUIRED TO APPLY BY STATUTE NOTWITHSTANDING THEIR EXCLUSION BY CONTRACT. NO PARTY OTHER THAN M&I IS AUTHORIZED TO MAKE MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS LIMITED WARRANTY.

IN NO EVENT AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, INCLUDING NEGLIGENCE SHALL M&I, ITS THIRD PARTY SUPPLIERS, OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, COMPUTER FAILURE OR MALFUNCTION, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF M&I HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, M&I’S ENTIRE LIABILITY UNDER THIS AGREEMENT FOR ANY REASON AND REGARDLESS OF THE FORM OF THE CLAIM (TORT, CONTRACT, NEGLIGENCE, OR OTHERWISE) SHALL BE LIMITED TO THE REMEDIES FOR BREACH OF WARRANTY EXPRESSLY PROVIDED UNDER THIS SECTION 2.

3. Title

Title, copyrights, ownership rights, and intellectual property rights in the Software (including but not limited to any images, photographs, animation, video, text, or applications incorporated into the Software), the accompanying printed or electronic documentation, and any copies of the Software, are and shall remain with M&I, and/or the third parties from whom M&I has secured the right to use such rights, if any. The Software is licensed, not sold. The Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties.

4. Termination

Without prejudice to any other rights, M&I may terminate this Agreement upon ten (10) days prior notice if you fail to comply with any provision of this Agreement or if the service agreement between you and the financial institution through which this Software is made available is terminated for any reason. M&I will contact the financial institution and give ten (10) days to cure the breach before actual termination. You agree upon termination to destroy the Software, together with all copies and modifications, including any copy in your computer memory or on a hard disk.

5. General

This Agreement represents the complete agreement concerning the license granted hereunder and may be amended only by a writing executed by both parties. The acceptance of any purchase order placed by you is expressly made conditional on your assent to the terms and conditions set forth herein, and not those in your purchase order. The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions for this Agreement. If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by the laws of the State of Wisconsin, without regard to conflicts of law provisions. Regardless of any disclosure made by you to M&I of an ultimate destination of the Software, you will not export and/or re-export either directly or indirectly the Software without first obtaining, at your own expense, a license from the United States government, as required.

© 1999, M&I Data Services	11	First Midwest BE Amend 6

6. Access to Services

You may be able to use the Software to directly access certain services (“Services”) made available to you by the financial institution with which you maintain deposit accounts (the “Customer”). M&I is not responsible for the quality, availability, or performance of such Services in any way. The terms and conditions on which you receive such services are subject to your agreement with the Customer, if any, and you agree that M&I has no liability to you for any loss or damage arising from your use of the Services.

7. No Waiver

No waiver of any of M&I’s rights or remedies will be effective unless the waiver is in writing and signed by an authorized officer of M&I. Delay or omission on the part of M&I in exercising any right or remedy is not a waiver of the right or remedy. A The fact that M&I may waive a right or remedy on any one occasion does not affect M&I’s authority to enforce a right or remedy on any future occasion.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

© 1999, M&I Data Services	12	First Midwest BE Amend 6

ATTACHMENT 3

Performance Measurements and Standards

M&I maintains various standards for the measurement of service quality. Such standards are measured monthly on a calendar basis. The first month to be measured and reported shall be the fourth (4th) month following the date hereof. Within twenty-five (25) calendar days of the end of each month, M&I agrees to make a report available to Customer indicating M&I’s performance with respect to each of the following standards. M&I agrees to review such report with appropriate personnel of Customer on a periodic basis. M&I’s calculations of its performance with respect to each standard shall be based on data captured by its internal systems. M&I agrees to use its reasonable efforts to meet each standard set forth below.

Computer Operations

System Availability. M&I shall use reasonable efforts to make access to the System available twenty-four (24) hours per day, seven days per week; provided, however, that scheduled maintenance may occur between Saturday 10:00 PM and Sunday 1:00 PM Eastern Time. In the event of an interruption or outage during such time as the System is to be available, M&I will use its reasonable efforts to restore the availability of the System as quickly as reasonably possible. M&I shall measure the availability of the System by computing the cumulative number of minutes which the System is actually available for access, divided by the total number of minutes during this same period. This standard is expressed as a percentage of time the System is available for access, and M&I shall use its commercially reasonable efforts to assure that the System shall not be unavailable for less than two (2) hours per month. In the event Customer agrees to allow M&I to perform routine maintenance or the upgrading of computer hardware which may require the System to be off-line during the aforementioned availability times, such off-line times shall not be included in determining the attainment of this standard.

On-line Availability. M&I will ensure that its on-Oline computing facilities for System and Business E-Banking and any particular aspects thereof shall be available for the processing of Customer’s on-line transactions at a minimum of ninety nine percent (99.0%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from M&I’s communications controller. The time prescribed by Customer for each processing day for which on-line computing facilities shall be made available for each product or service is set forth below. Processing day shall mean any weekday which is not declared a holiday by the Federal Reserve Bank of Chicago. “Availability” for purposes of this paragraph shall be expressed as a percentage for each calendar month and shall be the number 100 less the ratio of (i) time period of unscheduled outages over (ii) total time prescribed less the time period of scheduled outages.

Penalties

If M&I is deficient in any standard:

M&I will pay a credit of five percent (5%) of the affected applications for the first month following receipt of notice of the deficiency.

If the deficiency continues for sixty (60) days, a credit of ten percent (10%) will be paid for the next month’s applicable invoice. If the deficiency remains for ninety (90) days or more, a credit of twenty percent (20%) will be paid for the third and each of the subsequent months of continued deficient performance thereafter.

Customer Data Processing

BAI transmission window. While the System is capable of receiving a high speed previous day balance data file (utilizing an industry standard BAI format) at any time during which the System is available, technical support staff are available starting at 6:00 AM Eastern Time each business day to monitor such processing.

BAI update processing turnaround. M&I Data Services processes the Balance Reporting data on behalf of the Customer and will use its reasonable efforts to meet the quality standard of providing data for end-user access by 8:00 a.m. EST. In the event M&I Data Services does not meet 8:00 a.m. EST, all reasonable efforts will be made to make previous day balance data available as soon as possible.

© 1999, M&I Data Services	13	First Midwest BE Amend 6

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this 31 day of March, 2000, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

A. For the purpose of clarification, the following are added to Section 1.2. Definitions, of the Agreement:

“Conversion” shall mean the transfer of data to M&l’s Systems for the purpose of processing such data for Customer by M&I, whether such transfer results from Customer’s acquisition of a new financial institution or portfolio, merger with another financial institution, or new M&I product/service requested by Customer. Conversion services provided by M&I do NOT include start-up, one-time, set-up, third-party fees and charges, or custom programming services.

“Pass-through Fees” shall mean any fee charged by a third-party and billed to Customer through M&I.

B Section III. Allowances of Schedule 8.1 to the Agreement is hereby deleted in its entirety and is replaced with the following:

“III. Allowances.

M&l agrees to provide Customer an allocation of ten thousand two hundred fifty dollars ($10,250) in each month of the term of the Agreement to be applied against specific charges as provided in this Section.

This allocation is derived by adding sixty (60) programming hours at the contract rate of one hundred twelve dollars and fifty cents ($112.50) per hour, plus the amounts of three thousand dollars ($3,000) for general expenses and five hundred dollars ($500) training expenses. The cost for the sixty (60) programming hours is built into the monthly processing fee and no additional charge shall be payable to M&I for the same. With respect to the remaining allocation specified above totaling three thousand five hundred dollars ($3,500), the “general” services charged against this allocation will be discounted twenty-five percent (25%) prior to applying any portion of this allocation. Therefore, Customer agrees to pay M&I a monthly amount of two thousand six hundred twenty-five dollars ($2,625) for these discounted services.

This allocation of $10,250 is to be applied to charges for programming and “general” services (such as training and workshop fees). No portion of the allocation may be applied to monthly processing services, new product implementation or licensing fees or to any product/service where a separately negotiated discount is applicable. Any charges for programming and general services usage in excess of this monthly amount shall be discounted twenty-five percent (25%). Pass-through or third party charges shall not be subject to any discount or credit.

M&I will provide Customer a monthly statement detailing all activity charged against this allocation. The total monthly allocation may be changed by the mutual agreement of the parties.”

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

© 1999, M&I Data Services	First Midwest Amendment 030200

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

M&I DATA SERVICES, a division of Marshall & Ilsley Corporation (“M&I”)

By:
Name:	[ILLEGIBLE]
Title:	VICE PRESIDENT

FIRST MIDWEST BANCORP, INC. (“CUSTOMER”)

By:
Name:	KENT S. BELASCO
Title:	EVP/CIO

© 1999, M&I Data Services	First Midwest Amendment 030200

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this 30 day of June 2000, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Customer desires to add the Predictive Risk Management services (“PRM Services”) to its Agreement with M&I. The description of the PRM Services are set forth on attached Exhibit A and the related fees are set forth on attached Exhibit B.

The term of this Amendment shall be in effect for a period of twelve (12) months from the date of execution of this Amendment.

Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged in keeping with the current discount arrangement between the undersigned parties.

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

M&I DATA SERVICES, a division of Marshall & Ilsley Corporation (“M&I”)

By:
Name:	Gregory T. Nurre
Title:	President Enterprise Solutions Group

By:
Name:	Frank G. D Angelo
Title:	Senior Vice President, Electronic Funds Delivery

FIRST MIDWEST BANCORP

By:
Name:	Kent Belasco
Title:	Executive Vice President

EXHIBIT A

Description of Services

PRM SERVICES

System Description

M&I Data Services’ PRM solution will be utilized for VISA/MasterCard™ debit-card transactions (PINned and non-PINned) and will be monitored by M&I’s Risk Management department.

M&I’s PRM solution utilizes neural-network technology that can help financial institutions minimize fraud by learning customer buying habits. Comparing against previous card usage keeps “false positives” to a minimum. PRM is not comparing against an institution’s general customer spending habits. This tends to cause a high level of false positives. PRM will assign a score to every transaction, with higher scores representing more suspicious transactions.

M&I’s Risk Management department will analyze current fraud trends and build rules to match the fraud trends. These rules are very dynamic and are modified frequently as the fraud environment changes. Risk Management has the capability of building rules for various transactions types, regardless of the score for the transaction. For example, a rule could be built for all transactions that occur in Japan or all automated fuel purchases in Los Angeles.

PRM monitors transactions in near realtime, within minutes of the transaction being authorized, and will not impact the customer at the point of sale. Near-realtime monitoring can help limit the number of fraudulent transactions that will post against a customer’s account. With near-realtime alerts, fraud analysts can detect fraud quickly and close suspicious accounts.

Process Description

When authorizations are routed to M&I Data Services for approval, the PRM system compares data from the current authorization with recent history completed on that card. The system assigns a score to each authorization. Based on the scoring parameters and rules established by Risk Management, certain authorizations will generate alerts that will cause the authorizations to be routed to queues for review by fraud analysts.

The fraud analysts monitor the queues and contact cardholders if they believe the activity is suspicious. The analysts contact the cardholders by using the information contained on the Cardbase Management System (CMS) 611/616 screen.

When a fraud analyst contacts a cardholder, one of the following scenarios will take place:

1.	The cardholder will confirm that the transaction(s) was valid.

© 2000, M&I Data Services	2	First Midwest Amendment PRM 060100

No action will be taken on the cardholder’s account.

2.	The cardholder will confirm that the transaction(s) was fraudulent.

The fraud analyst will hot-card the account on CMS. The analyst will list the card on MasterCard’s Stand-in file for 180 days or VISA’s Exception file until the card’s expiration date. If the suspicious activity is occurring in a foreign country, the analyst will block the appropriate foreign region(s) for 30 days. The fraud analyst will note the information on the CMS 720 screen for the financial institution to view.

The fraud analyst will advise the cardholder to initiate a dispute with their financial institution. The financial institution initiates fraud cases with the M&I’s Debit Card Services area.

3.	The cardholder cannot be reached and transactions seem suspicious.

There are several possible reasons that a cardholder cannot be reached. The cardholder may not be available or there may be missing or inaccurate telephone information on CMS. If the cardholder is not available, the fraud analyst will attempt to leave a message requesting that the cardholder contact our Risk Management department as soon as possible. If the telephone number is missing or inaccurate, the fraud analyst will proceed with the investigation

If activity is highly suspicious, the Cardbase status on the account will be changed to “warm card” (4). Deposits will be allowed on the account, but authorizations will be declined. The fraud analyst will not add the card to the VISA Exception file or the MasterCard Stand-In file. The fraud analyst will note the information on the CMS 720 screen for the financial institution to view.

Monitoring Schedule

Risk Management’s fraud analysts monitor alerts from 8 a.m. to 9 p.m. (CST) 7 days a week (these hours are subject to change). Holiday coverage hours will be determined by the M&I Risk Management department. The Risk Management department’s telephone number is 1-800-221-5920, Extension 7422.

Cardbase Reports

Financial institutions should review all of their daily exception file maintenance reports, including the Call Center report 881 (MasterCard) and 781 (VISA). The Call Center report should be reviewed to verify negative status and make reissuing decisions. The financial institution can view exception file maintenance on the card level on the CMS 716 (MasterCard) and 717 (VISA) screens.

© 2000, M&I Data Services	3	First Midwest Amendment PRM 060100

PRM Reports

Currently, there are no generated reports available specifically for PRM. As indicated previously, financial institutions should review their daily Call Center report to find information related to maintenance performed on their cardholders’ accounts. Actions that occur on cardholder accounts are also reported on the CMS 720 screen as described in the preceding section of this document.

Implementation Requirements

In order to begin the implementation process for PRM, a financial institution will need to submit a written request to their assigned account manager or an EFD Services sales representative. After a request is received, the financial institution will be assigned an EFD Conversion Representative or Product Support Representative who will schedule the implementation. The Representative will work through the process of setting up the financial institution on the PRM product.

A critical component of the implementation is the completion of an introductory conference call between the financial institution and our Risk Management department. This is the initiation of the relationship between Risk Management and the financial institution and is used to further educate the financial institution on the process.

In order to use PRM, additional cardholder information is required. The Conversion Representative or Product Support Representative will work with the financial institution to obtain necessary cardholder information. In order for the system to be most efficiently utilized, this information should be loaded on CMS before PRM can be implemented.

•

The method used to obtain the required information is dependent upon the type of relationship the financial institution has with M&I Data Services. It is critical that cardholder information is regularly maintained so that the information on CMS is accurate. Failure to maintain accurate information will increase the time it takes to contact cardholders and may increase fraud losses.

The cardholder information necessary in order to efficiently utilize PRM is as follows:

•	Business phone number

•	Home phone number

•	Mother’s maiden name

•	Date of birth

•	Social security number

•	Last Address Change date

© 2000, M&I Data Services	3	First Midwest Amendment PRM 060100

Non-CIS institutions must provide M&I with a cardholder information file containing the required data. As non-CIS institutions receive notification from their customers when this information changes, they must update the CMS 611 and 616 screen. This will provide the fraud analysts with the most current customer information.

The same information is required for CIS institutions. They are not required to send in a file, since this information is already maintained on CIS. As CIS institutions receive notification from their customers when this information changes, they must update CIS. CMS receives the updated information from CIS.

After PRM has been implemented, the financial institution’s cardholder transactions will run through PRM to build a historical reference of cardholder behavior. Fraud Analysts will begin calling cardholders on alerted transactions after the information has been loaded and the participation indicators have been set.

M&I Data Services’ PRM System Diagram

EXHIBIT B

FEES

Conversion and set up fee	$400.00
Per account	$.02
Per authorized transaction	$.005
Transaction alert fee	$.10
Case review and analysis	$2.00

© 2000, M&I Data Services	6	First Midwest Amend PRM 060100

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this 1 day of January, 2001, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement. All references in the Agreement to “M&I Data Services, a division of Marshall & Ilsley Corporation” or to “M&I” are replaced with “Metavante Corporation” or “Metavante”, respectively.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Effective as of the date of this Amendment, Customer shall no longer pay to Metavante per CPU second, rather a per account fee of $0.0075 for Data Warehouse Services. This fee will be in effect until July 1, 2002. Thereafter, for the remainder of the Term, Customer shall pay for Data Warehouse fees in accordance with the Cost-Pius scenario outlined in the Fee Schedule (Schedule 8.1) attached to the Agreement. Accounts stored in the Data Warehouse include, but are not limited to, CIS, Deposits, Loans, Card Base, Sales Partner sessions, and others as may be agreed upon by the parties.

In the event Customer’s usage of the Data Warehouse Services materially diminishes, the parties shall negotiate in good faith, a modification of the billing methodology for such Services, if appropriate.

Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged according to Metavante’s then current prices.

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

METAVANTE CORPORATION (“Metavante”)

By:
Name:	Thomas J. McBride
Title:	Sr. Vice President, Client Services

By:
Name:	Owen J. Sullivan
Title:	President, Client Development and Services

FIRST MIDWEST BANCORP, INC. (“CUSTOMER”)

By:
Name:	Kent S. Belasco
Title:	Executive Vice President and Chief Information Officer

© 2001, Metavante Corporation	1	FMW Adenda

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this 8th day of October, 2001, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement. All references in the Agreement to “M&I Data Services, a division of Marshall & Ilsley Corporation” or to “M&I” are replaced with “Metavante Corporation” or “Metavante”, respectively.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Customer desires to receive and Metavante agrees to provide certain ConnectWare Services, as more fully described on the attached Schedule A. Customer shall pay for these Services in accordance with the attached Exhibit A.

Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged according to Metavante’s then current prices.

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

METAVANTE CORPORATION (“Metavante”)

By:
Name:	Michael E. Touhey
Title:	President, Market Solutions and Products

By:
Name:	Jamie R. Geschke
Title:	Senior Vice President and General Manager Financial Technology Services

FIRST MIDWEST BANCORP, INC. (“Customer”)

By:
Name:	KENT BELASCO
Title:	EVP / CIO

By:
Name:
Title:

© 2001, Metavante Corporation	1	First Midwest TConnect Amend 091201

SCHEDULE A

CONNECTWARE

1.	Definitions. These terms are defined as follows:

Connectware	Product(s): The Connectware Programs and the Documentation.

Connectware Programs: The Connectware computer software programs and interfaces identified on Exhibit A as well as any Improvements, Enhancements, and Modifications installed on Customer’s systems.

CPU: Central Processing Unit.

Documentation: Metavante’s standard software user instructions and descriptions for the Connectware Programs, including tutorials, on-screen help, and operating procedures, as provided to Customer in printed or electronic form.

Enhancements: Any additional business functions or customizations to the Connectware Products made generally available by Metavante for a separate charge to licensers of the Connectware Products.

Improvements: All improvements, extensions, upgrades, and other changes to the Connectware Product(s) made generally available by Metavante, without a separate charge, to licensees of the Connectware Product(s) who are under a current agreement for Maintenance Services. Enhancements (as defined above) are not Improvements.

Initial Use Period: The period beginning upon the date of completion of installation of the Connectware Programs and continuing until the fifth anniversary of the installation date.

Interactive Applications: The applications provided by Customer to its banking customers using Customer’s selected front end software and the Connectware Programs.

License: The license rights granted to Customer under Section 2 of this Amendment.

Maintenance Services: Services which include distribution of Improvements and Metavante’s reasonable efforts to correct or provide “workaround” for any error which causes the Connectware Programs to fail to operate in any material respect in conformance with the Documentation, but not including efforts by Metavante to correct any malfunction or error if Metavante determines that the malfunction or error is not a defect in the Connectware Programs or that the malfunction or error is caused by Customer or is attributable to the use of the Connectware Programs with hardware or operating systems not specified in the Documentation.

Metavante Systems: The proprietary data processing systems maintained by Metavante to provide data processing services.

Messaging Services: Interactive application services described in the Documentation.

Modifications: Alterations and customizations to the Connectware Programs made by Customer or by Metavante at Customer’s request and/or according to Customer’s specifications.

Professional Services: Means (a) services provided to install or assist with the installation of a software product, or (b) services other than Maintenance Services that are provided, before or after delivery, to customize or modify a software product in accordance with the user’s specifications or requests, or services provided by Metavante in investigating and/or resolving errors and malfunctions that are not covered under Maintenance Services.

Transaction: A Transaction is carried out whenever a single piece or group of data is pulled from the Metavante host through the use of the Messaging Services.

© 2001, Metavante Corporation	2	First Midwest TConnect Amend 091201

2	License Rights.

2.1 License Grant. Metavante hereby grants to Customer a personal, nonexclusive, and nontransferable license and right to use the Connectware Products solely in connection with Customer’s Interactive Applications set forth in the applicable Documentation with the Metavante Systems and for no other purposes. Customer shall not: (a) distribute, sell, assign, transfer or sublicense the Connectware Products, or any part thereof, to any third party; (b) except as specifically set forth in this Agreement, adapt, modify, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Products or any part thereof; (c) copy the Connectware Products, in whole or in part, without including appropriate copyright notices; (d) except for providing banking services to Customer’s customers, use the Connectware Products in any manner to provide Service Bureau, time sharing, or other computer services to third parties; (e) export the Connectware Products outside the United States, either directly or indirectly; or (f) install the Connectware Programs on a different platform or interface the Connectware Programs to an application written in a different computer language other than set forth in the Documentation.

2.2 Derivative Works. Customer may use the Connectware Programs for the sole purpose of developing interfacing applications to the Metavante Systems for the purpose of accessing the Messaging Services. Customer may use agents or contractors for the purpose of developing such applications, but Customer understands and agrees that Customer’s agents and contractors shall have no rights in the Connectware Programs and shall have access to the Connectware Programs strictly in accordance with the terms and conditions of the license rights granted to Customer hereunder. Any derivative works developed by Customer or its agents and contractors from the Connectware Programs shall be the exclusive property of Metavante; provided, however, that Customer shall have a personal, nonexclusive and nontransferable license and right to use such derivative works solely in connection with Customer’s Interactive Applications.

2.3 Initial License Fee. Upon acceptance of the Connectware Programs by Customer, Customer shall pay to Metavante the Initial License Fee described in Exhibit A.

2.4 Termination. The License shall continue until the expiration or termination of the Agreement for any reason. In addition, Metavante may terminate the License effective immediately if Customer shall breach the confidentiality provisions in Section 9 below. Within 10 days of any termination of the License, Customer shall, at its own expense, return the Connectware Products to Metavante and destroy all copies thereof. The exercise of any remedy hereunder will be without prejudice to other remedies available to Metavante. The rights and obligations of the parties contained in this Section 2.4 and Sections 8 and 9 shall survive termination of the License.

3.	Delivery and Installation.

3.1 Delivery. Metavante shall deliver to Customer one copy of machine-readable object code for each of the Connectware Programs and related Connectware Documentation.

3.2 Installation. For purposes of installing the Connectware Programs, Metavante agrees to provide Customer with Professional Services subject to the terms of attached Exhibit B. Metavante shall install the Connectware Programs on the one (1) CPU identified by Customer.

3.3 Acceptance. Customer shall be deemed to have accepted the Connectware Products upon delivery.

3.4 Appointment of Coordinators. Customer and Metavante will designate one (1) person each from their respective organizations to coordinate activity with respect to the Connectware Products.

3.5 Fees. Customer shall pay Metavante for Professional Services at Metavante’s then current standard rate for such services.

4.	Ongoing Metavante Services.

4.1 Maintenance Services. Following payment of the License Fee by Customer, and subject to Metavante’s right to terminate such services hereunder, Metavante shall provide Maintenance Services for Customer.

© 2001, Metavante Corporation	3	First Midwest TConnect Amend 091201

4.2 Messaging Services. Beginning upon installation of the Connectware Programs, and subject to Metavante’s right to terminate such services hereunder, Metavante shall make the Messaging Services available to Customer.

4.3 Maintenance and Usage Fee. Customer agrees to pay to Metavante a monthly maintenance and usage fee for the services described in this Section 4.3 (“Maintenance and Usage Fee”). For the Initial Use Period, the Maintenance and Usage Fee shall be in the amount set forth on Exhibit A. Thereafter, the Maintenance and Usage Fee for each subsequent twelve (12) month period may be increased by Metavante subject to any limitations set forth in the Agreement (the “Fee Schedule”).

4.4 Termination of Services. Notwithstanding anything to the contrary in the Agreement, Customer shall use, and Metavante shall provide, the services described in this Section 4 until termination of the License for any reason, provided that (a) either party may terminate the services following the Initial Use Period upon providing sixty (60) days’ written notice of termination to the other party, and (b) Metavante may immediately terminate the services by written notice to Customer at any time in the event that Customer fails to pay Metavante any Maintenance and Usage Fee in full when due. In addition, if Metavante determines, in its reasonable discretion, that transactions initiated by Customer or its customers, agents or contractors result in problems or errors on the Metavante Systems, Metavante shall have the right to terminate Customer’s access to the Messaging Services until such problems or errors are corrected and Metavante is given reasonable assurances that such problems or errors shall not reoccur.

5. Additional Services. From time to time, Metavante may develop new Enhancements to the Connectware Programs. Metavante will make all such options available to Customer at Metavante’s standard price so long as Customer receives Maintenance Services, but such options are not included as part of Maintenance Services under this Agreement.

6. Customer Responsibilities.

6.1 Development and Performance. Customer shall be solely responsible for:

a. Developing the Interactive Applications and testing them on the Metavante Systems;

b. Performance of the Interactive Applications and resolving all system problems in a timely manner;

c. Compliance of the Interactive Applications to Metavante’s service levels of performance and system availability time frames;

d. Complying with Metavante’s security standards in insuring a secure connection to the Metavante Systems;

e. Testing application changes on Metavante’s test bank environment and complying with Metavante’s test system availability; and

f. Complying with Metavante’s change control and change certification procedures as provided to Customer by Metavante.

6.2 Indemnity. In addition to any indemnities provided under the Agreement, Customer shall indemnify Metavante from, defend Metavante against and pay any final judgment awarded against Metavante in favor of a Third Party resulting from: (a) the Interactive Applications; (b) breach of the firewall or any unauthorized access to information contained in the Interactive Applications; (c) content or information included in Customer’s Interactive Applications or web site, if any, or any changes thereto; (d) any transactions initiated by Customer or its customers; (e) transactions effected with a lost, stolen, counterfeit or misused access code or number issued to any of Customer’s customers; and (f) economic loss or damage to Customer’s customers arising from the Connectware Programs on the Messaging Services.

7. Warranties. Metavante warrants that so long as Customer is receiving the Maintenance Services, the Connectware Programs will perform in all material respects consistently with the Documentation. Metavante does not warrant that the Connectware Products will meet Customer’s requirements, that operation of the Connectware Products will be uninterrupted or

© 2001, Metavante Corporation	4	First Midwest TConnect Amend 091201

error-free, or that all errors will be corrected. Customer’s sole and exclusive remedy for a breach of this warranty shall be limited to (a) correction of defects of which Metavante receives written notice during the period of Maintenance Services (provided that Customer furnishes, at its expense, modem and voice telephone line connections suitable for remote diagnosis); or (b) if such defect cannot be corrected, to terminate this Agreement and return the Connectware Products to Metavante in return for a refund equal to depreciated value of the Connectware Programs (based on a 60 month straight line method). EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, METAVANTE MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND WITH RESPECT TO THE CONNECTWARE PROGRAMS OR THE SERVICES TO BE PROVIDED HEREUNDER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8. Intellectual Property. If notified promptly in writing of any action brought against Customer based on a claim that Customer’s use of the Connectware Programs infringes a United States patent or copyright, Metavante will defend such action (to the extent based upon such claim of infringement) at its expense and pay the costs and damages awarded in any such action, provided that Metavante shall have the sole control of defense and negotiations for settlement or compromise. If, in Metavante’s opinion, the Connectware Programs or any portion thereof may be determined in any action to infringe upon any United States patent or copyright, Metavante may, at its option and expense, replace or modify the Connectware Programs to eliminate the infringement or grant Customer a refund equal to the depreciated value of the Connectware Programs (based on a 60-month straight-line method) upon return of the same to Metavante. Metavante shall have no liability under this Section if the infringement claim is based on use of the Connectware Programs in combination with software not furnished by Metavante, or the use of the Connectware Programs which are altered or modified in any way, other than modifications made by Metavante, or the continued infringing use by Customer of the Connectware Programs after being notified thereof, or after being informed of modifications that would have avoided the alleged infringement. The foregoing shall be Customer’s exclusive remedies against Metavante for infringement claims relating to the Connectware Product(s).

9. Confidentiality. Customer hereby agrees that: (a) the Connectware Products are the confidential property of Metavante; (b) Customer shall instruct and require all of its employees and agents who have access to the same to maintain such confidentiality; (c) Customer shall exercise at least the same degree of care (but no less than reasonable care) to safeguard the confidentiality of the Connectware Products as Customer would exercise to safeguard the confidentiality of Customer’s own confidential property of equal importance; and (d) Customer shall not disclose the same, or any part or parts thereof, to any of its employees or agents except on a “need-to-know” basis. Customer shall require all nonemployees to execute the Metavante standard form of Confidentiality Agreement prior to disclosure. Customer agrees to undertake whatever action is necessary to remedy any breach of Customer’s confidentiality obligations or any other unauthorized use or disclosure of the Connectware Products by Customer, its employees or its agents. Customer further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon or contained within the Connectware Products. Customer acknowledges and agrees that the Connectware Products, including all copies, are the exclusive property of Metavante, are proprietary to Metavante, and that title and full ownership rights are reserved to and remain with Metavante.

© 2001, Metavante Corporation	5	First Midwest TConnect Amend 091201

EXHIBIT A

FEES

Connectware Programs and Fees

1a.	License. Metavante Transfer Connect software

•	Metavante TransferConnect software

•	Windows Version

•	Workstation Version 4.01 (written in C++)

To include the business functionality identified in the TransferConnect 4.01 Documentation. Additional functionality will be provided in subsequent releases if Customer continues to pay the Maintenance and Usage Fees for the Product.

Fees.

Initial License Fee	$10,000

Maint & Usage Fees (Trans)	Monthly Minimum = $500

All MBS = .0176

© 2001, Metavante Corporation	6	First Midwest TConnect Amend 091201

EXHIBIT B

Professional Services Agreement

This Agreement is entered into this day of     ,                  200  , by and between Metavante Corporation (“Metavante”) and                      (“Customer”).

In consideration of the mutual covenants described herein and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:

1. Services. Metavante agrees to provide to Customer the consulting and professional services described on the Statement of Work (“SOW”) attached to this Agreement. The exact description of the specific services to be rendered by Metavante from time to time shall be as specified on the SOWs, as defined below. The SOWs shall incorporate, and shall be specifically bound by, the terms and conditions of this Agreement.

2. Statement of Work. The SOW will be generated by Metavante and shall detail the specific services to be supplied by Metavante for any given transaction. Each SOW shall be in the form of a mutually executed letter agreement substantially in the form of SOW 1 attached hereto. Each SOW shall contain a detailed explanation of the project, the service to be performed, deliverable specifications, personnel requirements and any additional pertinent information. Customer shall be deemed to have accepted the deliverable upon demonstration by Metavante that the deliverable performs in substantial compliance with the specifications set forth in the applicable SOW.

3. Term. This Agreement shall remain in full force and effect unless terminated by either party upon at least thirty (30) days prior written notice to the other party; provided, however, that all work in progress and any SOWs executed by both parties for which work has not commenced shall be completed by Metavante unless otherwise agreed to by both parties. Notwithstanding the foregoing, either party may terminate this Agreement following a material breach by the other party that remains uncured after ten (10) days’ written notice from the non-defaulting party.

4. Fees and Payment. Customer agrees to pay Metavante for services provided and expenses incurred on the basis and at the rate specified in each SOW. Payment shall be due within twenty (20) days after the date of Metavante’s invoice. If Customer fails to make timely payment, Metavante shall have the right to cease all work on such SOW, without terminating the Agreement, until Metavante has received all past due payments.

5. Independent Contractor. Metavante and Customer are independent contractors. Neither party or any of its employees, agents or contractors shall be deemed for any purpose to be an employee or agent or contractor of the other party. Each party shall at all times act independently and at no time shall either party make any commitment or incur any charges or expenses for or on behalf of the other party, except in accordance with the terms of this Agreement.

6. Taxes. Customer shall be solely and exclusively responsible for the payment of required federal, state and local taxes arising from or relating to the services rendered hereunder, except for taxes related to the net income of Metavante and any taxes or obligations imposed upon Metavante under federal, state and local wage laws.

7. Confidentiality and Ownership.

7.1 Metavante and Customer agree to preserve the confidentiality of any and all materials and information (collectively, “Materials”) furnished by either party in connection with this Agreement. Such Materials shall include, without limitation, studies, fees and terms of this Agreement, plans, reports, surveys, analyses, and/or projections. The provisions of this Section 7.1 shall not apply to any information which: (a) is independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) is known to the receiving party prior to disclosure by the disclosing party; (c) is lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise is publicly available through no fault or breach by the receiving party.

© 2003, Metavante Corporation	7	First MidwestTConnect, Inc Amend 091201

7.2 Metavante and Customer intend and agree that Metavante shall retain title and all other ownership and proprietary rights in and to any computer code, computer programs, programming or processing procedures or techniques, methods, ideas, concepts, or know-how (“Metavante Proprietary Information”) developed by Metavante in connection with its performance of services to Customer under this Agreement. Such ownership and proprietary rights shall include, without limitation, any and all rights in and to patents, trademarks, copyrights, and trade secret rights. Metavante and Customer agree that Metavante Proprietary Information is not “work for hire” within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

8. Disclaimer of Warranty; Limitation on Liability.

8.1 Metavante warrants that all Services provided to Customer herein shall be performed in a workmanlike manner by qualified, trained personnel. Metavante MAKES NO OTHER WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT. Metavante HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.2 Metavante’s total liability under this Agreement, whether arising out of or relating to the services provided by it pursuant to the same, shall not exceed the total amount of the fees paid by Customer for the relevant SOW. This limitation of liability shall apply regardless of the cause or form of action, including without limitation, claims under breach of contract or tort. Under no circumstances shall either party be liable to the other party for lost profits or business opportunities, or any other special, indirect, consequential, punitive or incidental damages arising out of or relating to the first party’s performance, or failures in the performance, of its obligations hereunder.

9. Miscellaneous.

9.1 Notices. Any notices provided for in this Agreement shall be given in writing and transmitted by personal delivery of prepaid first-class U.S. mail or by facsimile, addressed as follows:

Metavante:	Metavante	Customer:
4900 West Brown Deer Road CAPELL Milwaukee, Wl 53224
	Attention: Beth Griffin		Attention:
	Fax No. (414)577-9364		Fax No.:

9.2 Assignment. Metavante and Customer may not assign this Agreement, or any of their rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

9.3 Force Majeure. Except for payment of sums due under this Agreement, neither party shall be deemed to be in default of any provisions of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of such party. Moreover, Metavante shall not be responsible for any failures or delays in its provision of Services hereunder to the extent caused by Customer’s failure to fulfill one or more of its responsibilities as set forth in any SOW attached to this Agreement.

9.4 Governing Law. This Agreement shall be governed, interpreted, construed, and enforced in accordance with the internal laws of the state of Wisconsin, United States of America.

9.5 Severability. If any provision, clause, or party, or the application of this Agreement is held illegal or otherwise unenforceable, the remainder of this Agreement or the application of such provision, clause, or part under other circumstances shall remain unaffected.

9.6 Legal Expenses. If any legal action is brought be either party to this Agreement against the other party regarding the subject matter hereof, the prevailing party shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable consultants’, experts’ and attorneys’ fees.

© 2001, Metavante Corporation	8	First Midwest TConnect Amend 091201

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

METAVANTE CORPORATION (“METAVANTE”)		(“CUSTOMER”)

By:		By:
Name:	Michael E. Touhey	Name:	Kent Belasco
Title:	President, Market Solutions & Products	Title:	EVP/CIO

© 2001, Metavante Corporation	9	First Midwest TConnect Amend 091201

Statement of Work No. 1

to

Professional Services Agreement between

Metavante

and

Professional Services:

As defined in the Agreement (1. Definitions).

Fees and Expenses:

Licensee shall pay to Metavante, within twenty (20) days of receipt of Metavante’s invoice, a fee for Professional Services (the “Professional Services Fee”) plus travel, lodging, and related out-of-pocket expenses incurred by Metavante in connection with the Professional Services. The Professional Services Fee will represent actual time spent by Metavante Professional Services staff at a rate of $150 per hour in 2000 or the then current rate for Customer. Five hours of professional Services will be provided to Customer free of charge for each Connectware implementation (i.e., VRU implementation, Internet Banking implementation).

© 2001, Metavante Corporation	10	First Midwest TConnect Amend 091201

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) is made as of this 28th day of November, 2001, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement. All references in the Agreement to “M&I Data Services, a division of Marshall & Ilsley Corporation” or to “M&I” are replaced with “Metavante Corporation” or “Metavante”, respectively.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

By that amendment dated February 2000, the parties added to the Agreement the Business Express Services described in Exhibit A to that amendment. Pricing for the Business Express Services was set forth in Attachment 1 to that Exhibit A.

Metavante and Customer agree that Attachment 1 of that Business Express amendment dated February 2000 is hereby replaced with Attachment 1 attached hereto.

Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged according to Metavante’s then current prices.

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

METAVANTE CORPORATION (“Metavante”)

By:
Name:	Michael E. Touhey
Title:	President, Market Solutions
By:
Name:	Todd C. Hutto
Title:	Senior Vice President and General Manager

FIRST MIDWEST BANCORP, INC (“Customer”)

By:
Name:	Stephanie R. Wise
Title:	EVP

By:
Name:
Title:

© 2001, Metavante Corporation	1	First Midwest BE Amend 100401.doc

ATTACHMENT 1

Business Internet Banking Services. Fees, and Charges

A. Additional Module Implementation Fees

The following modules must be purchased by Customer. Once purchased, a module may be added to the Micro, Small, or Midsized packages at no additional monthly User Fee.

Loans	$3,500

File Download	$2,500	Note 3

Interface to Account Analysis	$5,000	Note 3

OFX- Interface to Quickbooks	TBD	Note 3&4

Image Retrieval	TBD	Note 3&4

Credit Card	TBD	Note 3&4

Positive Pay	TBD	Note 3&4

B. Monthly End User Fees

Micro Business End User Fee	$10

Included in this fee are the following modules:

(Basic Reporting (i.e., quick balance screen with up to 4 summary fields chosen by Customer), up to 2 accts, multiple users, 500 detail records, book transfers, express transfers, stop payments, file uploads, ACH Collection & Payment, basic bill payment.)

Base monthly fee for first 500 @ $10, $8 above 500 Note 1

Small Business End User Fee	$12

Included in this fee are the following modules:

(Standard Reporting (i.e., quick balance screen with up to 6 summary fields chosen by Customer) up to 3 accts, multiple users, 1500 detail records, book transfers, Express transfers, stop payments, file uploads, basic bill payment, ACH Collection & Payment, Loan transactions). Additional accounts @ $3.00.

Base monthly fee for the first 500 @ $12, $10 above 500 Note 1&2

Midsize Business End User Fee	$30

Included in this fee are the following modules:

(Premium Reporting (i.e., quick balance screen with up to 10 summary fields chosen by Customer) up to 7 accts, multiple users, 5000 detail records, book transfers, Express transfers, stop payments, file uploads, basic bill payment, ACH Collection & Payment, Loan transactions). Additional accounts @ $3.00.

© 2001, Metavante Corporation	2	First Midwest BE Amend 100401.doc

Base monthly fee for first 75 @ $30, $25 above 75 Note 1&2

Transaction Fees
ACH Payment	$0.10
ACH Collection	$0.10
ACH Addenda Records	$0.02
Basic Bill Payment	$0.33
Loan Transactions	$0.40
Repetitive Wire	$1.00
Stop Payment	$0.50
Excess Retail Records	$0.08

Monthly Minimums
Months 1-3	$3,500
Months 4-7	$4,000
Months 8-13	$6,500
Months 14-15	$9,000
Months 16 and Beyond	$11,500

Note 1- When the bank meets the first level the monthly base fees for all customers in the category move to the lower amount. Example 500 customers @ $10 = $5000/monthly. With the five-hundred and first sale, 501 customers @$8 = $4008/monthly. All fees are plus transaction fees.

Note 2- First Midwest must purchase the Loan functionality before this function is included.

Note 3- No transaction fee from Internet Banking. Fee would come from point of origin (i.e., system creating the input).

Note 4- Development is not complete so modules are not priced yet. Assume the range of $2500 to $5000

C. Website Customization Fees

Complete Branding Option Fee

Included in this fee is the customization of the generic site (internet.ebanking-services.com) to create a complete branded site (bankname.ebanking-services.com) that contains the Customer logo and color selections.

Complete Website Branding One-Time Customization Fee	$9,660 per site
Complete Website Branding Site Hosting & Maintenance Annual Fee	$1,500 per site

D. End User Support Customization Fees

Branded Option Fee

Included in this fee is the use of a bank specific toll free, end user support number and fax back service.

© 2001, Metavante Corporation	3	First Midwest BE Amend 100401.doc

Branded End User Support Number One-Time Fee	$1,000 per number
Branded End User Support Number Monthly Fee	$400 per number

E. Fulfillment Kit Fees (per kit sent)

Complete Branding Option Fee

The branding option includes a welcome letter printed on Customer letterhead, a security letter, and additional Customer defined items.

Kit Distribution Fee	$12.00 for Welcome and Security Letter
Kit Re-Distribution Fee	$20.00
Kit Returned For Bad Address	Cost Plus 10%
International Shipments	Cost Plus 10%
Bank Letterhead	Supplied By Customer
Inventory Stocking/Mgt Fee	$1,000 per year per kit
Fulfillment Kit Change Fee	Quoted on Request
Additional Fulfillment Items Printing of Additional Items	Quoted on Request Cost Plus 10%

F. Miscellaneous Fees

Auto Electronic Invoice	$50 per month
Profile Changes	$112.50 each
End User Setup/Change (special change activity)	$50 per hour
Additional Administrative Workstations (in excess of 5)	$75 per year per user
Bill Payment Check Photocopy	$3 per check
Bill Payment NSF Returned Item Fee	$15 per item
Bill Payment Stop Payment Request	$15 per item

© 2001, Metavante Corporation	4	First Midwest BE Amend 100401.doc

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999 (the “Agreement”) and an Amendment dated October 8, 2001 (the “Amendment”) is made as of this 28th day of March, 2002, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

In addition to certain Connectware Services described on Schedule A to the Amendment, Customer desires to receive and Metavante agrees to provide additional Connectware Services, as more fully described on the attached Exhibit A-1. Customer agrees to pay for these Services in accordance with the attached Exhibit A-1.

Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged according to Metavante’s then current prices.

Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

METAVANTE CORPORATION (“Metavante”)

By:
Name:	Michael E. Touhey
Title:	President, Market Solutions

By:
Name:	James R. Geschke
Title:	Senior Vice President
Financial Technologies Solutions/Client Relationship Management

FIRST MIDWEST BANCORP, INC. (“Customer”)

By:
Name:	Kent Belasco
Title:	EVP/CIO

© 2002, Metavante Corporation	1	Connectware Addendum

EXHIBIT A-1

FEES

Connectware Programs and Fees

License, Metavante Connectware

•	Metavante’s Connectware software – FinancialConnect NT version

•	Workstation Version 4.02

To include the business functionality identified in the FinancialConnect 4.02 Documentation. Additional functionality will be provided in subsequent releases if Customer continues to pay the Maintenance and Usage Fees for the Product.

Fees.

Argo Integration 2002 ONLY

Initial License Fee for Argo Integration	$46,875

Ongoing Maintenance & Usage Fees (Transactions)	*Flat cost of $2000 all transactions

Argo Integration Jan 2003 to Jan 2005

License Fee for Argo Integration	Paid in 2002

Ongoing Maintenance & Usage Fees (Transactions)	*Flat cost of $2000 up to 125,000 transactions

*All MBS over 125,000 charged at .0139 cents and all transactions under 125,000 treated as a credit to future months

Future Vendor Integration

License for any other 3rd Party Vendor using NT version of Connectware	$0

Ongoing Maintenance & Usage Fees (Transactions)	Monthly Minimum = $500
<250K MBS = .028
251K - 500K MBS = .025
500K -1,000,000 MBS = .022
1,000,001 - 1,500,000 MBS = .019
1,500,001 - 2,000,000 MBS = .016
over 2,000,000 MBS = .013

© 2002, Metavante Corporation	2	Connectware Addendum

EXHIBIT A

Statement of Work Dated: June 26.2002

To

Attached to the Outsourcing Agreement Dated: July 11999

Between

Metavante Corporation

And

First Midwest Bank (Bank 642)

Description of Project:

One day on-site training for how to use Foxtrot with the Metavante system; and one day of off-site class preparation time.

On-site training will include:

•	Basic script witting

•	Creating sub-script routines

•	Tips for preventing “back-ups”

•	Tracking errors

•	Creating summary reports and error reports

Miscellaneous:

First Midwest will provide training room with PCs that have Foxtrot software installed and 3270 session with connection to host.

Personnel:

Consulting services will be performed by qualified consultants with extensive banking backgrounds and industry expertise who possess thorough knowledge of the Metavante business solutions. Project scheduling is based on consultant staff availability and this signed Statement of Work by First Midwest Bank.

Fees and Expenses:

The fee for this project will be $3,600,00, plus travel expenses.

Payment Terms:

Payment for these services will be made upon presentation of an invoice for the professional consulting services.

Expiration Date:

This Statement of Work and offer expires in 30 days, July 26,2002.

METAVANTE CORPORATION		FIRST MIDWEST BANK

By:		By:
Name:	Dan Shannon	Name:	Claire A. Caldini
Title:	Vice President	Title:	Senior Vice-President
Date:	7-21-02	Date:	6-28-02

© 2001, Metavante Corporation	1	SOW Foxtrot Training (BK 642).doc